     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1996


                                                       REGISTRATION NO. 333-3982


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            APS HOLDING CORPORATION
                                  A.P.S., INC.
                          AMERICAN PARTS SYSTEM, INC.
                             BIG A AUTO PARTS, INC.
                        AUTOPARTS FINANCE COMPANY, INC.
                                APS SUPPLY, INC.
                                 PRESATT, INC.
                        A.P.S. MANAGEMENT SERVICES, INC.
                                  PARTS, INC.
                      INSTALLERS' SERVICE WAREHOUSE, INC.

           (Exact name of Registrants as specified in their charter)

             DELAWARE                              5013                             76-0306940
             DELAWARE                              5013                             74-1653270
             DELAWARE                              5013                             95-2221166
             DELAWARE                              5013                             47-0469815
             DELAWARE                              5013                             76-0446426
              TEXAS                                5013                             74-1396931
             DELAWARE                              5013                             51-0001902
             DELAWARE                              5013                             74-1908966
            TENNESSEE                              5013                             62-0429926
             DELAWARE                              5013                             76-0496088
 (State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  incorporation or organization)       Classification Code Numbers)            Identification Nos.)

                   15710 JOHN F. KENNEDY BOULEVARD, SUITE 700
                           HOUSTON, TEXAS 77032-2347
                                 (713) 507-1100

  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)
                         ------------------------------

                             E. EUGENE LAUVER, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                            APS HOLDING CORPORATION
                   15710 JOHN F. KENNEDY BOULEVARD, SUITE 700
                           HOUSTON, TEXAS 77032-2347
                                 (713) 507-1100

  (Address, including zip code, and telephone number, including area code, of agent for service of process)
                         ------------------------------

                  Please address a copy of all communications to:

                           DAVID A. BRITTENHAM, ESQ.
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 909-6000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            APS HOLDING CORPORATION
                                  A.P.S., INC.
                          AMERICAN PARTS SYSTEM, INC.
                             BIG A AUTO PARTS, INC.
                        AUTOPARTS FINANCE COMPANY, INC.
                                APS SUPPLY, INC.
                                 PRESATT, INC.
                        A.P.S. MANAGEMENT SERVICES, INC.
                                  PARTS, INC.
                      INSTALLERS' SERVICE WAREHOUSE, INC.
                             CROSS REFERENCE SHEET
               PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING
                  LOCATION IN PROSPECTUS OF ITEMS OF FORM S-4


                FORM S-4 ITEM NO.                       CAPTION IN PROSPECTUS
     ----------------------------------------  ----------------------------------------
 1.  Forepart of Registration Statement and
      Outside Front Cover Page of
      Prospectus.............................  Facing Page, Outside Front Cover Page;
                                                Cross Reference Sheet; Inside Front
                                                Cover Page

 2.  Inside Front and Outside Back Cover
      Pages of Prospectus....................  Inside Front Cover Page; Table of
                                               Contents; Available Information

 3.  Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information..........  Prospectus Summary; Risk Factors;
                                               Selected Historical Consolidated
                                                Financial Information of APS Holding
                                                Corporation

 4.  Terms of the Transaction................  Prospectus Summary; The Exchange Offer;
                                                Description of the Notes; Certain
                                                Federal Tax Consequences

 5.  Pro Forma Financial Information.........  Pro Forma Combined Condensed Statement
                                                of Operations

 6.  Material Contacts with the Company Being
      Acquired...............................  Not Applicable

 7.  Additional Information Required for
      Reoffering by Persons and Parties
      Deemed to be Underwriters..............  Inside Front Cover Page; Prospectus
                                                Summary; The Exchange Offer; Plan of
                                                Distribution

 8.  Interests of Named Experts and
      Counsel................................  Not Applicable

 9.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities............................  Part II -- Indemnification of Directors
                                               and Officers

10.  Information with Respect to S-3
      Registrants............................  Incorporation of Certain Documents by
                                                Reference

11.  Incorporation of Certain Information by
      Reference..............................  Incorporation  of  Certain  Documents by
                                                Reference

                FORM S-4 ITEM NO.                       CAPTION IN PROSPECTUS
     ----------------------------------------  ----------------------------------------

12.  Information with Respect to S-2 or S-3
      Registrants............................  Not Applicable

13.  Incorporation of Certain Information by
      Reference..............................  Not Applicable

14.  Information with Respect to Registrants
      Other than S-3 or S-2 Registrants......  Not Applicable

15.  Information With Respect to S-3
      Companies..............................  Not Applicable

16.  Information with Respect to S-2 or S-3
      Companies..............................  Not Applicable

17.  Information with Respect to Companies
      Other Than S-3 or S-2 Companies........  Not Applicable

18.  Information if Proxies, Consents or
      Authorizations are to be Solicited.....  Not Applicable

19.  Information if Proxies, Consents or
      Authorizations are not to be Solicited
      or in an Exchange Offer................  Certain Relationships and Related
                                                Transactions; Incorporation of Certain
                                                Documents by Reference

20.  Indemnification of Directors and
      Officers...............................  Part II -- Indemnification of Directors
                                               and Officers

21.  Exhibits and Financial Statement
      Schedules..............................  Part II -- Exhibits and Financial
                                               Statement Schedules Index

22.  Undertakings............................  Part II -- Undertakings

PROSPECTUS


                                     [LOGO]

                                  A.P.S., INC.
                               OFFER TO EXCHANGE
                          11 7/8% SENIOR SUBORDINATED
                         NOTES DUE 2006 FOR ANY AND ALL
                       EXISTING NOTES (AS DEFINED BELOW)
                  AS DESCRIBED HEREIN, WITHDRAWAL RIGHTS WITH
                 RESPECT TO THE EXCHANGE OFFER ARE EXPECTED TO
                 EXPIRE AT THE EXPIRATION OF THE EXCHANGE OFFER
                            ------------------------


                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON JULY 18, 1996, UNLESS EXTENDED.

                           --------------------------


    A.P.S., Inc., a Delaware corporation ("APS"), hereby offers (the "Exchange Offer") upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange up to $100,000,000 aggregate principal amount of its 11 7/8% Senior Subordinated Notes Due 2006 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for a like principal amount of its outstanding 11 7/8% Senior Subordinated Notes Due 2006 (the "Existing Notes" and, together with the New Notes, the "Notes"). The Existing Notes were originally issued in a transaction that was exempt from registration under the Securities Act and since such issuance have been resold to (i) qualified institutional buyers in reliance on, and subject to the restrictions imposed pursuant to, Rule 144A under the Securities Act ("Rule 144A"), (ii) institutional investors that are "accredited investors" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, and (iii) non-U.S. persons outside the United States of America in accordance with Regulation S under the Securities Act ("Regulation S"). The terms of the New Notes are identical in all material respects to the terms of the Existing Notes that are to be exchanged therefor except that the New Notes have been registered under the Securities Act and will not bear legends restricting the transferability thereof, certain registration rights relating to the Existing Notes will terminate upon completion of the Exchange Offer, and, if the Exchange Offer is not consummated by July 23, 1996, the rate at which the Existing Notes bear interest will be 12 3/8% per annum from and including July 24, 1996 until but not including the date the Exchange Offer is consummated. See "Description of the Notes" and "Registration Rights." For federal income tax purposes, an exchange made pursuant to the Exchange Offer should not constitute a taxable exchange. See "Certain Federal Tax Consequences."



    Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission" or "SEC"), as set forth in no-action letters issued to third parties, APS believes the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of APS within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business, such holders are not engaged in and do not intend to engage in, a distribution of such Notes and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and therefore there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances.



    SEE "RISK FACTORS" ON PAGE 15 FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NEW NOTES OFFERED HEREBY.

                             ---------------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR BY  ANY STATE SECURITIES  COMMISSION NOR HAS  THE
     COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  PASSED  UPON THE
       ACCURACY OR ADEQUACY  OF THIS  PROSPECTUS. ANY  REPRESENTATION
                          TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


                 THE DATE OF THIS PROSPECTUS IS JUNE 12, 1996.

    Each holder of Existing Notes that desires to participate in the Exchange Offer, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. As described more fully herein, for a period of one year after the Expiration Date (as defined herein), APS will make this Prospectus available to any Participating Broker-Dealer (as defined herein) for use in connection with any such resale. See "The Exchange Offer" and "Plan of Distribution."


    EXCEPT AS DESCRIBED IN THE PRECEDING PARAGRAPH, THIS PROSPECTUS MAY NOT BE USED FOR AN OFFER TO RESELL, A RESALE OR ANY OTHER RETRANSFER OF NEW NOTES.


    The Exchange Offer is not conditioned upon any minimum number of Existing Notes being tendered. The Exchange Offer will expire at 5:00 p.m., New York City time, on July 18, 1996, unless extended (the "Expiration Date"). Subject to the terms and conditions of the Exchange Offer, including the reservation of certain rights by APS and the right of holders of Existing Notes to withdraw tenders prior to the acceptance thereof, Existing Notes validly tendered prior to the Expiration Date will be accepted on or promptly after the Expiration Date. New Notes to be issued in exchange for properly tendered Existing Notes will be mailed by the Exchange Agent (as defined herein) promptly after the acceptance thereof. In the event APS terminates the Exchange Offer and does not accept for exchange any Existing Notes, APS will promptly return the Existing Notes to the holders thereof. See "The Exchange Offer."


    The Notes will mature on January 15, 2006 (the "Maturity Date"). Interest on the Notes will accrue from the date of issue and will be payable on January 15 and July 15 of each year at a rate of 11 7/8% per annum, commencing July 15, 1996. The Existing Notes are, and the New Notes will be, redeemable at the option of APS at any time on or after January 15, 2001, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, up to an aggregate of 33 1/3% of the original aggregate principal amount of the Notes may be redeemed at any time prior to January 15, 1999, at the option of APS, with the proceeds of one or more public offerings by APS Holding Corporation ("Holding") of its common stock, at a redemption price of 111.875% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; PROVIDED, HOWEVER, that after giving effect to any such redemption, at least 66 2/3% of the original aggregate principal amount of the Notes remain outstanding. In the event of a Change of Control (as defined herein) occurring prior to January 15, 2001, the Notes will be subject to redemption, at the option of APS, in whole or in part, at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) the Applicable Premium (as defined herein), plus (iii) accrued and unpaid interest, if any, to the date of redemption. In the event of a Change of Control occurring at any time, holders of the Notes will also have the right to require APS to repurchase all or part of the Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. There can be no assurance that APS will have the financial resources necessary to repurchase the Notes in such circumstances. See "Description of the Notes -- Optional Redemption" and "Description of the Notes -- Change of Control."

    The Existing Notes are, and the New Notes will be, unsecured obligations of APS and subordinated in right of payment to all existing and future Senior Indebtedness of APS (as defined herein). The Existing Notes are, and the New Notes will be, guaranteed on a senior subordinated basis by Holding (the "Holding Guarantee") and each of its existing and future Restricted Subsidiaries (as defined herein) other than APS (each such guarantee, a "Restricted Subsidiary Guarantee" and each such guarantor, a "Restricted Subsidiary Guarantor"). The Holding Guarantee and Restricted Subsidiary Guarantees rank subordinate in right of payment to all existing and future Senior Indebtedness of Holding (as defined herein) and Senior Indebtedness of the Restricted Subsidiary Guarantors (as defined herein), respectively, including guarantees of the New Credit Agreement (as defined herein). The obligations of APS under the New Credit Agreement are guaranteed by Holding and certain of the subsidiaries of APS and are secured by pledges of the capital stock of APS and such subsidiaries, by security interests in substantially all of their personal property and by mortgages on certain of their owned real property.

    There has not previously been any public market for the Existing Notes or the New Notes. APS does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. See "Risk Factors -- Absence of a Public Market for the Notes." Moreover, to the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for untendered and tendered but unaccepted Existing Notes could be adversely affected.

    APS will not receive any proceeds from the Exchange Offer, but will bear certain offering expenses pursuant to the Registration Agreement, dated January 19, 1996 (the "Registration Agreement"), among APS and the original purchasers of the Existing Notes. The Exchange Offer is intended to satisfy certain of APS's obligations under the Registration Agreement, including the obligation to register the exchanged Existing Notes under the Securities Act. Upon the completion of the Exchange Offer, certain special rights under the Registration Agreement will terminate with respect to Existing Notes, and holders of New Notes will not be entitled to such rights. See "The Exchange Offer --
Termination of Certain Rights." No dealer manager is being utilized in connection with the Exchange Offer.


    This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from APS or Holding, 15710 John F. Kennedy Boulevard, Suite 700, Houston, Texas 77032-2347, Attention: Corporate Secretary (telephone: (713) 507-1100). In order to ensure timely delivery of the documents, any request should be made no later than five business days prior to the Expiration Date.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS,
INCLUDING  THE  RELATED  NOTES,  APPEARING  ELSEWHERE  IN  THIS  PROSPECTUS   OR
INCORPORATED HEREIN BY REFERENCE. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERM "COMPANY" AS USED IN THIS PROSPECTUS MEANS HOLDING AND APS AND ITS SUBSIDIARIES. THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY ARE LOCATED AT WORLD HOUSTON PLAZA, 15710 JOHN F. KENNEDY BOULEVARD, SUITE 700, HOUSTON, TEXAS 77032-2347, AND ITS TELEPHONE NUMBER IS (713) 507-1100.

                                  THE COMPANY


    The Company is a leading warehouse distributor of automotive replacement parts in the United States, supplying over 1,900 parts stores owned by independent operators ("jobbers") and approximately 325 Company-owned stores as of April 25, 1996. The Company principally serves the wholesale segment of the automotive parts aftermarket. Through the Company's network of 35 distribution centers in 30 states, the Company offers over 160,000 stock keeping units ("SKUs"), including a broad array of nationally recognized replacement parts, tools, equipment, supplies and accessories under its Big A-Registered Trademark-brand name as well as manufacturers' brands and, for a limited time through the distribution centers owned by Parts, Inc. ("PI"), under the Parts Plus-Registered Trademark- group of brand names. See " -- The Acquisition," "Risk Factors -- Realization of Benefits from the Acquisition; Integration of PI" and "Business -- Company Overview." In addition, as of April 25, 1996, the Company operated more than 250 Installers' Service Warehouses ("ISWs"), which directly serve the needs of the professional installer by stocking a select number of high demand products and emphasizing availability and quick delivery. The Company had net sales and income before interest expense and income taxes, plus depreciation and amortization ("EBITDA") of $603.7 million and $38.7 million, respectively, for the fiscal year ended January 27, 1996 and $217.6 million and $11.9 million, respectively, for the three months ended April 25, 1996. Excluding the $11.2 million asset impairment and restructuring charge recorded by the Company in the fourth quarter of fiscal 1996, the Company would have had EBITDA of $50.0 million for the fiscal year ended January 27, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" in Holding's Annual Report on Form 10-K for the fiscal year ended January 27, 1996 (the "Form 10-K"), and in Holding's Quarterly Report on Form 10-Q for the fiscal quarter ended April 25, 1996 (the "Form 10-Q"), each of which is incorporated herein by reference, and "Selected Historical Consolidated Financial Information of APS Holding Corporation."



    The Company's Big A program offers a number of benefits to the associated jobbers that participate in the program, including (i) a broad selection of product lines; (ii) brand name identity, including national advertising programs; (iii) access to flexible purchasing programs; (iv) overnight delivery of parts; and (v) a comprehensive package of services, including assistance in marketing, cataloging, inventory control, accounting, management and employee training. Approximately two-thirds of the Company's associated jobbers and Company-owned stores are located in communities with populations of less than 25,000 people. The Company believes that jobbers located in smaller communities are well suited to the Big A program because the customer base within these communities generally is not large enough to support the investment necessary to enable a jobber to obtain on its own the benefits of the Big A program. In contrast, ISWs target customers in larger metropolitan areas typically not served by the Company's associated jobbers or Company-owned stores by focusing on a select number of high demand products (typically undercar products such as chassis, suspension, steering and brake parts) and emphasizing availability and quick delivery.


                                THE ACQUISITION


    Pursuant to a purchase agreement dated as of December 5, 1995 (the "Purchase Agreement"), on January 25, 1996 (the "Acquisition Closing Date"), APS acquired all of the outstanding stock of PI, an automotive parts distributor, from GKN Parts Industries Corporation ("GKN Parts") for a cash closing purchase price of $79.7 million (the "Acquisition"), which purchase price was adjusted to

$74.9 million after the closing. As of the Acquisition Closing Date, the PI distribution network was comprised of approximately 850 parts stores owned by PI's associated jobbers and more than 125 company-owned stores operating under the Parts Plus group of marks, which were serviced through PI's 14 distribution centers. As of the Acquisition Closing Date, PI's customer base was primarily located in markets where the Company had a relatively minor presence, including Arkansas, Oklahoma, Texas, Tennessee, Kentucky, Mississippi, Alabama, West Virginia and Michigan. Based on the Company's review of PI's store base, the Company believes that, at the time of the Acquisition, there was less than a 5% overlap between the Company's and PI's associated jobbers and company-owned stores. The Company believes that opportunities exist to achieve significant ongoing purchasing and other cost savings in connection with the Acquisition, including through volume discounts from suppliers, the closure (as of the date of this Prospectus) of four of the Company's distribution centers (including two PI distribution centers) and the anticipated closure of seven additional PI distribution centers, and the consolidation of these operations into the combined companies' remaining facilities. PI had net sales and EBITDA of $224.8 million and $5.0 million, respectively, for the year ended December 31, 1995. See "Business" in the Form 10-K, which is incorporated herein by reference, and "Risk Factors -- Realization of Benefits from the Acquisition; Integration of PI," "Pro Forma Combined Condensed Statement of Operations" and the Financial Statements of PI and the related notes thereto for the year ended December 31, 1995.


                                  RISK FACTORS

    Before exchanging Existing Notes for the New Notes offered hereby, holders of Existing Notes should consider carefully the factors described in "Risk Factors" and all other information set forth in this Prospectus.

                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

REGISTRATION AGREEMENT......................  The Existing  Notes were  sold by  APS on  the
                                              Acquisition  Closing Date  to Salomon Brothers
                                              Inc and Chemical Securities Inc. (the "Initial
                                              Purchasers"), which resold the Existing  Notes
                                              to certain institutional investors in reliance
                                              on  Rule  144A  under the  Securities  Act. In
                                              connection   therewith,   APS   executed   and
                                              delivered,  for the benefit  of the holders of
                                              the Existing Notes, the Registration Agreement
                                              providing  for,   among  other   things,   the
                                              Exchange  Offer.  See "The  Exchange  Offer --
                                              General," "Registration Rights"  and "Plan  of
                                              Distribution."

THE EXCHANGE OFFER..........................  APS is offering to exchange up to $100,000,000 aggregate  principal amount  of the  New Notes
                                              for a like principal amount of Existing Notes.
                                              APS will issue the New Notes to holders on the
                                              earliest  practicable   date   following   the
                                              Expiration Date.

                                              Based  on interpretations by  the staff of the
                                              Commission, as set forth in several  no-action
                                              letters  issued to third  parties, the Company
                                              believes that the New Notes issued pursuant to
                                              the Exchange  Offer in  exchange for  Existing
                                              Notes  may be  offered for  resale, resold and
                                              otherwise transferred  by any  holder  thereof
                                              (other   than  any  such  holder  that  is  an
                                              "affiliate" of APS within the meaning of  Rule
                                              405 under the Securities Act)

                                              without  compliance with  the registration and
                                              prospectus   delivery   provisions   of    the
                                              Securities  Act, provided that  such New Notes
                                              are acquired in  the ordinary  course of  such
                                              holder's  business and that such holder is not
                                              engaged in, and does not intend to engage  in,
                                              a  distribution of  such New Notes  and has no
                                              arrangement or understanding  with any  person
                                              to participate in the distribution of such New
                                              Notes.   The  Commission,   however,  has  not
                                              considered the Exchange  Offer in the  context
                                              of  a  no-action letter  and  there can  be no
                                              assurance that  the  staff of  the  Commission
                                              would   make  a   similar  determination  with
                                              respect to the Exchange Offer as in such other
                                              circumstances.

                                              Each broker-dealer that receives New Notes for
                                              its own account in exchange for Existing Notes
                                              pursuant   to   the   Exchange   Offer    must
                                              acknowledge  that  such  Existing  Notes  were
                                              acquired by such broker-dealer as a result  of
                                              market-making   activities  or  other  trading
                                              activities  and   that  it   will  deliver   a
                                              prospectus  in connection  with any  resale of
                                              such New  Notes.  The  Letter  of  Transmittal
                                              states   that  by  so   acknowledging  and  by
                                              delivering a prospectus, a broker-dealer  will
                                              not   be  deemed  to  admit   that  it  is  an
                                              "underwriter"  within  the   meaning  of   the
                                              Securities  Act. This Prospectus, as it may be
                                              amended or supplemented from time to time, may
                                              be used by a broker-dealer for a period of one
                                              year after the  Expiration Date in  connection
                                              with resales of New Notes received in exchange
                                              for  Existing Notes where  such Existing Notes
                                              were  acquired  by  such  broker-dealer  as  a
                                              result  of  market-making activities  or other
                                              trading activities. APS has agreed that, for a
                                              period of one year after the Expiration  Date,
                                              it  will make this Prospectus available to any
                                              broker-dealer (which may  include the  Initial
                                              Purchasers)  that elects  to exchange Existing
                                              Notes, acquired  for  its  own  account  as  a
                                              result  of  market-making activities  or other
                                              trading activities, for New Notes
                                              (collectively, "Participating Broker-Dealers")
                                              for use in  connection with  any such  resale.
                                              See "Plan of Distribution."

                                              Each  holder of Existing Notes that desires to
                                              participate in the Exchange Offer, other  than
                                              a  broker-dealer, must acknowledge  that it is
                                              not engaged in, and does not intend to  engage
                                              in,  a distribution  of New  Notes and  has no
                                              arrangement or understanding to participate in
                                              a distribution of New Notes. See "The Exchange
                                              Offer" and "Plan of Distribution."

EXPIRATION DATE.............................  The Exchange Offer will  expire at 5:00  p.m.,
                                              New  York City time, on  July 18, 1996, unless
                                              the Exchange Offer is  extended by APS in  its
                                              sole   discretion,  in  which  case  the  term
                                              "Expiration Date"  means the  latest date  and
                                              time to which the Exchange Offer is extended.

ACCRUED INTEREST ON THE NEW                   Holders  of Existing  Notes that  are accepted
 NOTES AND EXISTING NOTES...................  for exchange  will  not  receive  any  accrued interest  thereon. However, each New Note will
                                              bear interest  from the  most recent  date  on
                                              which   interest   has   been   paid   on  the
                                              corresponding  Existing   Note,  or,   if   no
                                              interest has been paid, from January 25, 1996.

CONDITIONS TO THE EXCHANGE OFFER............  The  Exchange  Offer  is  subject  to  certain customary conditions, which  may be waived  by
                                              APS.  See "The Exchange  Offer -- Conditions."
                                              The Exchange Offer is not conditioned upon any
                                              minimum aggregate principal amount of Existing
                                              Notes being tendered for exchange.

WITHDRAWAL RIGHTS...........................  Subject to  the conditions  set forth  herein, tenders  of  Existing Notes  may  be withdrawn
                                              prior to 5:00 p.m., New York City time, on the
                                              Expiration Date.  See "The  Exchange Offer  --
                                              Withdrawal Rights."

ACCEPTANCE OF EXISTING NOTES                  Subject  to  the terms  and conditions  of the
 AND DELIVERY OF NEW NOTES..................  Exchange Offer, including  the reservation  of certain  rights  by APS,  APS will  accept for
                                              exchange any and all  Existing Notes that  are
                                              properly  tendered in the  Exchange Offer, and
                                              not withdrawn, prior  to 5:00  p.m., New  York
                                              City  time, on the Expiration Date. Subject to
                                              such  terms  and  conditions,  the  New  Notes
                                              issued  pursuant to the Exchange Offer will be
                                              delivered on  the  earliest  practicable  date
                                              following  the  Expiration Date.  Any Existing
                                              Notes not accepted for exchange for any reason
                                              will be returned without cost to the tendering
                                              holder thereof promptly  after the  Expiration
                                              Date. See "The Exchange Offer -- Acceptance of
                                              Tenders."

CERTAIN FEDERAL INCOME TAX                    For  federal income tax purposes, the exchange
 CONSEQUENCES...............................  of an Existing Note for a New Note should  not constitute  a taxable exchange  by its holder.
                                              Accordingly, the holders should not  recognize
                                              any  taxable gain or  loss upon such exchange.
                                              See "Certain Federal Tax Consequences."

UNTENDERED EXISTING NOTES...................  Holders of Existing  Notes who  do not  tender their  Existing Notes in the Exchange Offer or
                                              whose Existing  Notes  are  not  accepted  for
                                              exchange  will continue to  hold such Existing
                                              Notes and will be  entitled to all the  rights
                                              and preferences and will

                                              be   subject  to  the  limitations  applicable
                                              thereto  under  the   Indenture  (as   defined
                                              herein),   except   for   any   such   rights,
                                              preferences or  limitations  which,  by  their
                                              terms, terminate or cease to be effective as a
                                              result  of this Exchange Offer. All untendered
                                              and tendered  but  unaccepted  Existing  Notes
                                              will   continue  to  be   subject  to  certain
                                              restrictions on transfer provided therein. See
                                              "Risk Factors -- Restrictions on Transfer." To
                                              the extent  that Existing  Notes are  tendered
                                              and   accepted  in  the  Exchange  Offer,  the
                                              trading market,  if  any, for  untendered  and
                                              tendered  but unaccepted  Existing Notes could
                                              be adversely  affected. See  "Risk Factors  --
                                              Absence  of a Public Market for the Notes" and
                                              "The Exchange Offer -- Certain Effects of  the
                                              Exchange Offer."

BROKER-DEALERS..............................  Each broker-dealer that receives New Notes for its  own  account  in  exchange  for  Existing
                                              Notes, where such Existing Notes were acquired
                                              by  such   broker-dealer   as  a   result   of
                                              market-making   activities  or  other  trading
                                              activities,  must  acknowledge  that  it  will
                                              deliver  a prospectus  in connection  with any
                                              resale  of  such  New  Notes.  See  "Plan   of
                                              Distribution."

EXCHANGE AGENT/TRUSTEE......................  The  Bank of  New York is  serving as Exchange
                                              Agent (the  "Exchange  Agent")  in  connection
                                              with  the Exchange Offer  and as Trustee under
                                              the Indenture.


                       SUMMARY OF TERMS OF THE NEW NOTES

    The terms of the New Notes and the Existing Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Existing Notes and except that, if the Exchange Offer is not consummated by July 23, 1996, the rate at which the Existing Notes bear interest will be 12 3/8% per annum from and including July 24, 1996 until but excluding the date of consummation of the Exchange Offer.

NEW NOTES...................................  Up  to  $100  million  in  aggregate principal amount of  APS's 11  7/8% Senior  Subordinated
                                              Notes  Due  2006, which  have  been registered
                                              under the Securities Act.

MATURITY DATE...............................  January 15, 2006.

INTEREST PAYMENT DATES......................  January 15 and  July 15,  commencing July  15,
                                              1996.

NOTE GUARANTEES.............................  The   New   Notes   will   be  unconditionally
                                              guaranteed on a  senior subordinated basis  by
                                              Holding  under  the Holding  Guarantee  and by
                                              each of  the  existing and  future  Restricted
                                              Subsidiary  Guarantors  under  the  Restricted
                                              Subsidiary Guarantees. See "Description of the
                                              Notes -- Note Guarantees."

SUBORDINATION OF NEW NOTES..................  The New Notes will be subordinated in right of payment to  all  existing  and  future  Senior
                                              Indebtedness  of  APS. As  of April  25, 1996,
                                              assuming the full availability and  incurrence
                                              by  APS of all  borrowings available under the
                                              New  Credit  Agreement  (as  defined  herein),
                                              there would have been $299.3 million of Senior
                                              Indebtedness  of APS. See  "Description of the
                                              Notes -- Subordination of Notes."

SUBORDINATION OF NOTE GUARANTEES............  The  Holding  Guarantee  and  the   Restricted
                                              Subsidiary  Guarantees (the "Note Guarantees")
                                              are subordinated in  right of  payment to  all
                                              existing  and  future  Senior  Indebtedness of
                                              Holding  and   Senior  Indebtedness   of   the
                                              Restricted Subsidiary Guarantors,
                                              respectively,  including guarantees of the New
                                              Credit  Agreement.  As  of  April  25,   1996,
                                              assuming  the full availability and incurrence
                                              by APS of all  borrowings available under  the
                                              New  Credit Agreement,  there would  have been
                                              outstanding   $297.8    million   of    Senior
                                              Indebtedness  of Holding and $298.7 million of
                                              Senior   Indebtedness   of   the    Restricted
                                              Subsidiary Guarantors. See "Description of the
                                              Notes  --  Subordination  of  Note Guarantees;
                                              Release of Restricted Subsidiary Guarantees."

MANDATORY SINKING FUND......................  None.

OPTIONAL REDEMPTION.........................  The New Notes may be redeemed at the option of
                                              APS, in whole or  in part, at  any time on  or
                                              after  January  15,  2001,  at  the redemption
                                              prices set  forth  herein,  plus  accrued  and
                                              unpaid  interest,  if any,  to  the redemption
                                              date. In addition, prior to January 15,  1999,
                                              up  to an aggregate of 33 1/3% of the original
                                              aggregate principal amount of the Notes may be
                                              redeemed  at  the  option  of  APS  with   the
                                              proceeds  of one  or more  public offerings by
                                              Holding of its common  stock, at a  redemption
                                              price  of  111.875%  of  the  principal amount
                                              thereof plus accrued  and unpaid interest,  if
                                              any,  to  the  date  of  redemption; PROVIDED,
                                              HOWEVER, that after giving effect to any  such
                                              redemption,  at least 66  2/3% of the original
                                              aggregate principal amount of the Notes remain
                                              outstanding.  Upon   a   Change   of   Control
                                              occurring  prior to January  15, 2001, the New
                                              Notes will  be subject  to redemption  at  the
                                              option  of  APS, in  whole  or in  part,  at a
                                              redemption price equal to  the sum of (i)  the
                                              principal   amount  thereof,   plus  (ii)  the
                                              Applicable Premium,  plus  (iii)  accrued  and
                                              unpaid  interest,  if  any,  to  the  date  of
                                              redemption. See "Description  of the Notes  --
                                              Optional Redemption."

CHANGE OF CONTROL...........................  In  the event of a Change of Control occurring at any  time, each  holder of  New Notes  will
                                              have  the right to require APS to purchase all
                                              or part of such holder's New Notes at a  price
                                              equal  to  101%  of  the  aggregate  principal
                                              amount  thereof,  plus   accrued  and   unpaid
                                              interest,  if  any, to  the date  of purchase;
                                              PROVIDED, HOWEVER,  that  notwithstanding  the
                                              occurrence  of a Change  of Control, APS shall
                                              not be obligated to repurchase such New  Notes
                                              if  it has exercised its  rights to redeem all
                                              of  the   Notes  as   described  above   under
                                              "Description   of   the   Notes   --  Optional
                                              Redemption." There  can be  no assurance  that
                                              APS   will   have   the   financial  resources
                                              necessary or that  it will be  able to  obtain
                                              the    necessary    consents    under   Senior
                                              Indebtedness of  Holding, Senior  Indebtedness
                                              of   APS  and   Senior  Indebtedness   of  the
                                              Restricted Subsidiary Guarantors to permit the
                                              purchase of  the New  Notes upon  a Change  of
                                              Control.   In   particular,  the   New  Credit
                                              Agreement prohibits APS from so purchasing the
                                              New Notes without first obtaining the  consent
                                              of   the  Banks   (as  defined   herein).  See
                                              "Description  of   the   Notes   --   Optional
                                              Redemption"  and "Description of  the Notes --
                                              Change of Control."

PRINCIPAL COVENANTS.........................  The Indenture, dated  as of  January 25,  1996
                                              (the   "Indenture"),  among  APS,  as  issuer,
                                              Holding   and   the   Restricted    Subsidiary
                                              Guarantors, as guarantors, and The Bank of New
                                              York,   as  trustee,  pursuant  to  which  the
                                              Existing Notes were issued  and the New  Notes
                                              will  be  issued,  contains  certain covenants
                                              that, among other things, limit the ability of
                                              Holding  and   its  Restricted   Subsidiaries,
                                              including APS, to incur additional
                                              indebtedness,  pay  dividends  or  make  other
                                              distributions,  make  investments,  repurchase
                                              subordinated  obligations  or  capital  stock,
                                              create certain  liens (except,  among  others,
                                              liens  securing  senior  indebtedness),  enter
                                              into  certain  transactions  with  affiliates,
                                              sell  assets  of  Holding  or  its  Restricted
                                              Subsidiaries,  issue   or   sell   Re-stricted
                                              Subsidiary  stock, incur layered indebtedness,
                                              create or  permit  to  exist  restrictions  on
                                              distributions  from subsidiaries or enter into
                                              certain  mergers   and   consolidations.   See
                                              "Description   of   the   Notes   --   Certain
                                              Covenants" and  "Description of  the Notes  --
                                              Merger, Consolidation and Sale of Assets."

EVENTS OF DEFAULT...........................  An  event  of  default  will  occur  under the
                                              Indenture in the  event of: (i)  a default  in
                                              any  payment of interest on  any Note when due
                                              and payable and such  default continues for  a
                                              period  of 30 days; (ii)  (a) a default in the
                                              payment of the principal of

                                              (or premium, if any, on) any Note when due and
                                              payable   at   its   stated   maturity,   upon
                                              redemption, declaration or otherwise, or (b) a
                                              failure  to  redeem  or  purchase  Notes  when
                                              required pursuant  to  the  Indenture  or  the
                                              Notes;  (iii) a failure to comply with certain
                                              covenants and, in the case of certain of these
                                              covenants, such failure continues for 30  days
                                              after  notice; (iv)  a failure  to comply with
                                              certain  agreements  in   the  Notes  or   the
                                              Indenture,  and such failure  continues for 60
                                              days after  notice; (v)  violation of  certain
                                              bankruptcy-related    covenants;    (vi)   the
                                              principal, any premium  or accrued and  unpaid
                                              interest  of Indebtedness  (as defined herein)
                                              of Holding or any Restricted Subsidiary is not
                                              paid within any applicable grace period  after
                                              final maturity or acceleration and such unpaid
                                              or accelerated principal, premium and interest
                                              exceeds  $7.5 million; or (vii) the occurrence
                                              of certain other  events. See "Description  of
                                              the Notes Events of Default and Remedies."

FORM AND DENOMINATION.......................  At  the option  of the  holder of  a New Note, such New  Note  may be  held  in the  form  of
                                              either  (i) a certificated New  Note or (ii) a
                                              beneficial  interest  in  one  or  more  fully
                                              registered  global securities (the "New Global
                                              Certificates"), which will  be deposited  with
                                              or  on behalf of  The Depository Trust Company
                                              ("DTC" or the "Depositary") and registered  in
                                              the   name  of   Cede  &   Co.,  its  nominee.
                                              Beneficial  interests   in  the   New   Global
                                              Certificates  will be shown  on, and transfers
                                              thereof will be effected only through, records
                                              maintained by  DTC and  its participants.  See
                                              "Description  of the Notes -- General" and "--
                                              Form, Denomination and Book-Entry Procedures."

REGISTRATION RIGHTS.........................  The Company has filed a registration statement on Form  S-4  (together  with  any  amendments
                                              thereto,  the  "Registration  Statement") with
                                              respect to the Exchange Offer made hereby, and
                                              has agreed to  use its best  efforts to  cause
                                              the Registration Statement to become effective
                                              on  or prior  to June  23, 1996.  In the event
                                              that any  changes  in law  or  the  applicable
                                              interpretations of the staff of the Commission
                                              do not permit APS to effect the Exchange Offer
                                              made  hereby, if the Registration Statement is
                                              not declared effective on or prior to June 23,
                                              1996, if the Exchange Offer is not consummated
                                              on or prior  to July 23,  1996 for any  reason
                                              attributable  to actions or  inactions of APS,
                                              or  under  certain  other  circumstances,  APS
                                              will,  as promptly  as practicable,  file with
                                              the Commission a shelf registration  statement
                                              with respect to the

                                              resale  of  the  Existing  Notes  (the  "Shelf
                                              Registration Statement"), use its best efforts
                                              to cause such Shelf Registration Statement  to
                                              become  effective  generally  within  30  days
                                              after the  date on  which APS  is required  to
                                              file  the Shelf Registration Statement, and to
                                              keep   the   Shelf   Registration    Statement
                                              effective   until   three   years   after  the
                                              effective date  thereof  (or  until  one  year
                                              after   such  effective  date   if  the  Shelf
                                              Registration Statement is filed at the request
                                              of an Initial Purchaser). Upon consummation of
                                              the Exchange Offer, APS generally will have no
                                              further obligation  to register  the  Existing
                                              Notes. See "Registration Rights."

TERMINATION OF CERTAIN RIGHTS...............  Holders  of New Notes will  not be entitled to
                                              certain   rights   under   the    Registration
                                              Agreement,  including the right to require APS
                                              to file a registration statement with  respect
                                              to   the  New  Notes,  and  to  file  a  Shelf
                                              Registration  Statement,  except  in   certain
                                              limited circumstances. See "The Exchange Offer
                                              -- Termination of Certain Rights."

ABSENCE OF A PUBLIC MARKET                    The New Notes will be new securities for which
 FOR THE NEW NOTES..........................  there  currently  is no  market.  Although the
                                              Initial Purchasers have  informed the  Company
                                              that they currently intend to make a market in
                                              the  New Notes,  they are not  obligated to do
                                              so,  and  any  such   market  making  may   be
                                              discontinued   at  any  time  without  notice.
                                              Accordingly, there can be  no assurance as  to
                                              the development or liquidity of any market for
                                              the  New Notes. The Company does not intend to
                                              apply for  listing of  the  New Notes  on  any
                                              securities  exchange or  for quotation through
                                              the National Association of Securities Dealers
                                              Automated Quotation System.

USE OF PROCEEDS.............................  APS will  not receive  any proceeds  from  the
                                              Exchange  Offer. The net  proceeds to APS from
                                              the sale of  the Existing Notes  were used  to
                                              pay  the $79.7 million  closing purchase price
                                              for PI  (which  was subsequently  adjusted  to
                                              $74.9  million)  and to  pay related  fees and
                                              expenses, and the remainder was used to  repay
                                              certain bank borrowings under the Prior Credit
                                              Agreement (as defined herein).


    For further information regarding the New Notes, see "Description of the Notes."

            SUMMARY FINANCIAL INFORMATION AND PRO FORMA INFORMATION


    The following tables present summary historical financial data derived from the consolidated financial statements of Holding and summary unaudited pro forma combined data of Holding and PI for the periods indicated. PI's results of operations for the two days between the consummation of the Acquisition on January 25, 1996 and Holding's fiscal year end on January 27, 1996 are immaterial to Holding's results of operations for the fiscal year ended January 27, 1996. The pro forma data was prepared to illustrate, in accordance with SEC Regulation S-X, Article 11, the estimated effect of the Acquisition and related transactions, including the issuance of the Existing Notes and borrowings under the New Credit Agreement, as if the Acquisition and related transactions had occurred as of January 29, 1995. The pro forma data does not purport to be indicative of the results of operations or financial position of Holding and PI that actually would have been obtained if the Acquisition and related transactions had in fact been completed as of such date or to project the results of operations or financial position of Holding for any future date or period. The information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of Holding and related notes thereto included in the Form 10-K and the Form 10-Q, each of which is incorporated herein by reference, and "Pro Forma Combined Condensed Statement of Operations" and the Financial Statements of PI and the related notes thereto with respect to the fiscal year ended December 31, 1995.


                            APS HOLDING CORPORATION
     SUMMARY HISTORICAL CONSOLIDATED AND PRO FORMA COMBINED FINANCIAL DATA


                                                                                         PRO FORMA
                                                                                           (1)(2)      THREE MONTHS ENDED
                                                   FISCAL YEAR ENDED                    ------------
                                 -----------------------------------------------------  FISCAL YEAR   --------------------
                                 JAN. 25,   JAN. 30,   JAN. 29,   JAN. 28,   JAN. 27,    ENDED JAN.   APRIL 25,  APRIL 25,
                                   1992       1993       1994       1995       1996       27, 1996      1995       1996
                                 ---------  ---------  ---------  ---------  ---------  ------------  ---------  ---------
                                                                  (DOLLARS IN THOUSANDS)                  (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Net sales....................  $ 399,384  $ 409,381  $ 438,298  $ 523,508  $ 603,737   $  828,498   $ 137,949  $ 217,566
  Gross profit.................    122,666    127,386    141,148    178,663    211,353      291,216      48,069     75,831
  Operating income (3).........      7,662     15,744     21,844     32,941     24,139       32,756       8,092      7,551
  Interest income..............      2,434      2,435      3,023      3,896      5,265        5,884       1,261      1,363
  Other income (4).............      2,847      2,298      1,277      1,535      1,535        2,060         383        273
  Income before interest
   expense, income taxes,
   extraordinary item and
   cumulative effect of
   accounting change...........     12,943     20,477     26,144     38,372     30,939       40,700       9,736      9,187
  Interest expense.............     27,922     25,875     22,039     10,500     16,256       27,336       3,684      7,001
  Provision (benefit) for
   income taxes (5)............        100        285     (1,550)    (4,495)     5,447        4,945       2,294        831
  Income (loss) before
   extraordinary item and
   cumulative effect of
   accounting change...........    (15,079)    (5,683)     5,655     32,367      9,236        8,419       3,758      1,355
  Net income (loss)............  $ (17,906) $  (5,683) $ (11,079) $  32,367  $   6,768   $    5,951   $   3,758  $   1,355
BALANCE SHEET DATA
 (end of period):
  Cash and cash equivalents....  $   2,618  $   1,346  $     653  $      15  $   7,886                $   4,485  $  10,744
  Accounts and notes
   receivable, net.............     59,883     65,688     77,494    102,991    147,083                  113,043    147,768
  Inventories..................     78,099     76,342     93,407    177,328    295,379                  196,471    308,430
  Total assets.................    215,351    215,752    251,224    387,062    600,159                  422,517    611,178
  Total debt...................    177,248    176,857    121,724    170,533    315,965                  196,603    304,346
  Total common stockholders'
   equity (deficit)............  $ (20,659) $ (18,430) $  76,761  $ 117,218  $ 124,030                $ 120,976  $ 125,385
OTHER DATA:
  EBITDA (6)...................  $  21,089  $  27,450  $  32,888  $  45,063  $  38,733   $   49,840   $  11,642  $  11,943
  Ratio of earnings to fixed
   charges (7).................        0.5x       0.8x       1.2x       3.0x       1.7x         1.4x        2.2x       1.2x


                                                   (FOOTNOTES ON FOLLOWING PAGE)

    (1) The pro forma combined financial data have been prepared assuming the retention of all of the Company's and PI's sales following the Acquisition. Management anticipates, however, that it will retain significantly less than 100% of PI's sales as a result of the expected loss of certain associated jobbers and the closure of certain company-owned stores. The lower retention of sales will result in lower operating results of the combined companies than are reflected in such pro forma combined financial data. See "Pro Forma Combined Condensed Statement of Operations."

    (2) For purposes of the pro forma data, PI's historical statement of operations for the fiscal year ended December 31, 1995 was combined with the Company's historical statement of operations for the fiscal year ended January 27,1996. Pro forma adjustments to the combined results of operations of the Company and PI arising as a result of the Acquisition include:


                                                                                FISCAL YEAR ENDED
                                                                                JANUARY 27, 1996
                                                                                -----------------
Pro forma adjustments:
Cost of goods sold (a)........................................................      $   2,872
Selling, general and administrative (b).......................................          3,246
Depreciation and amortization (c).............................................             51
Interest expense (c)..........................................................         (8,412)
Income tax provision (c)......................................................           (726)
                                                                                      -------
  Total decrease to net income................................................      $  (2,969)
                                                                                      -------
                                                                                      -------


        (a) Consists primarily of estimated savings resulting from incremental purchasing economies that the Company believes can be realized in connection with the Acquisition, based on arrangements the Company negotiated with its major suppliers following the Acquisition.


        (b) Consists primarily of estimated savings resulting from reductions in payroll, benefits and occupancy costs as the result of the closure and consolidation of eleven of the Company's distribution centers (including nine PI distribution centers) and the consolidation of certain administrative functions.



        (c) Adjustments have been made (i) to depreciation and amortization to conform PI's accounting policies and practices to those of the Company, (ii) to interest expense to reflect the issuance of the Existing Notes and borrowings under the New Credit Agreement, and (iii) to reflect the tax impact of the above adjustments.


    There can be no assurance that the Company will in fact realize any of the cost savings reflected in these adjustments, or that expenses will not be materially higher than the levels reflected in the pro forma data.


    The Acquisition was accounted for by the purchase method of accounting, pursuant to which the purchase price was allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with estimates of their fair values on the date of the Acquisition.


    (3) Operating income for fiscal 1996 reflects the impact of an $11,224 pre-tax charge related to a facility rationalization and restructuring program undertaken in conjunction with the Acquisition, the adoption of Statement of Financial Accounting Standards No. 121 (entitled, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of") ("SFAS No. 121") relating to the impairment and disposal of long-lived assets, and the write-down of certain assets.

    (4) Other income (expense) in fiscal 1993 includes a non-recurring gain on pension curtailment of $3,288.

    (5) The benefit for income taxes in fiscal 1995 includes a non-recurring benefit of $14,802, recognized as a result of the Company's ability to utilize its net operating loss carryforwards.

    (6) Excluding the $11,224 asset impairment and restructuring charge recorded by the Company in the fourth quarter of fiscal 1996, the Company would have had EBITDA of $49,957 for the fiscal year ended January 27, 1996. EBITDA represents the sum of income before interest expense and income taxes, plus depreciation and amortization. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

    (7) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges include interest expense and the portion of operating rents that is deemed representative of an interest factor.

                                  RISK FACTORS

    HOLDERS OF EXISTING NOTES SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION SET FORTH IN THIS PROSPECTUS AND, IN PARTICULAR, SHOULD EVALUATE THE FOLLOWING RISKS BEFORE TENDERING THEIR EXISTING NOTES IN THE EXCHANGE OFFER, ALTHOUGH THE RISK FACTORS SET FORTH BELOW ARE GENERALLY APPLICABLE TO THE EXISTING NOTES AS WELL AS THE NEW NOTES.

RESTRICTIONS ON TRANSFER


    Holders of Existing Notes who do not exchange them for New Notes pursuant to the Exchange Offer will continue to be subject to certain restrictions on transfer of such Existing Notes. In general, the Existing Notes may not be reoffered or resold by their holders except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration, and the Existing Notes are legended to so restrict their transfer. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Company believes that each holder (other than any holder who is an "affiliate" of APS within the meaning of Rule 405 under the Securities Act) who duly exchanges Existing Notes for New Notes in the Exchange Offer will receive New Notes that are freely tradeable under the Securities Act, PROVIDED THAT such New Notes are acquired in the ordinary course of such holder's business and that such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding with any person to participate in the distribution of such New Notes. The SEC, however, has not considered the Exchange Offer in the context of a no-action letter, and therefore there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Holders of Existing Notes who participate in such Exchange Offer should be aware, however, that, except in the case of certain broker-dealers as described below, if they accept New Notes in the Exchange Offer for the purpose of engaging in secondary resales, such New Notes may not be publicly reoffered or resold without complying with the registration and prospectus delivery requirements of the Securities Act. Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer," "Description of the Notes -- Registration Covenant; Exchange Offer" and "Plan of Distribution."


    The Existing Notes may be sold pursuant to the restrictions set forth in Rule 144A, Regulation D under the Securities Act or Regulation S without registration under the Securities Act.

LEVERAGE; RESTRICTIVE COVENANTS


    The Company incurred significant indebtedness in connection with the financing of the Acquisition. As a result, the Company is highly leveraged and has substantial repayment obligations as well as significant interest expenses. As of April 25, 1996, the Company's total indebtedness (including short-term debt) and its ratio of total indebtedness to total capitalization were $304.3 million and 70.8%, respectively. See "Capitalization." The Amended and Restated Credit Agreement, dated as of the Acquisition Closing Date (the "New Credit Agreement"), among APS, as borrower, Holding and certain of the subsidiaries of APS, as guarantors, and a syndicate of banks led by Chemical Bank ("Chemical"), provides for a $65 million term loan facility (the "Term Loan Facility") and a $235 million revolving credit facility (the "Revolving Credit Facility"). The New Credit Agreement requires the Company to make quarterly principal payments on the term loans thereunder. Scheduled annual term loan principal payments will equal $13 million in 1996, $15 million in 1997, $17 million in 1998 and $20 million in 1999, and all outstanding revolving credit loans will become due on December 31, 2000. See "Description of New Credit Agreement."


    The Company's ability to make scheduled payments of principal or interest on, or to refinance, its indebtedness will depend on its future operating performance and cash flow, which are subject to prevailing economic conditions, prevailing interest rate levels, and financial, competitive, business and other factors beyond its control. The degree to which the Company is leveraged could have important consequences to the holders of the Notes, including: (i) the Company's future ability to obtain additional financing for working capital or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing funds available for operations; (iii) certain of the Company's borrowings, including all borrowings under the New Credit Agreement, will be at variable rates of interest, which could cause the Company to be vulnerable to increases in interest rates; (iv) all of the indebtedness incurred in connection with the New Credit Agreement will become due prior to the time any principal payment on the Notes is due; and (v) the Company may be more vulnerable to economic downturns and may be limited in its ability to withstand competitive pressures. The Company has entered into certain interest rate protection arrangements, which are a type of financial derivative instrument and cover a portion of the borrowings under the New Credit Agreement and are for a limited duration.


    The Company believes that, based upon anticipated levels of operations (assuming the timely integration of PI's business into that of the Company's business; see "-- Realization of Benefits from the Acquisition; Integration of PI"), it should be able to meet its regularly scheduled debt service obligations, including principal repayments under the Term Loan Facility and interest payments on the Notes when due, prior to maturity of the loans outstanding under the Revolving Credit Facility. If the Company cannot generate sufficient cash flow from operations to meet such obligations, however, the Company might be required to refinance its debt or to dispose of assets to obtain funds for such purpose. In addition, the Company currently does not expect to generate sufficient cash flow to fund the repayment of loans under the Revolving Credit Facility that will become due upon the maturity of such facility on December 31, 2000 and, accordingly, expects that it will seek to refinance such amounts prior to such maturity. There is no assurance that refinancings or asset dispositions could be effected on satisfactory terms or would be permitted by the terms of the New Credit Agreement or the Indenture.

    The New Credit Agreement and the Indenture contain numerous operating covenants that limit the discretion of the Company's management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to make certain payments, investments, loans and guarantees and to sell or otherwise dispose of assets and merge or consolidate with another entity. See "Description of New Credit Agreement" and "Description of the Notes -- Certain Covenants." The New Credit Agreement also contains a number of financial covenants that require the Company to meet certain financial ratios and tests, including maintenance of the Company's net worth and maintenance of consolidated fixed charge to interest expense and consolidated leverage ratios. A failure to comply with the obligations contained in the New Credit Agreement or the Indenture could result in an event of default under the New Credit Agreement or an Event of Default under the Indenture that, if not cured or waived, could permit acceleration of the relevant debt and acceleration of debt under other instruments that may contain cross-acceleration or cross-default provisions. Other indebtedness of the Company could contain amortization and other prepayment provisions, or financial or other covenants, more restrictive than those applicable to the Notes.

SUBORDINATION OF THE NOTES AND THE GUARANTEES; ASSET ENCUMBRANCES

    The payment of principal of, premium, if any, and interest on, and any other amounts owing in respect of, the Notes is subordinated to the prior payment in full in cash or cash equivalents of all existing and future Senior Indebtedness of APS, which includes all indebtedness under the New Credit Agreement. Therefore, in the event of the bankruptcy, liquidation, dissolution, reorganization or any similar proceeding regarding APS, the assets of APS will be available to pay obligations on the Notes only after Senior Indebtedness of APS has been paid in full in cash or cash equivalents or in any other manner acceptable to the holders of such Senior Indebtedness, and there may not be sufficient assets remaining to pay amounts due on all or any of the Notes. In addition, APS may not pay principal of, premium, if any, or interest on or any other amounts owing in respect of the Notes or make any deposit for the purpose of the discharge of its liabilities under the Indenture and may not repurchase, redeem or otherwise retire any Notes, if any Senior Indebtedness of APS is not paid when due or any other default on such Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, such default has been cured or waived and such acceleration has been rescinded or such Senior Indebtedness has been repaid in full. In addition, during the continuance of any default (other than a default described in the preceding sentence) with respect to Designated Senior Indebtedness of APS (as defined herein), as a result of which the maturity thereof may then be accelerated immediately, APS may be prevented from making any payments on the Notes for a specified period of time unless such default is no longer continuing, the blockage of payments on the Notes is rescinded or such indebtedness has been repaid in full. See "Description of the Notes -- Subordination of Notes."

    The Note Guarantees are subordinated to the existing and future Senior Indebtedness of Holding and the Senior Indebtedness of the Restricted Subsidiary Guarantors, as applicable, including their respective guarantees of APS's obligations under the New Credit Agreement. See "Description of the Notes -- Subordination of Note Guarantees; Release of Restricted Subsidiary Guarantees."

    Neither the Notes nor the Note Guarantees are secured by any of the Company's assets. The obligations of APS under the New Credit Agreement are secured by pledges of the capital stock of APS and certain of its subsidiaries, by a security interest in substantially all of the personal property of APS and such subsidiaries, including intangible assets, such as licenses, trademarks and customer lists, and by mortgages on certain of their owned real property. If APS becomes insolvent or is liquidated, or if payment under the New Credit Agreement is accelerated, the lenders under the New Credit Agreement would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the New Credit Agreement. Accordingly, such lenders will have a prior claim on such assets of APS and such subsidiaries.

    Holding is a holding company with no independent operations and no significant assets other than its ownership of the capital stock of APS. Holding, therefore, is dependent upon the receipt of dividends or other distributions from APS to fund any obligations that it incurs, including obligations under the Holding Guarantee. The New Credit Agreement contains restrictions on distributions from APS to Holding, other than for certain specified purposes. See "Description of New Credit Agreement." Accordingly, if APS should at any time be unable to pay interest on or principal of the Notes, it is unlikely that it will be permitted to distribute to Holding the funds necessary to enable Holding to meet its obligations under the Holding Guarantee.

LIQUIDITY

    Since the completion of the Company's initial public offering and debt refinancing in 1993, the Company has pursued more aggressive acquisition and ISW expansion programs, resulting in increased funding requirements. The Company expects that the principal sources of liquidity for the Company's future operating requirements and business expansion will be cash flows from operations and borrowings under the New Credit Agreement. In addition, the Company has negotiated deferred payment terms and other changeover and acquisition incentives with its major suppliers in order to offset the costs of integrating PI and to improve the Company's liquidity during such integration. While the Company expects that such sources will provide sufficient working capital to meet the Company's regularly scheduled debt service obligations (which increased significantly as a result of the Acquisition and related financings) prior to the maturity of the loans outstanding under the Revolving Credit Facility, operate its business and finance the integration of PI into the Company's distribution network and the Company's currently planned expansion efforts, there can be no assurance that such sources will prove to be sufficient. A failure to realize a substantial portion of the benefits of the Acquisition within the time frame expected by the Company could result in significant additional working capital requirements. The Company expects to satisfy its trade payables upon the expiration of deferred payment terms using cash flow from operations and borrowings under the Revolving Credit Facility. The satisfaction of such trade payables could, depending on the Company's cash flow from operations at the time of payment, significantly reduce availability under the Revolving Credit Facility for other purposes. Borrowings under the Revolving Credit Facility are subject to the maintenance of a borrowing base consisting of eligible inventory and accounts receivable.


    The Company increased the total number of ISW locations from 150 to 252 during the fiscal year ended January 27, 1996, and to 255 during the three months ended April 25, 1996. The Company plans to open between 40 and 50 new ISWs during fiscal 1997. Operating results have experienced and are expected to continue to experience earnings and cash flow pressure due to the large number of less mature ISWs and the rapid growth of the ISW base, the costs of opening additional ISWs and the expiration, generally after a period of six to fifteen months, of deferred payment terms extended to the Company in connection with the opening of new ISW locations.


REALIZATION OF BENEFITS FROM THE ACQUISITION; INTEGRATION OF PI


    Full realization of the potential benefits of the Acquisition will be dependent upon a variety of factors, including (i) retention of a substantial portion of PI's sales, particularly sales to higher volume associated jobbers;
(ii) achieving sales volumes sufficient to utilize the reductions in cost of goods sold (as a percentage of net sales) resulting from purchasing economies extended to the Company by its suppliers; (iii) achieving significant reductions in selling, general and administrative expenses through the closure (as of the date of this Prospectus) of four of the Company's distribution centers (including two PI distribution centers) and the anticipated closure of seven additional PI distribution centers, and consolidation of these operations into the combined companies' remaining facilities, as well as consolidation of certain administrative functions; and (iv) obtaining deferred payment terms and other one-time changeover incentives from suppliers that will be sufficient to offset certain significant one-time cash costs and expenses that the Company incurred in connection with the Acquisition and expects to incur in connection with the integration of PI's business in the Company's business. There can be no assurance as to the extent to which the Company will be able to realize the potential benefits of the Acquisition or the timing of any such realization. Failure to achieve a substantial portion of these benefits within the time frame expected by the Company could materially and adversely affect the Company's future results of operations and financial position. See "Business" in the Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-Q, each of which is incorporated herein by reference, and "Pro Forma Combined Condensed Statement of Operations" (including the notes thereto).


    RETAINING A SUBSTANTIAL PORTION OF PI'S SALES. The Company believes that it will retain significantly less than 100% of PI's sales and that the actual amount of sales that will be retained will not be known until the process of converting PI's distribution centers, associated jobbers and company-owned stores to the Big A program has been completed. The Company's competitors may seek to obtain certain of PI's or the Company's existing customers during the period of the integration of PI, including through the use of purchasing discounts or other incentives. The Company's assessment of the anticipated benefits of the Acquisition assumes retention of at least a majority of PI's sales, particularly from PI's larger customers. While substantially all of PI's larger customers have indicated to the Company that they intend to change over to the Big A program, there can be no assurance that such changeovers will actually occur. If the Company retains a materially smaller percentage of PI's sales, particularly those made to larger customers, than it has assumed, the benefits of the Acquisition to the Company could be materially diminished and its future results of operations could be materially and adversely affected.


    OBTAINING SIGNIFICANT PURCHASING ECONOMIES. The Company's estimates regarding the purchasing economies that it expects to achieve as a result of the Acquisition are based upon a variety of assumptions derived from arrangements that the Company has negotiated with its major suppliers and its preliminary estimates regarding sales volumes over the next several years. These assumptions may not prove to be accurate and are subject to a number of factors beyond the Company's control, including those described under "-- Product Demand," as well as the level of retention by the Company of sales from existing PI customers. The volume discounts that were extended to the

Company by its suppliers at the time of the Acquisition will be earned as additional inventory is purchased by the Company subsequent to the Acquisition. The Company has also negotiated additional incentives from its suppliers as a result of, among other things, the consolidation of PI and APS product lines into single suppliers. The aggregate amount of such purchasing economies will be dependent upon the amount and character of PI's sales that the Company is able to retain. A failure by the Company to obtain significant purchasing economies could materially diminish the benefits of the Acquisition and materially and adversely affect the Company's future results of operations.



    ACHIEVING SIGNIFICANT REDUCTIONS IN SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The Company's estimates regarding cost savings resulting from the closure (as of the date of this Prospectus) of four of the Company's distribution centers (including two PI distribution centers) and the anticipated closure of seven additional PI distribution centers are based upon a variety of assumptions, including with respect to the cost of terminating leases for and/or subleasing the closed properties, the magnitude of the Company's employee severance obligations and the number of additional employees that the Company will add to the remaining distribution centers following the closure of such PI and Company facilities. The Company's assumptions may not prove to be accurate and are subject to a number of factors beyond its control.



    OBTAINING SUPPLIER INCENTIVES TO OFFSET ONE-TIME COSTS AND EXPENSES. The Company expects to incur significant costs and expenses during fiscal 1997 in connection with the Acquisition and the integration of PI's business into the Company's distribution network, including those associated with the closure and consolidation of certain PI distribution centers, employee severance obligations, product changeovers and customer retention incentives. The estimated costs to close certain PI distribution centers and terminate certain PI employees have been recognized as a liability assumed in the purchase of PI and included in the allocation of cost pursuant to the purchase method of accounting for business combinations. APS has negotiated changeover incentives and deferred payment terms from its major suppliers in order to help offset its product changeover and customer retention expenses and reduce the impact of such costs and expenses on its operating results and liquidity; no assurance, however, can be given that such incentives and terms will be sufficient to substantially offset such costs and expenses. If the integration of PI's business with the business of the Company is more costly or takes longer than anticipated, the Company's results of operations could be materially and adversely affected.



    The Company took a pre-tax asset impairment and restructuring charge of $11.2 million in the fourth quarter of fiscal 1996, which primarily related to closures and consolidations of certain APS facilities, the adoption of SFAS 121 relating to the impairment and disposal of long-lived assets, and the write-down of certain intangible and other assets. The Company also took an extraordinary pre-tax charge of $3.9 million in connection with the write-off of unamortized debt issuance costs related to the substantive modification of the terms of the Company's prior credit agreement with a lending syndicate (the "Prior Credit Agreement") as a result of the execution of the New Credit Agreement, which charge was accounted for as an extinguishment of debt. The Company also incurred substantial debt issuance costs in connection with the issuance of the Existing Notes and the execution of the New Credit Agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K and in the Form 10-Q, each of which is incorporated herein by reference, and "Pro Forma Combined Condensed Financial Statement of Operations."


COMPETITION

    The Company operates in a highly competitive environment. It competes directly and indirectly with numerous distributors, retailers and manufacturers of automotive aftermarket products, some of which distribute in channels that may be expanding in terms of market share relative to the channels in which the Company distributes its products. In addition, some of the Company's current and potential competitors are larger, may have greater financial resources and may be less leveraged than the Company. Furthermore, particularly in light of the trend in the automotive parts industry toward increasing consolidation at the warehouse and jobber levels, the Company's financial performance may be significantly affected by the Company's ability to compete successfully for associated jobber customers, and otherwise take advantage of consolidation opportunities and other industry trends.

PRODUCT DEMAND


    The demand for automotive products is affected by a number of factors beyond the Company's control, including economic conditions, vehicle quality and maintenance, vehicle scrappage rates and weather conditions. Weather conditions cause seasonal variations in the Company's results of operations, and the occurrence of extreme weather or mild weather may result in significant fluctuations in such results. Temperature extremes tend to enhance sales by causing a higher incidence of parts failure and increasing sales of seasonal products, while milder weather tends to depress sales. In addition, in recent years there have been, and in the future there are likely to continue to be, significant improvements in the quality of new vehicles and vehicle parts and extensions of manufacturers' warranties that may reduce demand for the Company's products. The Company believes that the unseasonably mild weather conditions that occurred during the winter of 1994-1995 throughout most of the United States contributed, together with other factors, to an industry-wide market softness, especially with respect to the sale of seasonal products, and adversely affected the Company's operating results for the first quarter of fiscal 1996. The Company continued to experience, along with other industry participants, a general softness in product demand through the fourth quarter of fiscal 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K and in the Form 10-Q, each of which is incorporated herein by reference.


MAJOR STOCKHOLDER

    Approximately 30% of the outstanding Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of Holding is owned by The Clayton & Dubilier Private Equity Fund IV Limited Partnership ("Fund IV"), an investment partnership managed by Clayton, Dubilier & Rice, Inc. ("CD&R"). Two of the nine current members of the Board of Directors of the Company are employees of CD&R. As a result, Fund IV is in a position to significantly influence the management and affairs of the Company.

FRAUDULENT CONVEYANCE CONSIDERATIONS


    In connection with the Acquisition, APS, Holding and each Restricted Subsidiary Guarantor incurred substantial indebtedness, including the indebtedness under the Notes and the New Credit Agreement and the issuance of the Note Guarantees. If, under relevant federal and state fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of APS, Holding or any such Restricted Subsidiary Guarantor, a court were to find that, at the time the Notes or the Note Guarantees were issued, (i) APS, Holding or such Restricted Subsidiary Guarantor, as the case may be, issued the Notes or the applicable Note Guarantee, as the case may be, with the actual intent of hindering, delaying or defrauding current or future creditors or (ii) (a) APS, Holding or such Restricted Subsidiary Guarantor, as the case may be, received less than reasonably equivalent value or fair consideration for issuing the Notes or the applicable Note Guarantee, as the case may be, and (b) APS, Holding or such Restricted Subsidiary Guarantor, as the case may be, (1) was insolvent or was rendered insolvent by reason of the Acquisition and/or such related transactions, including the incurrence of the indebtedness to fund the Acquisition, (2) was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital, (3) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing or similar terms are defined in or interpreted under such fraudulent conveyance statutes) or (4) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied), such court could avoid or subordinate the Notes and the applicable Note Guarantee to presently existing and future indebtedness of APS, Holding or such Restricted Subsidiary Guarantor, as the case may be (in addition to the Senior Indebtedness to which the Notes are expressly subordinated and the Senior Indebtedness to which the applicable Note Guarantee is expressly subordinated) and take other action detrimental to the holders of the Notes and the Note Guarantees, including, under certain circumstances, invalidating the Notes and the Note Guarantees.

    The measure of insolvency for purposes of the foregoing considerations will vary depending upon the federal or local law that is being applied in any such proceeding. Generally, however, APS, Holding or such Restricted Subsidiary Guarantor, as the case may be, would be considered insolvent if, at the time it incurs the indebtedness constituting the Notes or the applicable Note Guarantee or as a result of the issuance of the Notes or the applicable Note Guarantee, either (i) the fair market value (or fair saleable value or fair value) of its assets (exclusive of any property transferred with intent to hinder, delay or defraud) is less than the amount required to pay the probable amount of its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured or (ii) it is incurring debt beyond its ability to pay as such debt matures.

    The Board of Directors and management of each of Holding, APS and each Restricted Subsidiary Guarantor believe that at the time of its issuance of the Notes and the applicable Note Guarantee, as the case may be, APS, Holding and each Restricted Subsidiary Guarantor (i) were (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to operate their respective businesses effectively and (c) incurring debts within their respective abilities to pay as the same mature or become due and (ii) had sufficient assets to satisfy any probable money judgment against them in any pending action. In reaching the foregoing conclusions, Holding, APS and each Restricted Subsidiary Guarantor relied upon their analyses of internal cash flow projections and estimated values of their assets and liabilities. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.

ABSENCE OF A PUBLIC MARKET FOR THE NOTES


    The New Notes are being offered to the holders of Existing Notes. The Existing Notes were originally issued on the Acquisition Closing Date to the Initial Purchasers pursuant to Section 4(2) of the Securities Act. The Existing Notes subsequently have been resold to (i) qualified institutional buyers (as defined in Rule 144A) in reliance on, and subject to the restrictions imposed pursuant to, Rule 144A, (ii) institutional investors that were "accredited investors" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, and (iii) certain non-U.S. persons outside the United States of America in accordance with Regulation S. The Existing Notes beneficially owned by qualified institutional buyers are eligible for trading in the Private Offering, Resale and Trading through Automated Linkages ("PORTAL") Market, the National Association of Securities Dealers' screen-based automated market for trading of securities eligible for resale under Rule 144A.


    To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered or tendered but not accepted Existing Notes could be adversely affected. The New Notes will constitute a new issue of securities, have no established trading market and may not be widely distributed. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the New Notes, they are not obligated to do so and may discontinue market making at any time without notice. The Company does not intend to list the Notes on any national securities exchange or to seek the admission thereof to trading in the Nasdaq National Market. Accordingly, there can be no assurance as to the development or liquidity of any market for either New Notes or the Existing Notes. If a market does develop, the Notes may trade at a discount from their principal amount, and the price of the Notes may fluctuate depending on many factors including, but not limited to, prevailing interest rates, the Company's operating results and the market for similar securities, and liquidity may therefore be limited. If a market for the Notes does not develop, purchasers may be unable to resell such securities for an extended period of time, if at all.

                               THE EXCHANGE OFFER

PURPOSE

    In connection with the initial sale of the Existing Notes, APS agreed, subject to certain conditions, to use its best efforts to conduct the Exchange Offer. APS's purpose in making the Exchange Offer is to comply with such agreement and to avoid the increase in the interest rate borne by the Existing Notes which would occur if the Exchange Offer were not duly and timely consummated. See "Registration Rights." The full terms of APS's obligations with respect to the Exchange Offer are set forth in the Registration Agreement which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer should provide holders of Existing Notes, which are subject to trading limitations, with the ability to effect, for federal income tax purposes, a tax-free exchange of such Existing Notes for New Notes that should not be subject to such restrictions.


    Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that the Exchange Offer will provide holders of Existing Notes with New Notes that will generally be freely transferable by holders thereof (other than any holder who is an "affiliate" of APS within the meaning of Rule 405 under the Securities
Act), who may offer for resale, resell or otherwise transfer such New Notes without complying with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of each such holder's business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Notes and have no arrangement or understanding with any person to participate in a distribution of such New Notes. APS has not sought, and does not intend to seek, a no-action letter from the Commission with respect to the effects of the Exchange Offer. By tendering Existing Notes and executing the Letter of Transmittal, the holder thereof shall represent and agree that (i) it is neither an affiliate of APS nor a broker-dealer tendering Existing Notes acquired directly from APS for its own account, (ii) it acquired the New Notes in the ordinary course of its business and (iii) it is not engaged in, and does not intend to engage in, a distribution of the New Notes and it has no arrangement or understanding to participate in a distribution of New Notes. Holders of Existing Notes who participate in the Exchange Offer should be aware that, except in the case of certain broker-dealers as described below, if they accept the Exchange Offer for the purpose of participating in a distribution of the New Notes, they cannot rely on such interpretations by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act.


    Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus with any resale of such New Notes. See "Plan of Distribution."

TERMS OF THE OFFER

    APS hereby offers, upon the terms and conditions set forth herein and in the related Letter of Transmittal, to exchange New Notes for a like principal amount of outstanding Existing Notes. An aggregate of $100 million principal amount of Existing Notes are outstanding. The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered.


    The Exchange Offer will expire at 5:00 p.m., New York City time, on July 18, 1996 unless extended. The term "Expiration Date" means 5:00 p.m., New York City time, on July 18, 1996, unless APS, in its sole discretion, notifies the Exchange Agent that the period of the Exchange Offer has been extended, in which case the term "Expiration Date" means the latest time and date on which the Exchange Offer is so extended will expire. See "-- Expiration and Extension."



    Holders of Existing Notes who wish to exchange Existing Notes for New Notes and who validly tender Existing Notes to the Exchange Agent or validly tender Existing Notes by complying with the book-entry transfer procedures described below and, in each case, who furnish the Letter of Transmittal and any other required documents to the Exchange Agent, at such holders' option may either

(i) have certificated New Notes mailed to them by the Exchange Agent or (ii) hold a beneficial interest in one or more New Global Certificates that will be deposited with the Depositary, in each case promptly after such tender is accepted by APS. Subject to the terms and conditions of the Exchange Offer, Existing Notes which have been validly tendered prior to the Expiration Date will be accepted on or promptly after the Expiration Date, subject to the applicable rules of the Commission. APS, however, reserves the right, prior to the first acceptance of tendered Existing Notes, to delay acceptance of tendered Existing Notes, or to terminate the Exchange Offer, subject to the provisions of Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that a tender offeror pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of a tender offer.


    In addition, APS reserves the right to waive any condition or otherwise amend the Exchange Offer prior to the acceptance of tendered Existing Notes. If any amendment by APS of the Exchange Offer or waiver by APS of any condition thereto constitutes a material change in the information previously disclosed to the holders of Existing Notes, APS will, in accordance with the applicable rules of the Commission, promptly disseminate disclosure of such change in a manner reasonably calculated to inform such holders of such change. If it is necessary to permit an adequate dissemination of information regarding such material change, APS will extend the Exchange Offer to permit an adequate time for holders of Existing Notes to consider the additional information.

CERTAIN EFFECTS OF THE EXCHANGE OFFER

    Because the Exchange Offer is for any and all Existing Notes, the number of Existing Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Existing Notes outstanding. As a result, the liquidity of any remaining Existing Notes may be substantially reduced. The Existing Notes beneficially owned by QIBs (as defined herein) are currently eligible for sale pursuant to Rule 144A through the PORTAL System of the National Association of Securities Dealers, Inc. Because APS anticipates that most holders of Existing Notes will elect to exchange such Existing Notes for New Notes due to the absence of restrictions on the resale of New Notes under the Securities Act, APS anticipates that the liquidity of the market for any Existing Notes remaining after the consummation of the Exchange Offer may be substantially limited.


    The Existing Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities under the Securities Act. Accordingly, such Existing Notes may be resold only (i) to APS , (ii) pursuant to a registration statement that has been declared effective under the Securities Act, (iii) for so long as the Existing Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a qualified institutional buyer (as defined in Rule 144A and referred to in this Prospectus as a "Qualified Institutional Buyer" or "QIB") that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (iv) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S, (v) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and referred to in this Prospectus as an "Institutional Accredited Investor") that is acquiring the security for its own account or for the account of such an Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (vi) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases (a) to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and (b) to compliance with any applicable state or other securities laws. After the Exchange Offer is completed, holders of Existing Notes will not have certain registration rights under the Registration Agreement. See "-- Termination of Certain Rights."


EXPIRATION AND EXTENSION


    The Exchange Offer will expire at 5:00 p.m., New York City time, on July 18, 1996, unless extended by APS. The Exchange Offer may be extended by oral or written notice from APS to the

Exchange Agent at any time or from time to time, on or prior to the date then fixed for the expiration of the Exchange Offer. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by July 23, 1996, Special Interest (as defined herein) will accrue. See "Registration Rights." Public announcement of any extension of the Exchange Offer will be timely made by APS, but, unless otherwise required by law or regulation, APS will not have any obligation to communicate such public announcement other than by making a release to the Dow Jones News Service.

ACCRUED INTEREST

    Holders of Existing Notes that are accepted for exchange will not receive any accrued interest thereon. However, each New Note will bear interest from the most recent date on which interest has been paid on the corresponding Existing Note, or, if no interest has been paid, from January 25, 1996.

CONDITIONS

    Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, APS will not be required to cause the issuance of New Notes in respect of any validly tendered Existing Notes not accepted and, prior to the acceptance of tendered Existing Notes, may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service) or, subject to compliance with the applicable rules of the Commission, delay the acceptance of the tendered Existing Notes, if any material change occurs which is likely to affect the Exchange Offer, including, but not limited to, the following:


        (i) there shall occur (a) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (b) any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (d) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof;



        (ii) any statute, rule or regulation shall have been proposed or enacted, or any action shall have been taken or proposed to be taken by any governmental authority which, in the sole judgment of the Company, would or might prohibit, restrict or delay completion of the Exchange Offer;



       (iii) there shall be instituted or threatened any action or proceeding before any court or governmental agency challenging the Exchange Offer or otherwise directly or indirectly relating to the Exchange Offer;



       (iv) there shall occur any development in any pending action or proceeding which, in the sole judgment of the Company, would or might prohibit, restrict or delay consummation of the Exchange Offer;



        (v) there exists, in the sole judgment of the Company, any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which the Company is a party or by which it is bound) to the completion of the Exchange Offer; or



       (vi) prior to the completion of the Exchange Offer, the Company determines there has been a change in law or applicable interpretation thereof by the staff of the Commission such that the New Notes that would be received by holders in the Exchange Offer in exchange for Existing Notes would not be transferable, upon receipt, by each such holder (other than a holder that is an affiliate of APS, a holder who acquires the New Notes outside the ordinary course of such holder's business, a holder who is engaged in or intends to engage in a distribution of such New Notes or a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the New Notes) without restriction under the Securities Act.



    Subject to the obligations under the Registration Agreement to use its best efforts to complete the Exchange Offer, the Company expressly reserves the right, at any time prior to the acceptance of tendered Existing Notes, to terminate the Exchange Offer and not accept for exchange any Existing Notes upon the occurrence of any of the foregoing conditions. In addition, APS may amend the Exchange Offer at any time prior to the acceptance of tendered Existing Notes if any of the conditions set forth above occur. Moreover, regardless of whether any of the foregoing conditions has occurred, APS reserves the right, in its reasonable discretion, to amend the Exchange Offer in any manner prior to the acceptance of tendered Existing Notes, although it has no current intention to do so.


    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company, in whole or in part, at any time and from time to time in its sole discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above will be final and binding on all parties to the Exchange Offer.

    In addition, the Company will not accept for exchange any Existing Notes tendered, and no New Notes will be issued in exchange for any such Existing Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.


    If the event referred to in clause (vi), above, shall occur, APS shall be under no continuing obligation under the Registration Agreement to complete the Exchange Offer, but in lieu thereof will be obligated to file and use its best efforts to secure and maintain the effectiveness under the Securities Act of a "shelf" registration statement providing for the resale of Existing Notes. See "Registration Rights."


HOW TO TENDER


    A holder of Existing Notes may tender Existing Notes by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof), having their signatures guaranteed if required, and delivering the same, together with the Existing Notes being tendered (or a confirmation of an appropriate book-entry transfer), to the Exchange Agent on or prior to the Expiration Date, or (ii) requesting a broker, dealer, bank, trust company or other nominee to effect the transaction for such holder prior to the Expiration Date.


    New Notes will not be issued in the name of a person other than that of a registered holder of the Existing Notes appearing on the note register.

    The Exchange Agent will establish an account with respect to the Existing Notes at DTC for purposes of the Exchange Offer promptly after the date of this Prospectus, and any financial institution which is a participant in DTC may make book-entry delivery of the Existing Notes by causing DTC to transfer such Existing Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Existing Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal, with any required signature guarantees and any other required documents, must in any case be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at the address set forth below under "-- Exchange Agent," or the guaranteed delivery procedure described below must be complied with. Delivery of documents to DTC does not constitute delivery to the Exchange Agent. See "-- Exchanging Book-Entry Notes."

    THE METHOD OF DELIVERY OF EXISTING NOTES AND ALL OTHER DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, AND PROPER INSURANCE BE OBTAINED.

    If a holder desires to tender Existing Notes pursuant to the Exchange Offer and such holder's Existing Notes are not immediately available or time will not permit all of the above documents to reach the Exchange Agent prior to the Expiration Date, or such holder cannot complete the procedure of book-entry transfer on a timely basis, such tender may be effected if the following conditions are satisfied:


        (i) such tenders are made by or through an eligible guarantor institution which is a member of one of the following Signature Guarantee
    Programs: The Securities Transfer Agents Medallion Program (STAMP); The New York Stock Exchanges Medallion Signature Program (MSP) and The Stock Exchanges Medallion Program (SEMP) (each, an "Eligible Institution");



        (ii) a properly completed and duly executed notice of guaranteed delivery ("Notice of Guaranteed Delivery"), in substantially the form provided by the Company, is received by the Exchange Agent as provided below on or prior to the Expiration Date; and



       (iii) the Existing Notes, in proper form for transfer (or confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at DTC as described above), together with a properly completed and duly executed Letter of Transmittal and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange, Inc. trading days after the date of execution of such Notice of Guaranteed Delivery.


    The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.

    A tender will be deemed to have been received as of the date when the tendering holder's duly signed Letter of Transmittal accompanied by Existing Notes (or a timely confirmation received of a book-entry transfer of Existing Notes into the Exchange Agent's account at DTC) or a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Existing Notes tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against delivery of the Letter of Transmittal (and any other required documents) and the tendered Existing Notes (or a timely confirmation received of a book-entry transfer of Existing Notes into the Exchange Agent's account at DTC) to the Exchange Agent or confirmation of the Book-Entry Transfer Facility Automated Tender Offer Program ("ATOP") procedures set forth below. See "-- Exchanging Book-Entry Notes."

    Partial tenders of Existing Notes may be made only if (i) the principal amount tendered is equal to $1,000 or an integral multiple thereof and (ii) the remaining untendered portion of such Existing Notes is in a principal amount of $250,000, or any integral multiple of $1,000 in excess of such amount. Holders tendering less than the entire principal amount of any Existing Note they hold in accordance with the foregoing restrictions must appropriately indicate such fact on the Letter of Transmittal accompanying the tendered Existing Note.

    With respect to tenders of Existing Notes, APS reserves full discretion to determine whether the documentation is complete and generally to determine all questions as to tenders, including the date of receipt of a tender, the propriety of execution of any document, and any other questions as to the validity, form, eligibility or acceptability of any tender. APS reserves the right to reject any tender not in proper form or otherwise not valid or the acceptance of exchange of which, in the opinion of APS's counsel, may be unlawful or to waive any irregularities or conditions, and APS's interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final. APS shall not be obligated to give notice of any defects or irregularities in tenders and shall not incur any liability for failure to give any such notice. The Exchange Agent may, but shall not be obligated to, give notice of any irregularities or defects in tenders, and shall not incur any liability for any failure to give any such notice. Existing Notes shall not be deemed to have been duly or validly tendered unless and until all defects and irregularities have been cured or waived. All improperly tendered Existing Notes, as well as Existing Notes in excess of the principal amount tendered for exchange, will be returned (unless irregularities and defects are timely cured or waived), without cost to the tendering holder (or, in the case of Existing Notes delivered by book-entry transfer within DTC, will be credited to the account maintained within DTC by the participant in DTC which delivered such shares), promptly after the Expiration Date.

    If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Existing Notes, such Existing Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Existing Notes.

    If the Letter of Transmittal or any Existing Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

EXCHANGING BOOK-ENTRY NOTES

    The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize ATOP to tender Existing Notes.

    Any DTC participant may make book-entry delivery of Existing Notes by causing DTC to transfer such Existing Notes into the Exchange Agent's account in accordance with DTC's ATOP procedures for transfer. However, the exchange for the Existing Notes so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer of Existing Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant tendering Existing Notes that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

    The Letter of Transmittal contains, among other things, certain terms and conditions which are summarized below and are part of the Exchange Offer.


    Each holder who tenders Existing Notes (other than certain broker-dealers) and executes the Letter of Transmittal will be required to represent and agree that such tendering holder is neither an affiliate of APS nor a broker-dealer tendering Existing Notes acquired directly from APS for its own account, has acquired the New Notes in the ordinary course of its business, is not engaged in, and does not intend to engage in, the distribution of the New Notes and has no arrangement or understanding to participate in a distribution of New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge, among other things, that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



    Existing Notes tendered in exchange for New Notes (or a timely confirmation of a book-entry transfer of such Existing Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent, with the Letter of Transmittal and any other required documents, by 5:00 p.m., New York City time, on or prior to July 18, 1996, unless extended, or within the time periods set forth above in "-- How to Tender" pursuant to a Notice of Guaranteed Delivery from an Eligible Institution. The party tendering the Existing Notes for exchange (the "Holder") shall be deemed to have sold, assigned and transferred the Existing Notes to the Exchange Agent, as agent of APS, and irrevocably constituted and appointed the Exchange Agent as the Holder's agent and attorney-in-fact to cause the Existing Notes to be transferred and exchanged. The Holder shall also warrant that it has full power and authority to tender, exchange, sell, assign, and transfer the Existing Notes and to acquire the New Notes issuable upon the exchange of such tendered Existing Notes, that the Exchange Agent, as agent of APS, will acquire good and unencumbered title to the tendered Existing Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Existing Notes tendered for exchange are not subject to any adverse claims when accepted by the Exchange Agent, as agent of APS. The Holder shall also warrant that it will, upon request, execute and deliver any additional documents deemed by APS or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Existing Notes. All authority conferred or agreed to be conferred in the Letter of Transmittal by the Holder will survive the death or incapacity of the Holder and any obligation of the Holder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of such Holder.

    Signature(s) on the Letter of Transmittal will be required to be guaranteed as set forth above in "-- How to Tender." All questions as to the validity, form, eligibility (including time of receipt) and acceptability of any tender will be determined by APS, in its sole discretion, and such determination will be final and binding. Unless waived by APS, irregularities and defects must be cured by the Expiration Date.

WITHDRAWAL RIGHTS

    All tenders of Existing Notes may be withdrawn at any time prior to the Expiration Date. To be effective, a notice of withdrawal must be timely received by the Exchange Agent at the address set forth below under "-- Exchange Agent." Any notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered the Existing Notes to be withdrawn. If the Existing Notes have been physically delivered to the Exchange Agent, the tendering holder must also submit the serial number shown on the particular Existing Notes to be withdrawn. If the Existing Notes have been delivered pursuant to the book-entry procedures set forth above under "-- How to Tender," any notice of withdrawal must specify the name and number of the participant's account at DTC to be credited with the withdrawn Existing Notes. The Exchange Agent will return the properly withdrawn Existing Notes as soon as practicable following receipt of the notice of withdrawal. All questions as to the validity, including time of receipt, of notices and withdrawals will be determined by APS, and such determination will be final and binding on all parties.

ACCEPTANCE OF TENDERS


    Subject to the terms and conditions of the Exchange Offer, including the reservation of certain rights by APS, Existing Notes tendered (either physically or through book-entry delivery as described in "-- How to Tender") with a properly executed Letter of Transmittal and all other required documentation, and not withdrawn, will be accepted on or promptly after the Expiration Date. At the option of the holder of a New Note, such New Note may be held in the form of either (i) a certificated New Note or (ii) a beneficial interest in one or more of the New Global Certificates. Beneficial interests in the New Global Certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Subject to the terms and conditions of the Exchange Offer, certificated New Notes to be issued in exchange for properly tendered Existing Notes will be mailed by the Exchange Agent promptly after the acceptance of such tendered Existing Notes and the New Notes to be issued in the form of New Global Certificates will be deposited with DTC promptly after acceptance of the related tendered Existing Notes. Acceptance of tendered Existing Notes will be effected by the delivery of a notice to that effect by APS to the Exchange Agent. Subject to the applicable rules of the Commission, APS, however, reserves the right, prior to the acceptance of tendered Existing Notes, to delay acceptance of tendered Existing Notes upon the occurrence of any of the conditions set forth above under the caption "-- Conditions." APS confirms that its reservation of the right to delay acceptance of tendered Existing Notes is subject to the provisions of Rule 14e-1(c) under the Exchange Act which requires that a tender offeror pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of a tender offer.

    Although APS does not currently intend to do so, if it modifies the terms of the Exchange Offer, such modified terms will be available to all holders of Existing Notes, whether or not their Existing Notes have been tendered prior to such modification. Any material modification will be disclosed in accordance with the applicable rules of the Commission and, if required, the Exchange Offer will be extended to permit holders of Existing Notes adequate time to consider such modification.

    The tender of Existing Notes pursuant to any one of the procedures set forth in "-- How to Tender" will constitute an agreement between the tendering holder and APS upon the terms and subject to the conditions of the Exchange Offer.

EXCHANGE AGENT

    The Bank of New York has agreed to provide certain services as Exchange Agent for the Exchange Offer. Owners of Existing Notes who require assistance should contact the Exchange Agent. Letters of Transmittal and any inquiries with respect to the Exchange Offer must be addressed to the Exchange Agent as follows:

FACSIMILE TRANSMISSION         ADDRESS FOR MAILING:           ADDRESS FOR HAND/OVERNIGHT
TELEPHONE NUMBER:              The Bank of New York           DELIVERY:
(212) 571-3080                 101 Barclay Street - 7E        The Bank of New York
CONFIRM BY TELEPHONE:          New York, New York 10286       101 Barclay Street
(FOR ELIGIBLE INSTITUTIONS     Attention: Reorganization      New York, New York 10286
ONLY)                          Section                        Corporate Trust Service
(212) 815-2742                                                Window
FOR INFORMATION:                                              Ground Level
(212) 815-6333                                                Attention: Reorganization
                                                              Section

    Delivery to other than the above address will not constitute valid delivery.

SOLICITATION OF TENDERS; EXPENSES

    Except as described above under "-- Exchange Agent," APS has not retained any agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons for soliciting or recommending acceptances of the Exchange Offer. APS, will, however, reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. APS will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of the Existing Notes and in handling or forwarding tenders for their customers.

TRANSFER TAXES

    APS will pay all transfer taxes, if any, applicable to the transfer of Existing Notes to it or its order pursuant to the Exchange Offer. If, however, New Notes and/or substitute Existing Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Existing Notes tendered, or if tendered Existing Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Existing Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    The carrying value of the Existing Notes is expected to become the carrying value of the New Notes at the time of the Exchange Offer. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

TERMINATION OF CERTAIN RIGHTS


    Holders of the New Notes will not be entitled to certain special rights under the Registration Agreement, which rights will terminate when the Exchange Offer is completed. Pursuant to the Registration Agreement, the Exchange Offer shall be deemed to be "completed" upon the occurrence of (i) the filing and effectiveness under the Securities Act of a registration statement relating to the New Notes to be issued in the Exchange Offer, (ii) the maintenance of such registration statement continuously effective for a period of not less than 30 days after notice has been sent to holders of Existing Notes and (iii) the delivery by APS in exchange for all Existing Notes that have been duly tendered and not validly withdrawn on or prior to the Expiration Date of New Notes transferable by each holder thereof (other than a holder that is an affiliate of APS within the meaning of Rule 405 under the Securities Act, a broker-dealer tendering Existing Notes acquired directly from APS for its own account, a holder who acquires the New Notes outside the ordinary course of such holder's business or a holder who is engaged in or who intends to engage in a distribution of the New Notes or who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the New Notes) without restrictions under the Securities Act. The rights that will terminate include the right to require the Company (i) to file with the Commission, and use its best efforts to cause to become effective under the Securities Act, a registration statement with respect to the New Notes and (ii) other than in certain limited circumstances, to file with the Commission, use its best efforts to cause to become effective under the Securities Act and keep continuously effective for a period of up to three years a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, Existing Notes.


                                USE OF PROCEEDS


    The Exchange Offer is intended to satisfy certain of APS's obligations under the Registration Agreement. APS will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, APS will receive in exchange Existing Notes in like principal amount, the form and terms of which are identical in all material respects to the form and terms of the New Notes, except as otherwise described herein. The Existing Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of APS.



    The proceeds to APS for the sale of the Existing Notes were approximately $96.25 million, net of Initial Purchasers' discount and certain fees and expenses relating to the offering of the Existing Notes. Such proceeds were used to pay the closing cash purchase price for the Acquisition of PI of $79.7 million (which was subsequently adjusted to $74.9 million), to repay a portion of the borrowings then outstanding under the Prior Credit Agreement and to pay fees and expenses incurred in connection with the Acquisition.

                                 CAPITALIZATION


    The following table sets forth the capitalization of the Company at April 25, 1996. See "Use of Proceeds." This table should be read in conjunction with the Consolidated Financial Statements of Holding, including the related notes thereto, included in the Form 10-K and in the Form 10-Q, each of which is
incorporated   herein  by  reference,   and  "Selected  Historical  Consolidated
Financial Information of APS Holding Corporation" and "Pro Forma Combined Condensed Statement of Operations."



                                                                                             APRIL 25,
                                                                                               1996
                                                                                           -------------
                                                                                                (IN
                                                                                            THOUSANDS)
Short-term debt:
  Current maturities of Term Loan Facility...............................................   $    13,500
  Current maturities of other long-term debt.............................................           452
                                                                                           -------------
Total short-term debt....................................................................        13,952
                                                                                           -------------
Long-term debt, less current maturities:
  Term Loan Facility.....................................................................        48,250
  Revolving Credit Facility..............................................................       140,100
  11.875% Senior Subordinated Notes Due 2006.............................................       100,000
  Note payable, related party............................................................           984
  Other..................................................................................         1,060
                                                                                           -------------
Total long-term debt.....................................................................       290,394
                                                                                           -------------
Common stockholders' equity:
  Class A common stock, par value $.01, authorized 20,000,000 shares;
   issued and outstanding, 13,727,961 shares.............................................           137
  Class B common stock, par value $.01, authorized 20,000,000 shares;
   no shares issued and outstanding......................................................       --
  Additional paid in capital.............................................................       154,889
  Accumulated deficit....................................................................       (29,521)
  Treasury stock, at cost................................................................          (120)
                                                                                           -------------
Total common stockholders' equity........................................................       125,385
                                                                                           -------------
Total capitalization (including short-term debt).........................................   $   429,731
                                                                                           -------------
                                                                                           -------------

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                           OF APS HOLDING CORPORATION


    The following table sets forth historical financial information of Holding as of and for the five years ended January 27, 1996, January 28, 1995, January 29, 1994, January 30, 1993 and January 25, 1992 and as of and for the three months ended April 25, 1996 and 1995. The balance sheet and statement of operations information as of and for the fiscal years ended January 27, 1996, January 28, 1995, January 29, 1994, January 30, 1993 and January 25, 1992 have been derived from audited consolidated financial statements of Holding. The balance sheet and statement of operations information as of and for the three months ended April 25, 1996 and 1995 were derived fom the unaudited consolidated financial statements of Holding, which include all adjustments which management considers necessary for a fair presentation of the information for such periods, all of which were of a normal recurring nature. The results of operations for the three-month periods are not necessarily indicative of the results to be expected for the full year. The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of Holding and related notes and the other financial information included in the Form 10-K and in the Form 10-Q, each of which is incorporated herein by reference.



                                                                           FISCAL YEAR ENDED                   THREE MONTHS ENDED
                                                            ------------------------------------------------  ---------------------
                                                            JAN. 25,  JAN. 30,  JAN. 29,  JAN. 28,  JAN. 27,  APRIL 25,   APRIL 25,
                                                              1992      1993      1994      1995      1996      1995        1996
                                                            --------  --------  --------  --------  --------  ---------   ---------
                                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net sales...............................................  $399,384  $409,381  $438,298  $523,508  $603,737  $ 137,949   $ 217,566
  Cost of goods sold......................................   276,718   281,995   297,150   344,845   392,384     89,880     141,735
                                                            --------  --------  --------  --------  --------  ---------   ---------
  Gross profit............................................   122,666   127,386   141,148   178,663   211,353     48,069      75,831
  Selling, general and administrative expenses............   103,358   104,669   112,560   139,031   168,196     38,071      65,524
  Depreciation and amortization...........................     8,146     6,973     6,744     6,691     7,794      1,906       2,756
  Asset impairment and restructuring charge...............     3,500                                  11,224
                                                            --------  --------  --------  --------  --------  ---------   ---------
  Operating income (1)....................................     7,662    15,744    21,844    32,941    24,139      8,092       7,551
  Interest income.........................................     2,434     2,435     3,023     3,896     5,265      1,261       1,363
  Other income (2)........................................     2,847     2,298     1,277     1,535     1,535        383         273
                                                            --------  --------  --------  --------  --------  ---------   ---------
  Income before interest expense, income taxes,
   extraordinary item and cumulative effect of accounting
   change.................................................    12,943    20,477    26,144    38,372    30,939      9,736       9,187
  Interest expense........................................    27,922    25,875    22,039    10,500    16,256      3,684       7,001
                                                            --------  --------  --------  --------  --------  ---------   ---------
  Income (loss) before income taxes, extraordinary item
   and cumulative effect of accounting change.............   (14,979)   (5,398)    4,105    27,872    14,683      6,052       2,186
  Provision (benefit) for income taxes (3)................       100       285    (1,550)   (4,495)    5,447      2,294         831
                                                            --------  --------  --------  --------  --------  ---------   ---------
  Income (loss) before extraordinary item and cumulative
   effect of accounting change............................   (15,079)   (5,683)    5,655    32,367     9,236      3,758       1,355
  Extraordinary item......................................    (2,827)            (14,404)             (2,468)
  Cumulative effect of accounting change..................                        (2,330)
                                                            --------  --------  --------  --------  --------  ---------   ---------
  Net income (loss).......................................   (17,906)   (5,683)  (11,079)   32,367     6,768      3,758       1,335
  Less preferred stock dividends..........................       240
                                                            --------  --------  --------  --------  --------  ---------   ---------
  Net income (loss) to common stockholders................  $(18,146) $ (5,683) $(11,079) $ 32,367  $  6,768  $   3,758   $   1,355
                                                            --------  --------  --------  --------  --------  ---------   ---------
                                                            --------  --------  --------  --------  --------  ---------   ---------

Income (loss) per common share:
  Before extraordinary item and cumulative effect of
   accounting change......................................  $  (3.34) $  (0.97) $   0.65  $   2.36  $   0.67  $    0.27   $    0.10
  Extraordinary item......................................     (0.62)              (1.65)              (0.18)
  Cumulative effect of accounting change..................                         (0.27)
                                                            --------  --------  --------  --------  --------  ---------   ---------
                                                            $  (3.96) $  (0.97) $  (1.27) $   2.36  $   0.49  $    0.27   $    0.10
                                                            --------  --------  --------  --------  --------  ---------   ---------
                                                            --------  --------  --------  --------  --------  ---------   ---------
BALANCE SHEET DATA
 (end of period):
  Cash and cash equivalents...............................  $  2,618  $  1,346  $    653  $     15  $  7,886  $   4,485   $  10,744
  Accounts and notes receivable, net......................    59,883    65,688    77,494   102,991   147,083    113,043     147,768
  Inventories.............................................    78,099    76,342    93,407   177,328   295,379    196,471     308,430
  Total assets............................................   215,351   215,752   251,224   387,062   600,159    422,517     611,178
  Total debt..............................................   177,248   176,857   121,724   170,533   315,965    196,603     304,346
  Total common stockholders' equity (deficit).............  $(20,659) $(18,430) $ 76,761  $117,218  $124,030  $ 120,976   $ 125,385
OTHER DATA:
  EBITDA (4)..............................................  $ 21,089  $ 27,450  $ 32,888  $ 45,063  $ 38,733  $  11,642   $  11,943
  Ratio of earnings to fixed charges (5)..................       0.5x      0.8x      1.2x      3.0x      1.7x       2.2x        1.2x


                                                   (FOOTNOTES ON FOLLOWING PAGE)

- ------------------------
(1) Operating income for fiscal 1996 reflects the impact of an $11,224 pretax charge related to a facility rationalization and restructuring program undertaken in conjunction with the Acquisition, the adoption of SFAS No. 121 relating to the impairment and disposal of long-lived assets, and the write-down of certain assets.

(2) Other income in fiscal 1993 includes a non-recurring gain on pension curtailment of $3,288.

(3) The benefit for income taxes in fiscal 1995 includes a non-recurring benefit of $14,802, recognized as a result of the Company's ability to utilize its net operating loss carryforwards.

(4) Excluding the $11,224 asset impairment and restructuring charge recorded by the Company in the fourth quarter of fiscal 1996, the Company would have had EBITDA of $49,957 for the fiscal year ended January 27, 1996. EBITDA represents the sum of income before interest expense and income taxes, plus depreciation and amortization. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

(5) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges include interest expense and the portion of operating rents which is deemed representative of an interest factor.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

    The unaudited pro forma combined condensed statement of operations of Holding for the fiscal year ended January 27, 1996 (the "Pro Forma Statement of Operations") has been prepared to illustrate the estimated effect of the Acquisition and related transactions, including the issuance of the Existing Notes and borrowings under the New Credit Agreement, described elsewhere in this Prospectus and in the accompanying notes to the Pro Forma Statement of Operations. The Pro Forma Statement of Operations does not purport to be indicative of the results of operations or financial position of Holding and PI that would have actually been obtained had such transactions been completed as of the assumed date and for the period presented, or which may be obtained in the future.


    The Pro  Forma  Statement  of  Operations gives  pro  forma  effect  to  the
Acquisition and related transactions, including the issuance of the Existing Notes and borrowings under the New Credit Agreement, as if they had occurred on January 29, 1995, and includes the following as if they were realized during the applicable period: (i) reductions in cost of goods sold resulting from purchasing economies to be extended to the Company by its existing suppliers based on arrangements the Company has negotiated with such suppliers; (ii) reductions in selling, general and administrative expenses through the closure (as of the date of this Prospectus) of four of the Company's distribution centers (including two PI distribution centers) and the anticipated closure of seven additional PI distribution centers, and consolidation of these operations into the combined companies' remaining facilities, as well as consolidation of certain administrative functions; (iii) net increase in interest expense to reflect the issuance of the Existing Notes and borrowings under the New Credit Agreement; and (iv) adjustments to conform PI's accounting policies and practices to those of the Company with respect to inventory and depreciation. The Company believes that it can complete the steps required to fully realize the benefits reflected in the pro forma adjustments to the Pro Forma Statement of Operations within one year following the Acquisition, with partial realization of such benefits prior to that time. However, unanticipated factors may delay the realization of such benefits, and there can be no assurances that such benefits will be realized.


    The Pro Forma Statement of Operations has been prepared assuming the retention of all of the Company's and PI's sales following the Acquisition. Management anticipates, however, that it will retain significantly less than 100% of PI's sales as a result of the loss of certain associated jobbers and the closure of certain Company-owned stores. The lower retention of sales will result in lower operating results of the combined companies than are reflected in the Pro Forma Statement of Operations. See Note 1 to the Pro Forma Statement of Operations.


    The Pro Forma Statement of Operations should be read in conjunction with the audited Consolidated Financial Statements of Holding for the fiscal year ended January 27, 1996, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K and in the Form 10-Q, each of which is incorporated herein by reference, "Risk Factors" and the audited Financial Statements of PI for the fiscal year ended December 31, 1995, including the notes thereto, set forth on pages F-1 through F-10.

                            APS HOLDING CORPORATION
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                                       YEAR ENDED
                                          -------------------------------------
                                                                HISTORICAL PI                  PRO FORMA (1)
                                          HISTORICAL HOLDING     DECEMBER 31,     ----------------------------------------
                                           JANUARY 27, 1996          1995             ADJUSTMENTS            COMBINED
                                          ------------------   ----------------   -------------------   ------------------
INCOME STATEMENT DATA:
  Net sales.............................         $603,737             $224,761           $      0              $   828,498
  Cost of goods sold....................          392,384              147,770             (2,872)(2)              537,282
                                               ----------      ----------------           -------               ----------
  Gross profit..........................          211,353               76,991              2,872                  291,216
  Selling, general and administrative
   expenses.............................          168,196               73,146             (3,246)(3)              238,096
  Asset impairment and restructuring
   charge...............................           11,224                    0                  0                   11,224
  Depreciation and amortization.........            7,794                1,397                (51)(4)                9,140
                                               ----------      ----------------           -------               ----------
  Operating income......................           24,139                2,448              6,169                   32,756
  Interest income.......................            5,265                  619                  0                    5,884
  Other income..........................            1,535                  525                  0                    2,060
                                               ----------      ----------------           -------               ----------
  Income before interest expense and
   income taxes.........................           30,939                3,592              6,169                   40,700
  Interest expense......................           16,256                2,668              8,412(5)                27,336
                                               ----------      ----------------           -------               ----------
  Income (loss) before income taxes.....           14,683                  924             (2,243)                  13,364
  Provision (benefit) for income
   taxes................................            5,447               (1,228)               726(6)                 4,945
                                               ----------      ----------------           -------               ----------
  Income before extraordinary item......            9,236                2,152             (2,969)                   8,419
  Extraordinary item....................           (2,468)                   0                  0                   (2,468)
                                               ----------      ----------------           -------               ----------
  Net income (loss).....................         $  6,768             $  2,152           $ (2,969)             $     5,951
                                               ----------      ----------------           -------               ----------
                                               ----------      ----------------           -------               ----------
OTHER DATA:
  EBITDA(7).............................         $ 38,733(8)          $  4,989           $  6,118              $    49,840(8)
  Ratio of earnings to fixed charges
   (9)..................................              1.7                                                              1.4


 See accompanying notes to unaudited pro forma combined condensed statement of operations.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                       CONDENSED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

    (1) The Pro Forma Statement of Operations assumes that the Acquisition and related transactions, including the issuance of the Existing Notes and borrowings under the New Credit Agreement, occurred on January 29, 1995. For purposes of the Pro Forma Statement of Operations, PI's historical statement of operations for the fiscal year ended December 31, 1995 was combined with the Company's historical statement of operations for the fiscal year ended January 27, 1996.

    The Pro Forma Statement of Operations has been prepared assuming retention of all of the Company's and PI's sales following the Acquisition. Management anticipates, however, that it will retain significantly less than 100% of PI's sales. The lower retention of sales will result in lower operating income, net income, cost of goods sold, selling, general and administrative expenses and provision for income taxes than are reflected in the Pro Forma Statement of Operations.

    (2) Cost of goods sold adjustments include the following:

                                                                                FISCAL YEAR
                                                                                   ENDED
                                                                              JANUARY 27, 1996
                                                                              ----------------
Cost of goods sold adjustments:
Application of the first-in, first-out (FIFO) method of accounting to the PI
 inventories................................................................     $      267
Purchasing savings (a)......................................................         (3,139)
                                                                                   --------
  Total decrease............................................................     $   (2,872)
                                                                                   --------
                                                                                   --------

        (a) The savings reflected above represent amounts resulting from incremental purchasing economies arising from the Acquisition, and are based on arrangements the Company has negotiated with its major suppliers. Management believes that approximately half of the total annual purchasing savings of $6,278 resulting from these purchasing economies will be realized in the first year following the Acquisition, and, accordingly, 50% of these purchasing savings have been reflected in the fiscal year ended January 27, 1996.

    (3) A summary of the components of the estimated cost savings related to selling, general and administrative expenses are as follows:

                                                                                FISCAL YEAR
                                                                                   ENDED
                                                                              JANUARY 27, 1996
                                                                              ----------------
Selling, general and administrative adjustments:
Payroll and benefits (a):
  Distribution center cost reductions.......................................     $   (2,090)
  Distribution center cost increases........................................          1,478
  Administrative office reductions..........................................         (1,108)
Distribution center occupancy costs (b).....................................           (740)
Benefits for active employees (c)...........................................           (786)
                                                                                   --------
    Total decrease..........................................................     $   (3,246)
                                                                                   --------
                                                                                   --------


        (a) The Company (as of the date of this Prospectus) has closed four distribution centers (including two PI distribution centers), and is committed to closing seven additional PI distribution centers and consolidating sales from all of the closed distribution centers into the remaining facilities of the combined group. In addition, the Company is committed to consolidating certain administrative functions. For purposes of the Pro Forma Statement of Operations, adjustments relating to the closure of the PI distribution centers are reflected on a phased-in basis in the fiscal year ended January 27, 1996. Adjustments relating to the closure of the two Company distribution centers are not reflected in the fiscal year ended January 27, 1996. The Company expects to

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED STATEMENT OF OPERATIONS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

    realize significant cost savings related to headcount reductions from the closure of these distribution centers offset, in part, by incremental personnel requirements necessary to support the operations of the combined businesses. The number of incremental distribution center personnel needed was calculated (i) assuming retention of 100% of PI's historical sales volume and number of customers; (ii) using actual productivity levels at each respective distribution center expected to receive the additional sales and customers; and (iii) assumes the incremental employees are added in accordance with the timing of the existing consolidation plan. The number of incremental administrative employees was determined on a departmental basis by management of the Company who identified the number of individuals needed to effectively handle the increased workload. The Company began the process of closing the nine PI distribution centers in April, 1996, and expects to begin closing the last of such distribution centers by October, 1996.


        (b) These cost savings are directly associated with the distribution centers and other facilities expected to be closed subsequent to the Acquisition. Such cost savings relate primarily to rent, utilities, repairs and maintenance, property taxes and other direct costs associated with the closed facilities.


        (c) In May, 1996, the Company plans to discontinue PI's benefit plans and to allow active PI employees to enroll in the Company's benefit plans, which have lower per participant costs.


    (4) Depreciation and amortization expense adjustments include the following:


                                                                              FISCAL YEAR ENDED
                                                                              JANUARY 27, 1996
                                                                              -----------------
Depreciation and amortization expense adjustments:
Adjustment to conform PI's depreciation policy (generally declining balance)
 to the Company's depreciation policy (straight-line).......................      $    (465)
Elimination of historical PI amortization expense for intangible assets.....           (194)
Recording of amortization expense for intangible assets resulting from the
 Acquisition principally over 30 years......................................            608
                                                                                     ------
  Total increase (decrease).................................................      $     (51)
                                                                                     ------
                                                                                     ------


    (5) Interest expense adjustments include the following:

                                                                                FISCAL YEAR
                                                                                   ENDED
                                                                              JANUARY 27, 1996
                                                                              ----------------
Interest expense adjustments:
Elimination of PI interest expense on debt owed to its parent company.......    $     (2,562)
Recording of interest expense on the Existing Notes.........................          11,875
Elimination of cash interest expense on the Prior Credit Agreement (a)......         (15,009)
Recording of cash interest expense on the New Credit Agreement reflecting
 revised borrowings, terms and pricing (a)..................................          14,267
Elimination of amortization expense for debt issuance costs relating to the
 Prior Credit Agreement.....................................................            (955)
Recording of amortization expense for debt issuance costs relating to the
 Existing Notes and the New Credit Agreement................................             796
                                                                              ----------------
  Total increase............................................................    $      8,412
                                                                              ----------------
                                                                              ----------------

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED STATEMENT OF OPERATIONS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

        (a) The change in cash interest expense reflects a weighted average interest rate for the fiscal year ended January 27, 1996 of 7.63% under the New Credit Agreement, versus a weighted average interest rate for the fiscal year ended January 27, 1996 of 7.53% under the Prior Credit Agreement. The weighted average principal amount outstanding for the fiscal year ended January 27, 1996 was assumed to be $187.0 million under the New Credit Agreement, versus $199.3 million under the Prior Credit Agreement.

    (6) Provision for income tax adjustments include the following:


                                                                                FISCAL YEAR
                                                                                   ENDED
                                                                              JANUARY 27, 1996
                                                                              ----------------
Provision for income tax adjustments:
Elimination of historical Holding income tax provision......................     $   (5,447)
Elimination of historical PI income tax benefit.............................          1,228
Recording of income tax provision based on pro forma pre-tax income,
 assuming the Company's effective tax rate of approximately 37%.............          4,945
                                                                                   --------
  Total increase............................................................     $      726
                                                                                   --------
                                                                                   --------


    (7) EBITDA represents the sum of income before interest expense and income taxes, plus depreciation and amortization. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

    (8) Excluding the $11,224 asset impairment and restructuring charge recorded by the Company in the fourth quarter of fiscal 1996, Holding would have had historical EBITDA of $49,957, and the combined companies (on a pro forma basis) would have had EBITDA of $61,064, for the fiscal year ended January 27, 1996.

    (9) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges include interest expense and the portion of operating rents which is deemed representative of an interest factor.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


    See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K and in the Form 10-Q, each of which is incorporated herein by reference.



FORWARD-LOOKING STATEMENTS



    This Prospectus contains, or incorporates by reference, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding, among other items, (i) the realization of benefits from the Acquisition and the integration of PI's business into the Company's business, (ii) the sufficiency of cash flow to fund the Company's debt service requirements and working capital needs, and (iii) anticipated trends in the Company's business and the automotive replacement parts industry. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from those contemplated by these forward-looking statements as a result of the factors described in "Risk Factors," including, among other matters, the possible failure by the Company to retain a substantial portion of PI's sales (particularly those made to larger customers), a failure to achieve significant purchasing economies and other cost savings as a result of the Acquisition and integration of PI's business into the Company's business, changes in the demand for automotive products and changes in the automotive replacement parts industry generally, including pricing and other changes by the Company's competitors. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this Prospectus will in fact transpire. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements.


                                    BUSINESS

COMPANY OVERVIEW


    The Company is a leading warehouse distributor of automotive replacement parts in the United States, supplying over 1,900 parts stores owned by associated jobbers and approximately 325 Company-owned stores as of April 25, 1996. The Company principally serves the wholesale segment of the automotive parts aftermarket. Through the Company's network of 35 distribution centers in 30 states, the Company offers over 160,000 SKUs, including a broad array of nationally recognized replacement parts, tools, equipment, supplies and accessories under its Big A brand name as well as manufacturers' brands and, for a limited time through the distribution centers owned by PI, under the Parts Plus group of brand names. In addition, as of April 25, 1996, the Company operated more than 250 ISWs, which directly serve the needs of the professional installer by stocking a select number of high demand products and emphasizing availability and quick delivery. The Company had net sales and EBITDA of $603.7 million and $38.7 million, respectively, for the fiscal year ended January 27, 1996 and $217.6 million and $11.9 million, respectively, for the three months ended April 25, 1996. Excluding the $11.2 million asset impairment and restructuring charge recorded by the Company in the fourth quarter of fiscal 1996, the Company would have had EBITDA of $50.0 million for the fiscal year ended January 27, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" in the Form 10-K and in the Form 10-Q, each of which is incorporated herein by reference and "Selected Historical Consolidated Financial Information of APS Holding Corporation."


    The  Company's Big A program  offers a number of  benefits to the associated jobbers that participate in the program, including (i) a broad selection of product lines; (ii) brand name identity, including national advertising programs; (iii) access to flexible purchasing programs; (iv) overnight delivery of parts; and (v) a comprehensive package of services, including assistance in marketing, cataloging, inventory control, accounting, management and employee training. Approximately two-thirds of the Company's associated jobbers and Company-owned stores are located in communities with populations of less than 25,000 people. The Company believes that jobbers located in smaller communities are well suited to the Big A program because the customer base within these communities generally is not large enough to support the investment necessary to enable a jobber to obtain on its own the benefits of the Big A program. In contrast, ISWs target customers in larger metropolitan areas typically not served by the Company's associated jobbers or Company-owned stores by focusing on a select number of high demand products (typically undercar products such as chassis, suspension, steering and brake parts) and emphasizing availability and quick delivery.



    On the Acquisition Closing Date, APS acquired all of the outstanding capital stock PI, an automotive parts distributor, from GKN Parts for a cash closing purchase price of $79.7 million, which purchase price was adjusted to $74.9 million after the closing. As of the Acquisition Closing Date, the PI distribution network was comprised of approximately 850 parts stores owned by PI's associated jobbers and more than 125 company-owned stores operating under the Parts Plus group of marks, which were serviced through PI's 14 distribution centers. As of the Acquisition Closing Date, PI's customer base was primarily located in markets where the Company had a relatively minor presence, including Arkansas, Oklahoma, Texas, Tennessee, Kentucky, Mississippi, Alabama, West Virginia and Michigan. Based on the Company's review of PI's store base, the Company believes that as of such date, there was less than a 5% overlap between the Company's and PI's associated jobbers and company-owned stores. The Company believes that opportunities exist to achieve significant ongoing purchasing and other cost savings in connection with the Acquisition, including through the closure (as of the date of this Prospectus) of four of the Company's distribution centers (including two PI distribution centers) and the anticipated closure of seven additional PI distribution centers, and the consolidation of these operations into the combined companies' remaining facilities. PI had net sales and EBITDA of $224.8 million and $5.0 million, respectively, for the fiscal year ended December 31, 1995. See "Risk Factors -- Realization of Benefits from the Acquisition; Integration of PI," "Pro Forma Combined Condensed Statement of Operations" and the Financial Statements of PI and the related notes thereto for the fiscal year ended December 31, 1995.


    In February 1996, the Company sold its interest in the Parts Plus group of marks, which had been acquired by the Company in the Acquisition, to the Association of Automobile Aftermarket Distributorships ("AAAD"), a programmed distribution group that markets automotive replacement parts under the Parts Plus program, for cash consideration of $3.5 million. PI had previously licensed the same marks to AAAD for a small yearly license fee. Pursuant to the sale agreement, PI associated jobbers who have not yet changed over to the Big A program will be entitled to continue to use the Parts Plus group of marks on a royalty free basis, and to receive all of the economic benefits of the Parts Plus program, for 450 days following the closing of the Acquisition. The Company intends to gradually change over PI's distribution centers, associated jobbers and company-owned stores to the Big A program during fiscal 1997, beginning with the PI distribution centers, and the associated jobbers serviced by those distribution centers, that the Company expects to close.

    For further information with respect to the business of the Company, see "Business" in the Form 10-K, which is incorporated herein by reference.

                                   MANAGEMENT


    See "Directors and Executive Officers of the Registrant" and "Executive Compensation" in the Form 10-K, which is incorporated herein by reference.


                           OWNERSHIP OF CAPITAL STOCK


    See "Security Ownership of Certain Beneficial Owners and Management" in the Form 10-K, which is incorporated herein by reference.

                      DESCRIPTION OF NEW CREDIT AGREEMENT


    In connection with the Acquisition, the Company entered into the New Credit Agreement with Chemical and certain other lenders. The New Credit Agreement replaced the credit facilities that were available to the Company under the Prior Credit Agreement. The New Credit Agreement provides for a Term Loan Facility of $65 million and a Revolving Credit Facility of $235 million, with a final maturity date of December 31, 1999 for the Term Loan Facility and of December 31, 2000 for the Revolving Credit Facility (collectively, the "Facilities"). Up to $20 million of Revolving Credit Facility availability may be used for standby and commercial letters of credit, and $10 million of Revolving Credit Facility availability may be used for swing line loans. The Facilities were used to replace the Prior Credit Agreement and finance the working capital and business requirements of the Company following the Acquisition. See "Use of Proceeds." Borrowings under the Revolving Credit Facility are subject to a borrowing base limitation based on eligible accounts receivable and inventory.


    Pursuant to the New Credit Agreement, the Company is required to make quarterly principal payments on the term loan borrowings thereunder in an aggregate amount of $13 million in 1996, $15 million in 1997, $17 million in 1998 and $20 million in 1999. The Facilities are also subject to mandatory prepayments and reductions, subject to certain exceptions, in an amount equal to 100% of the net proceeds of certain permitted asset sales and certain issuances of debt obligations of the Company. Such net proceeds will be applied first to prepay term loans and then to prepay swing line loans and revolving credit loans (and cash collateralize or replace outstanding letters of credit) and simultaneously reduce the Revolving Credit Facility. On December 31, 2000, all remaining amounts then outstanding under the New Credit Agreement will become due.


    Loans under the Facilities generally bear interest, at the Company's option, at a rate equal to either (i) the rate that is the highest of Chemical's prime rate or certain alternative rates ("Base Rate"), in each case plus a margin of up to 0.75% per annum, or (ii) the rate at which certain Eurodollar deposits are offered in the interbank Eurodollar market ("LIBOR") plus a margin of up to 2.00% per annum. The margin applicable to the Base Rate loans currently is 0.25% per annum, while the margin applicable to LIBOR loans currently is 1.50% per annum.


    The Company's obligations under the New Credit Agreement are guaranteed by Holding and certain of the subsidiaries of APS and secured by pledges of the capital stock of APS and such subsidiaries, by security interests in substantially all of their personal property and by mortgages on certain of their owned real property.

    The New Credit Agreement contains (i) customary or otherwise appropriate default provisions, including provisions for default if CD&R and its affiliates transfer to a third party any of the shares of the common stock of Holding currently held by Fund IV, or if any other person or group acquires more than 30% of the outstanding shares of the common stock of Holding, and (ii) customary or otherwise appropriate affirmative and negative covenants, including a negative pledge with respect to unencumbered assets, and restrictions on the ability of APS and its subsidiaries to incur indebtedness, incur liens and other encumbrances, pay dividends or make other restricted payments, become liable on guarantees and other contingent obligations, enter into agreements with respect to mergers or consolidations, sell or transfer assets, make investments or capital expenditures, make acquisitions, make loans and advances, enter into transactions with affiliates, and create subsidiaries or engage in new types of business. In addition, the New Credit Agreement contains financial covenants requiring the maintenance of certain financial ratios and tests, including maintenance of the Company's net worth and maintenance of consolidated fixed charge to interest expense and consolidated leverage ratios, as well as a limitation on capital expenditures.

                            DESCRIPTION OF THE NOTES


    The Existing Notes were, and the New Notes will be, issued pursuant to the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture of 1939 as in effect on the date the Indenture is qualified under the Trust

Indenture Act (the "Trust Indenture Act"; PROVIDED, HOWEVER, that in the event that the Trust Indenture Act is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of those terms.


    For purposes of this description, the term Holding refers to APS Holding Corporation and does not include its Subsidiaries, and APS refers to A.P.S., Inc. and does not include its Subsidiaries, in each case, except for purposes of financial data determined on a consolidated basis.

    The following summary of certain provisions of the Indenture does not purport to be complete and is subject to the provisions of the Indenture and the Notes, including the definitions therein of certain terms used below. Capitalized terms used in this section and not otherwise defined in this section have the respective meanings assigned to them in the Indenture. Certain defined terms are set forth below under " -- Certain Definitions."

GENERAL


    The Existing Notes are, and the New Notes will be, general unsecured obligations of APS and together will be limited to $100 million aggregate principal amount. The payment of principal, premium, if any, and interest on the Existing Notes is, and in the New Notes will be, unconditionally guaranteed on a senior subordinated and unsecured basis by Holding and by each existing and future Restricted Subsidiary Guarantor (Holding and the existing and future Restricted Subsidiary Guarantors of Holding are referred to collectively as the "Note Guarantors"), and Holding will cause each future Restricted Subsidiary Guarantor to enter into a supplemental indenture providing for a Restricted Subsidiary Guarantee as required in the Indenture.


FORM, DENOMINATION AND BOOK-ENTRY PROCEDURES

    The Existing Notes held by Qualified Institutional Buyers pursuant to Rule 144A are represented by a fully registered global note (the "Existing Global Note" and, together with the New Global Certificates, the "Global Notes"). The Existing Global Note has been deposited with a Participant (as defined below) as custodian for DTC and registered in the name of Cede & Co., DTC's nominee. Except as set forth below, the Existing Global Note may be transferred, in whole and in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

    The Existing Notes held by Institutional Accredited Investors and by non-U.S. persons who purchased such Notes outside the United States pursuant to Regulation S are represented by Existing Notes in registered, certificated form without interest coupons. Such Existing Notes are subject to certain restrictions on transfer as described under "Risk Factors -- Restrictions on Transfer."

    At the option of the holder of a New Note, such New Note may be held in the form of either (i) a certificated New Note or (ii) a beneficial interest in one or more New Global Certificates. The New Notes initially represented by one or more fully registered New Global Certificates will be deposited with the Depositary and registered in the name of the Depositary or its nominee (the "Global Certificate Registered Owner"). Except in the limited circumstances described below, the New Global Certificate may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

    The Depositary is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers of the Existing Notes), banks (including The Bank of New
York), trust companies, clearing corporations and certain other organizations. Indirect access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain custodial relationship with a Participant (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the Depositary are recorded on the records of the Participants and Indirect Participants.

    The Depositary will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more Participants to whose accounts interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such Participant or Participants has or have given such direction.

    APS expects that the Depositary or its nominee, upon receipt of any payment of principal, premium or interest in respect of the Global Note, will credit Participants' accounts with payments in amounts proportionate to such Participants' respective beneficial interests in the principal amount of the Global Note, as shown on the records of the Depositary or its nominee. APS also expects that payments by Participants to owners of beneficial interests in the Global Note held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes will be limited to that extent.

    Except as described below, owners of interests in a Global Note will not have Notes registered in their names, will not receive physical delivery of Notes in definitive form and will not be considered the Global Certificate Registered Owners thereof under the Indenture for any purpose.

    Although the Depositary and its Participants are expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Note among Participants, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee, the Paying Agent, nor any agent of the Company, the Trustee or the Paying Agent will have any responsibility or liability for (i) any aspect of the Depositary's records or any Participant's records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's records relating to the beneficial ownership interests in a Global Note or (ii) any other matter relating to the actions and practices of the Depositary, of any of its Participants, or of any of the Indirect Participants.

    Payments in respect of the principal of and interest on any New Notes registered in the name of the Global Certificate Registered Owner on the relevant record date will be payable by the Trustee to the Global Certificate Registered Owner in its capacity as the registered owner under the Indenture. Under the terms of the Indenture, the Company, the Trustee and the Paying Agent will treat the person in whose names the Notes, including a Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee, the Paying Agent nor any agent of the Company, of the Trustee, or of the Paying Agent has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes or for any other matter relating to actions or practices of the Depositary or any of its Participants. None of the Company, the Trustee or the Paying Agent will be liable for any delay by the Depositary or any of its Participants in identifying the beneficial owners of the Notes, and the Company, the Trustee and the Paying Agent may conclusively rely on and will be protected in relying on instructions from the Global Certificate Registered Owner for all purposes.


    Owners of beneficial interests in the Global Note will be entitled to receive certificated Notes, if (i) the Depositary is at any time unwilling or unable to continue as, or ceases to be, a "clearing agency" registered under
Section 17A of the Exchange Act, and a successor to the Depositary registered as a "clearing agency" under Section 17A of the Exchange Act is not appointed by APS within 90 days or

(ii) in the case of the Existing Global Note only, as provided in the following paragraph. In addition to the foregoing, on or after the occurrence of an Event of Default under the Indenture, owners of beneficial interests in the Global Note will be entitled to request and receive certificated Notes.

    Subject to the restrictions on the transferability of the Existing Notes described in "Risk Factors -- Restrictions on Transfer," an Existing Note in definitive form will be issued upon the resale, pledge or other transfer of any Existing Note or interest therein to any person or entity that is not a Qualified Institutional Buyer pursuant to Rule 144A or that does not participate in the Depositary.

    The information in this section concerning the Depositary and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

NOTE GUARANTEES

    The Holding Guarantee and the Restricted Subsidiary Guarantees irrevocably and unconditionally guarantee the performance and punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Excess Proceeds Offer or redemption, or otherwise, of all obligations of APS under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise. Each of the Note Guarantors has agreed to pay, in addition to any amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Holding Guarantee or the Restricted Subsidiary Guarantees. Each of the Note Guarantees are limited in amount to an amount not to exceed the maximum amount that can be guaranteed by Holding or the applicable Restricted Subsidiary Guarantor without rendering such Note Guarantee as it relates to such Note Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

    Each of the Holding Guarantee and the Restricted Subsidiary Guarantees is a continuing Guarantee and (a) shall remain in full force and effect until payment in full of the aggregate outstanding principal amount of the Notes and all of APS's other obligations then due and payable under the Indenture and the Notes or, in the case of a Restricted Subsidiary Guarantee, upon such Restricted Subsidiary Guarantor no longer being a Restricted Subsidiary Guarantor, (b) is binding upon each of the Note Guarantors and (c) is granted for the benefit of and be enforceable by the Trustee and the holders of Notes.

PAYMENT TERMS


    The Notes will mature on January 15, 2006 and bear interest at a rate of 11 7/8 % per annum until maturity, payable semiannually on January 15 and July 15 of each year, commencing July 15, 1996, to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 immediately preceding such interest payment date.


    The Indenture provides that interest on the Notes is to be computed on the basis of a 360-day year of twelve 30-day months. Initially, the Trustee will act as Paying Agent and Registrar. Principal and interest will be payable initially at the offices of the Paying Agent but, at the option of APS, interest may be paid by check mailed to the Persons who are registered holders of Notes at their registered addresses, except that payments in respect of the Global Note (as defined below) will be made to the Depositary in next-day funds. Holding or any of its Subsidiaries or Affiliates may act as Paying Agent and Registrar, PROVIDED that Holding shall, or shall cause such Subsidiary or Affiliate to, segregate and hold in trust for the benefit of the Holders all funds held by such Person as Paying Agent. APS may change the Paying Agent or Registrar without prior notice to holders of Notes.

SUBORDINATION OF NOTES

    The Existing Notes are, and the New Notes will be, subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or cash equivalents of all existing and future Senior Indebtedness of APS. The Notes shall in all respects rank PARI PASSU with all other Senior

Subordinated Indebtedness of APS, and only Indebtedness of APS that is Senior Indebtedness of APS shall rank senior to the Notes. Although the Indenture limits the aggregate amount of additional Indebtedness that APS may Incur, the Indenture does not limit the amount of such Indebtedness that may be Senior Indebtedness of APS. In the event of bankruptcy, liquidation, dissolution, reorganization or any similar proceeding of APS, the assets of APS will be available to make payments on the Notes only after all Senior Indebtedness of APS has been paid in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, and there may not be sufficient assets remaining to pay amounts due on all or any of the Notes. As of April 25, 1996, there was $204.4 million of Senior Indebtedness of APS, no Senior Subordinated Indebtedness of APS (other than the Existing Notes) and no Subordinated Obligations of APS outstanding; and assuming the full availability and incurrence by APS of the full $94.9 million that was then available to be borrowed under the New Credit Agreement, there would have been $299.3 million of Senior Indebtedness of APS outstanding.


    Upon any payment or distribution of the assets of APS to creditors upon a total or partial liquidation or a total or partial dissolution of APS or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to APS or its property: (i) holders of Senior Indebtedness of APS shall be entitled to receive payment in full of the Senior Indebtedness of APS before holders of Notes shall be entitled to receive any payment of principal of or interest on the Notes; and (ii) until the Senior Indebtedness of APS is paid in full, any distribution to which holders of Notes would be entitled but for this provision shall be made to holders of Senior Indebtedness of APS as their interests may appear, except that holders of Notes may receive Permitted Junior Securities.

    In the event that (i) any Senior Indebtedness of APS is not paid when due or
(ii) any other default on Senior Indebtedness of APS occurs and the Stated Maturity of such Senior Indebtedness of APS is accelerated in accordance with its terms, then, APS may not pay the principal of, premium, if any, interest on or any other amounts owing in respect of the Notes or make any deposit for the purpose of the discharge of its liabilities under the Indenture and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") unless, in either case, (a) the default has been cured or waived and any such acceleration has been rescinded or (b) such Senior Indebtedness of APS has been paid in full. In addition, during the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of APS as a result of which the Stated Maturity thereof may then be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, APS may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by APS and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness of APS specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and APS from the Representative who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness of APS or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the next preceding sentence), unless the holders of such Designated Senior Indebtedness of APS or the Representative of such holders shall have accelerated the Stated Maturity of such Designated Senior Indebtedness of APS, APS may resume payments on the Notes after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of APS during such period.

    The provisions described in the two preceding paragraphs shall not prevent or delay the receipt by the holders of Notes of payments of principal and interest on the Notes, as described below under "-- Satisfaction and Discharge; Defeasance," from the application of any cash or U.S. Government Obligations held in trust by the Trustee.

    In the event of APS's insolvency, liquidation, reorganization, dissolution or other similar proceedings, funds that would otherwise be payable to holders of Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness of APS in full. Moreover, creditors of APS pursuant to obligations (such as accounts payable or tax liabilities) that are neither Senior Indebtedness of APS nor Senior Subordinated Indebtedness of APS may recover less, ratably, than the holders of Senior Indebtedness of APS but may recover more, ratably, than holders of Senior Subordinated Indebtedness of APS, including the holders of Note.

    In addition to ranking senior in right of payment to the Notes, the New Credit Agreement is secured by substantially all the assets of APS. In the event of any payment or distribution of the assets of APS in any foreclosure, dissolution, winding up, liquidation or reorganization, the lenders under the New Credit Agreement and any other secured Senior Indebtedness of APS will have a secured prior claim to such assets of APS. The Indenture does not restrict Liens granted by APS to secure Senior Indebtedness.

SUBORDINATION OF NOTE GUARANTEES; RELEASE OF RESTRICTED SUBSIDIARY GUARANTEES


    The Holding Guarantee and each Restricted Subsidiary Guarantee are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness of the Holding or such Restricted Subsidiary Guarantor, as the case may be. The Holding Guarantee and each Restricted Subsidiary Guarantee, in all respects, rank PARI PASSU with all other Senior Subordinated Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, and only Indebtedness of such Note Guarantor that is Senior Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, rank senior to the Holding Guarantee or the relevant Restricted Subsidiary Guarantee, as the case may be. Although the Indenture limits the aggregate amount of additional Indebtedness that the Note Guarantors may Incur, the Indenture does not limit the amount of such Indebtedness that may be Senior Indebtedness of a Holding or such Restricted Subsidiary Guarantor, as the case may be. In the event of bankruptcy, liquidation or reorganization of a Note Guarantor, the assets of such Note Guarantor will be available to make payments under the Holding Guarantee or the relevant Restricted Subsidiary Guarantee, as the case may be, only after all Senior Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, has been paid in full, and there may not be sufficient assets remaining to pay amounts due on the Holding Guarantee and the Restricted Subsidiary Guarantees. As of April 25, 1996, there was $202.9 million of Senior Indebtedness of Holding (including Holding's guarantee of the New Credit Agreement) and $203.8 million in the aggregate of Senior Indebtedness of Restricted Subsidiary Guarantors (including their guarantee of the New Credit Agreement) outstanding to which the Holding Guarantee and the Restricted
Subsidiary Guarantees, as the case may be, was subordinated, no Senior Subordinated Indebtedness of Holding (other than the Holding Guarantee) or of the Restricted Subsidiary Guarantors (other than the Restricted Subsidiary Guarantees) and no Subordinated Obligations of Holding or the Restricted Subsidiary Guarantors outstanding; and assuming the full availability and incurrence by APS of the full $94.9 million that was then available to be borrowed under the New Credit Agreement as of such date, the Holding Guarantee would have been subordinated to $297.8 million of Senior Indebtedness of Holding (including Holding's guarantee of the New Credit Agreement) and the Restricted Subsidiary Guarantees would have been subordinated to $298.7 million in the aggregate of Senior Indebtedness of Restricted Subsidiary Guarantors (including their guarantee of the New Credit Agreement).


    Upon any payment or distribution of the assets of any Note Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Note Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Note Guarantor or its property: (i) holders of Senior Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, shall be entitled to receive payment in full of the Senior Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, before holders of Notes shall be entitled to receive any payment under the Holding Guarantee or the relevant Restricted Subsidiary Guarantee, as the case may be; and (ii) until the Senior Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, is paid in full, any distribution to which Noteholders would be entitled but for this provision shall be made to holders of Senior Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, as their interests may appear, except that Noteholders may receive Permitted Junior Securities.

    In the event that (i) any Senior Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, is not paid when due or (ii) any other default on Senior Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, occurs and the Stated Maturity of such Senior Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, is accelerated in accordance with its terms, then, such Note Guarantor may not pay the Notes pursuant to the Holding Guarantee or such Restricted Subsidiary Guarantee, as the case may be unless, in either case, (a) the default has been cured or waived and any such acceleration has been rescinded or (b) such Senior Indebtedness has been paid in full. In addition, during the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, as a result of which the Stated Maturity thereof may then be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Note Guarantor may not pay the Notes for a Payment Blockage Period commencing upon the receipt by such Note Guarantor and the Trustee of a Blockage Notice and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and such Note Guarantor from the Representative who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness of such Guarantor or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the next preceding sentence), unless the holders of such Designated Senior Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, or the Representative of such holders shall have accelerated the Stated Maturity of such Designated Senior Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, such Note Guarantor may resume payments under the Holding Guarantee or such Restricted Subsidiary Guarantee, as the case may be, after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, during such period.

    In the event of insolvency, liquidation, reorganization, dissolution or other similar proceedings with respect to any Note Guarantor, funds that would otherwise be payable to Noteholders will be paid to the holders of Senior Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, to the extent necessary to pay such Senior Indebtedness in full. Moreover, creditors of such Note Guarantor pursuant to obligations (such as accounts payable or tax liens) that are neither Senior Indebtedness nor Senior Subordinated Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, may recover less, ratably, than holders of Senior Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, but may recover more, ratably, than holders of Senior Subordinated Indebtedness of Holding or such Restricted Subsidiary Guarantor, as the case may be, including the Noteholders.

    In addition to ranking senior in right of payment to the Note Guarantees, the Senior Indebtedness of the Note Guarantors under the New Credit Agreement is secured by substantially all the assets of Holding (principally the Capital Stock of APS) and its Restricted Subsidiaries (including APS). In the event of any payment or distribution of the assets of any Note Guarantor in any foreclosure, dissolution, winding up, liquidation or reorganization, holders of secured Senior Indebtedness of such guarantor will have a secured prior claim to such assets of such guarantor.

    Any claims by Noteholders against the assets of Subsidiaries of Holding (other than Restricted Subsidiaries by reason of their being Restricted Subsidiary Guarantors) would be structurally subordinated to all existing and future obligations (including trade payables and preferred stock, if any) of such Subsidiaries.

    In the event of a sale or other disposition of all of the assets of any Restricted Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Restricted Subsidiary Guarantor, by way of merger, consolidation or otherwise, such Restricted Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Restricted Subsidiary Guarantor) will be released and relieved of its obligations under its Restricted Subsidiary Guarantee or the Person acquiring the property (in the event of a sale or other disposition of all of the assets of such Restricted Subsidiary Guarantor) will not be required to enter into a Restricted Subsidiary Guarantee, PROVIDED, in each case, that such transaction is carried out pursuant to and in accordance with "-- Certain Covenants -- Limitation on Sales of Assets and Restricted Subsidiary Stock" and, if applicable, "-- Merger, Consolidation and Sale of Assets" below.

OPTIONAL REDEMPTION

    Except as described below, the Notes will not be redeemable at the option of APS prior to January 15, 2001. On and after that date, the Notes will be redeemable at the option of APS, in whole at any time or in part from time to time, on at least 30 but not more than 60 days' prior notice, mailed by first-class mail to the Noteholders' registered addresses, at the redemption prices (expressed in percentages of principal amount) specified below plus accrued and unpaid interest (if any) to the redemption date (subject to the right of each Holder of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning January 15 of the years indicated below:

YEAR                                                                                PERCENTAGE
- ----------------------------------------------------------------------------------  ----------
2001..............................................................................     105.94%
2002..............................................................................     104.45%
2003..............................................................................     102.97%
2004..............................................................................     101.48%
2005 and thereafter...............................................................     100.00%

    In addition, at any time and from time to time prior to January 15, 1999, APS may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of the Notes with the proceeds of one or more Public Equity Offerings by Holding, on at least 30 but not more than 60 days' prior notice, mailed by first-class mail to the Noteholders' registered addresses, at a redemption price (expressed as a percentage of principal amount thereof) of 111.875%, plus, in each case, accrued and unpaid interest, if any, to the redemption date (subject to the right of each Holder of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 66 2/3% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

    The Notes will be subject to redemption at the option of APS prior to January 15, 2001, in whole or in part, at any time within 180 days after a Change of Control on not less than 30 nor more than 60 days' prior notice to each Holder of Notes to be redeemed, at a redemption price equal to the sum of
(i) the principal amount thereof plus (ii) the Applicable Premium plus (iii) accrued and unpaid interest, if any, to the redemption date (subject to the right of each Holder of record on the relevant record date to receive interest due on the relevant interest payment date). Each Noteholder will also have certain rights to require the Company to purchase such Notes upon the occurrence of a Change of Control. See "-- Change of Control" below.

    If fewer than all the Notes are to be redeemed, selection of Notes for redemption will be made by the Trustee, on a pro rata basis or by lot or by any other means the Trustee determines to be fair and appropriate and that complies with applicable legal and securities exchange requirements.

    The provisions of the New Credit Agreement prohibit APS from repurchasing the Notes pursuant to any of the redemption provisions described herein without first obtaining the consent of the Banks.

MANDATORY SINKING FUND

    There are no mandatory sinking fund payments for the Notes.

CHANGE OF CONTROL

    Upon a Change of Control occurring at any time, each Holder shall have the right to require that APS purchase all or part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of each Holder of record on the relevant record date to receive interest due on the relevant interest payment date) (the "Change of Control Purchase Price"), in accordance with the terms contemplated below; PROVIDED, HOWEVER, that notwithstanding a Change of Control, APS shall not be obligated to purchase the Notes pursuant to this covenant in the event that it has exercised its rights to redeem all of the Notes as described above under "-- Optional Redemption." In the event that at the time of such Change of Control, the terms of the New Credit Agreement or other Senior Indebtedness of Holding, APS or any Restricted Subsidiary Guarantor restrict or prohibit the purchase of the Notes pursuant to this provision, then prior to the mailing of the notice to Holders provided for in the next paragraph below, but in any event within 30 days following any Change of Control, Holding, APS or such Restricted Subsidiary Guarantor, as applicable, shall (i) repay or cause to be repaid in full the New Credit Agreement or such other Senior Indebtedness or offer to repay in full the New Credit Agreement or such other Senior Indebtedness and repay or cause to be repaid the New Credit Agreement or such other Senior Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the New Credit Agreement or such other Senior Indebtedness, in each case in order to permit the purchase of the Notes as provided for below. The provisions of the New Credit Agreement prohibit APS from purchasing the Notes pursuant to this section. Although the requirement to purchase Notes upon a Change of Control as described in the next paragraph is absolute whether or not Holding, APS or such Restricted Subsidiary Guarantor, as applicable, complies with the covenant set forth in the second preceding sentence, and failure to purchase Notes would constitute an Event of Default under the Indenture, the terms described above in "-- Subordination of Notes" and "-- Subordination of Note Guarantees; Release of Restricted Subsidiary Guarantees" may prevent payment of the Change of Control Purchase Price (whether at the date of purchase or upon acceleration of the Notes), depending upon the funds available to APS at such time. There can be no assurance that Holding, APS or such Restricted Subsidiary Guarantor, as applicable, will be able, as required by the Indenture, to repay the New Credit Agreement or such other Senior Indebtedness or obtain the necessary consents thereunder to permit the purchase of the Notes upon a Change of Control.

    Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of the preceding paragraph), APS shall send, by first-class mail to each Holder, a notice (with a copy to the Trustee) stating:


        (i) that a Change of Control has occurred, that such Holder has the right to require APS to purchase such Holder's Notes at the Change of Control Purchase Price and that all Notes timely tendered will be accepted for payment;



        (ii) the circumstances and relevant facts regarding such Change of Control, including, to the extent available, information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control, events causing such Change of Control and the date such Change of Control is deemed to have occurred;



       (iii) the purchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed); and

       (iv) the instructions and relevant information determined by APS, consistent with this provision, that a Holder must follow or consider in order to have its Notes purchased, together with the information contained in the next paragraph (and including any related materials).


    Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Paying Agent at the address specified in the notice at least five Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Paying Agent receives not later than three Business Days prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing such Holder's election to have such Note purchased.

    On the purchase date, all Notes purchased by APS under this provision shall be delivered to the Trustee for cancellation, and APS shall pay the Change of Control Purchase Price to the Holders entitled thereto.

    APS shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this provision. To the extent that the provisions of any securities laws or regulations conflict with this provision, APS shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this provision by virtue thereof.

    The occurrence of certain of the events that would constitute a Change of Control could constitute a default under the New Credit Agreement and might constitute a default under future Indebtedness of APS, Holding and the Restricted Subsidiary Guarantors. In addition, the exercise by the Holders of the Notes of their right to require APS to repurchase the Notes could cause a default under such Indebtedness even if the Change of Control itself does not, due to the financial effect of such repurchase on APS. Finally, if a Change of Control Offer is made, there can be no assurance that APS will have sufficient funds or other resources to pay the Change of Control Purchase Price for all the Notes that might be delivered by Holders thereof seeking to require APS to purchase Notes. See "Risk Factors -- Leverage; Restrictive Covenants."

    The conveyance, transfer or lease of all or substantially all of Holding's assets, among other things, may constitute a Change of Control. The Indenture is governed by New York law, and there is no established quantitative definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if Holding or APS were to dispose of less than all of its assets, it might be unclear whether a Change of Control has occurred and whether APS may be required to make a Change of Control Offer. In any particular transfer, the determination as to whether a Change of Control has occurred will depend on the percentage of operating assets and total assets transferred, among other measurements, and the other facts and circumstances of the transaction and will be made by APS, and APS shall give notice to the Holders of the Notes of the occurrence of a Change of Control.

    APS's obligations to repurchase the Notes upon a Change of Control are guaranteed on a senior subordinated basis by Holding pursuant to the Holding Guarantee and by the other Restricted Subsidiary Guarantors pursuant to the Restricted Subsidiary Guarantees. Such Note Guarantees are subordinated to Senior Indebtedness of Holding or such Restricted Subsidiaries, as the case may be, to the same extent described above under "-- Subordination of Guarantees; Release of Restricted Subsidiary Guarantees."

CERTAIN COVENANTS

    The Indenture contains covenants, including, among others, the following:

    LIMITATION ON INDEBTEDNESS.   Holding shall  not, and shall  not permit  any
Restricted Subsidiary to, Incur any Indebtedness; PROVIDED, HOWEVER, that Holding or any Restricted Subsidiary may Incur

Indebtedness if on the date thereof the Consolidated Interest Coverage Ratio would, after giving pro forma effect to such proposed Incurrence and the receipt and application of the proceeds thereof, be greater than 2.25:1.00.

    Notwithstanding the foregoing limitation, Holding and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Indebtedness under the New Credit Agreement of (a) up to $65 million in term loan borrowings (less the amount of any permanent reductions in such borrowings thereunder) and (b) the greater of (x) $235 million in revolving credit borrowings (less the amount of any permanent repayments of principal or other permanent reductions in the amount of available borrowings thereunder) and (y) the sum of 90% of the book value of the accounts receivable of Holding and its Restricted Subsidiaries, which do not constitute Receivables Collateral for any Qualified Receivables Transaction, and 60% of the book value of the inventory of Holding and its Restricted Subsidiaries, in each case calculated in accordance with GAAP and net of any reserves established or required under GAAP; (ii) Indebtedness of Holding owing to and held by any Wholly Owned Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by Holding or any Wholly Owned
Restricted Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to Holding or a Wholly Owned
Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (iii) Indebtedness represented by the Notes, the Holding Guarantee and the Restricted Subsidiary Guarantees, and any Indebtedness (other than the Indebtedness described in clauses (i) or (ii) above) outstanding on the Issue Date; (iv) Indebtedness under any Interest Rate Agreement or Currency Agreement; PROVIDED, HOWEVER, that the obligations created by (a) any such Interest Rate Agreement or Currency Agreement are related to payment obligations on Indebtedness otherwise permitted under the Indenture or (b) any such Currency Agreement is designed to protect Holding and its Restricted Subsidiaries against fluctuations in foreign currency exchange rates and does not increase Indebtedness of Holding or any of its Restricted Subsidiaries except to the extent of any such fluctuations, and, in each case, such Interest Rate Agreement or Currency Agreement is not for speculative purposes; (v) Indebtedness in connection with one or more standby letter of credit reimbursement obligations with respect to lease obligations and loans to jobbers issued in the ordinary course of business, including letters of credit of PI or an Affiliate of PI assumed by APS in connection with the Acquisition, in an aggregate face amount at any one time not to exceed $10 million; (vi) Indebtedness in connection with one or more commercial documentary letters of credit or bankers' acceptances issued for the account of Holding or any Restricted Subsidiary for the purchase of goods and services in the ordinary course of business; (vii) Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to the provisions of the immediately preceding paragraph or clause (iii) or (xvii) of this paragraph; (viii) Indebtedness of Holding or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument drawn against insufficient funds, PROVIDED that such Indebtedness is extinguished within three days of its Incurrence; (ix) non-interest bearing Indebtedness pursuant to a promissory note that may be issued by APS to GKN Parts (or its assignee) of up to $3 million related to purchase price adjustments pursuant to the Purchase Agreement; (x) Indebtedness of APS or any Restricted Subsidiary consisting of Guarantees, indemnities or other obligations, in each case in respect of purchase price adjustments, in connection with the acquisition or disposition of assets permitted under the Indenture; (xi) Guarantees of up to $5 million in the aggregate outstanding at any time under a Qualified Receivables Transaction; (xii) Indebtedness of a Receivables Subsidiary in respect of any Qualified Receivables Transaction that at all times enables such Receivables Subsidiary to qualify as a Receivables Subsidiary; (xiii) Indebtedness under Inventory and Merchandise Repurchase Agreements; (xiv) Guarantees of up to an aggregate principal amount of $10 million at any one time outstanding of Indebtedness Incurred by Management Investors in connection with any Management Subscription Agreement or Incurred by management employees in respect of relocation loans extended to such employees, and any refinancings, refundings, extensions or renewals thereof;
(xv) Indebtedness of Holding or any of its Restricted Subsidiaries of up to an aggregate principal amount of $10 million at any one time outstanding Incurred to finance the purchase price of any acquisition of Additional Assets other than from Holding or its Restricted Subsidiaries, PROVIDED that if such Indebtedness is owed to a Person, other than the Person from whom such acquisition is made or any Affiliate thereof, such Indebtedness shall not exceed 60% of the purchase price of such Additional Assets; (xvi) Guarantees in connection with sales or other dispositions permitted under the Indenture, including Guarantees with respect to indemnification and then-existing lease obligations; (xvii) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by Holding or a Restricted Subsidiary and Indebtedness of a Person assumed by Holding or a Restricted Subsidiary in connection with the acquisition of assets from such Person, PROVIDED that at the time such assets were owned by such other Person such Indebtedness was either secured by such assets or related to the acquisition, ownership, improvement or use of such assets by such other Person (in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or such assets were acquired by Holding or a Restricted Subsidiary, as applicable); PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by Holding or a Restricted Subsidiary or such assets are acquired by Holding or a Restricted Subsidiary, as applicable, Holding and its Restricted Subsidiaries would have been able to Incur $1.00 of additional Indebtedness pursuant to the preceding paragraph after giving effect to the Incurrence of such Indebtedness pursuant to this clause (xvii); (xviii) Indebtedness in respect of judgment, appeal, surety, performance and other like bonds provided by Holding or any of its Restricted Subsidiaries in the ordinary course of business; (xix) Indebtedness of Holding or any of its Restricted Subsidiaries in respect of the financing of insurance premiums in the ordinary course of business, or representing obligations in respect of deductibles, self-insured retention amounts, amounts required in connection with worker's compensation and other insurance coverage Incurred in the ordinary course of business or reimbursement obligations in respect of amounts Incurred or paid by an insurance company under any insurance program in effect on the Issue Date or instituted after the Issue Date in the ordinary course of business; (xx) Guarantees relating to obligations of Jobber Subsidiaries under operating leases in an aggregate amount not to exceed $5 million at any one time outstanding; and
(xxi) Indebtedness not otherwise permitted to be Incurred pursuant to this covenant in an aggregate principal amount at any one time outstanding not to exceed $35 million.

    LIMITATION ON RESTRICTED PAYMENTS. Holding shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Holding or APS) except dividends or distributions payable solely in Capital Stock (other than Redeemable Stock) of Holding or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable solely to Holding or a Wholly Owned Restricted Subsidiary, (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Holding or any Restricted Subsidiary held by Persons other than Holding or a Wholly Owned Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to Stated Maturity or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or
(iv) make any Investment other than a Permitted Investment in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time of and after giving effect to such Restricted Payment:
(a) a Default or an Event of Default shall have occurred and be continuing or would result therefrom; (b) Holding and its Restricted Subsidiaries could not Incur at least $1.00 of additional Indebtedness under the Consolidated Interest Coverage Ratio limitation set forth in "-- Limitation on Indebtedness" above; or
(c) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be evidenced by a

Board Resolution) declared or made subsequent to the Issue Date, would exceed, without duplication, the sum of: (1) 50% of the Consolidated Net Income (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) accrued during the period (treated as one accounting period) beginning on the first day of the fiscal quarter following the Issue Date to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment; (2) 100% of the aggregate Net Cash Proceeds received by Holding subsequent to the Issue Date from (i) capital contributions from stockholders and (ii) the issue or sale of its Capital Stock (other than an issuance or sale to a Subsidiary of Holding or an employee stock ownership plan or other trust established by Holding or any of its Subsidiaries or to Management Investors; PROVIDED, HOWEVER, that the amount by which the aggregate proceeds of the issuance or sale of Capital Stock to Management Investors exceeds the aggregate repurchases of Capital Stock made pursuant to subparagraph
(xiii) of the definition of "Permitted Investments" shall be included in the calculation of the Net Cash Proceeds under this clause (2)), including an issuance or sale upon conversion of Indebtedness convertible into Capital Stock of Holding (other than Redeemable Stock) and from the exercise of options, warrants or rights to purchase Capital Stock of Holding (but excluding Redeemable Stock); (3) the amount equal to the net reduction in Investments resulting from (A) payments of dividends, repayments of loans or advances or other transfers of assets to Holding or any Restricted Subsidiary or (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed the amount of any such Investment previously made by Holding or any Restricted Subsidiary, which amount was treated as a Restricted Payment, in each case to the extent not included in Consolidated Net Income; (4) the amount (accreted value in the case of Indebtedness issued with original issue discount) by which Senior Indebtedness, Senior Subordinated Indebtedness or Subordinated Indebtedness of Holding, APS or any Restricted Subsidiary Guarantor issued after the Issue Date is reduced on the balance sheet of Holding and its consolidated Subsidiaries upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date, of such Indebtedness for Capital Stock (other than Redeemable Stock) of Holding (less the amount of any cash or other property distributed by Holding, APS or such Restricted Subsidiary Guarantor upon such conversion or exchange); and (5) $15 million.

    The provisions of this section shall not prohibit: (i) any purchase or redemption of Capital Stock of Holding or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Holding (other than Redeemable Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by Holding or any of its Subsidiaries); PROVIDED, HOWEVER, that (a) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale shall be excluded from clause (c)(2) of the preceding paragraph to the extent such Net Cash Proceeds are applied to purchase or redeem such shares of Capital Stock or Subordinated Obligations; (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness or by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of Holding or its Subsidiaries that is permitted to be incurred pursuant to "-- Limitation on Indebtedness;" PROVIDED, HOWEVER, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph; PROVIDED, HOWEVER, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); PROVIDED FURTHER, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments from and after the date of declaration of such dividends; or (iv) the repurchase of Notes pursuant to the covenant described under "-- Change of Control" above; PROVIDED, HOWEVER, that such repurchases will be excluded in the calculation of the amounts of Restricted Payments.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. Holding shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

(i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to Holding or any other Restricted Subsidiary, (ii) make any loans or advances to Holding or any other Restricted Subsidiary or (iii) transfer any of its property or assets to Holding or any other Restricted Subsidiary, except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness (1) Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by Holding or a Restricted Subsidiary or (2) of a Person assumed by Holding or a Restricted Subsidiary in connection with the acquisition of assets from such Person, PROVIDED that at the time such assets were owned by such other Person such Indebtedness was either secured by such assets or related to the acquisition, ownership, improvement or use of such assets (in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or such assets were acquired by Holding or a Restricted Subsidiary, as applicable) and outstanding on such date;
(c) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this provision or contained in any amendment to an agreement referred to in clause (a) or (b) of this provision; PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are not materially less favorable to the Noteholders than encumbrances and restrictions contained in such agreements; (d) in the case of clause (iii), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (2) arising by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Holding or any Restricted Subsidiary not otherwise prohibited by the Indenture, or (3) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of Holding or any Restricted Subsidiary, in each case in any manner material to Holding or such Restricted Subsidiary; (e) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired; (f) any encumbrances or restrictions pursuant to the New Credit Agreement so long as such encumbrances or restrictions permit the payment of interest on, and principal of, the Notes, except as otherwise provided above under " -- Subordination of Notes" and " -- Subordination of Note Guarantees; Release of Restricted Subsidiary Guarantees;"
(g) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (h) any restrictions imposed on assets or Capital Stock of a Receivables Subsidiary in connection with a Qualified Receivables Transaction that are customary for transactions of such kind.

    LIMITATION ON SALES OF ASSETS AND RESTRICTED SUBSIDIARY STOCK. Holding shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) Holding or such Restricted Subsidiary, as the case may be, receives consideration substantially concurrent with such Asset Disposition at least equal to the Fair Market Value, as determined in good faith by the Board of Directors, the determination of which shall be evidenced by a Board Resolution (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; (ii) at least 75% of the consideration thereof received by Holding or such Restricted Subsidiary is in the form of (a)(x) cash or Temporary Cash Investments or (y) Senior Indebtedness of APS, Holding or any Restricted Subsidiary Guarantor assumed by a transferee (in respect of which APS, Holding or such Restricted Subsidiary Guarantor, as the case may be, has no further obligations), which assumption permanently reduces the amount of Indebtedness permitted pursuant to clause (i)(a) or clause
(xxi) of " -- Limitation on Indebtedness;" plus (b) other consideration; PROVIDED, HOWEVER, that the aggregate amount of such other consideration received by Holding and its Restricted Subsidiaries from the Issue Date shall not exceed $10 million plus the cash proceeds realized from the disposition of any such other consideration, which cash proceeds shall be applied in accordance with this covenant; and PROVIDED, FURTHER, that any consideration received by Holding or any Restricted Subsidiary pursuant to any disposition by Holding or any such Restricted Subsidiary of any property, stock or assets of AFCO at Fair Market Value shall not be subject to this clause (ii); and (iii) APS or Holding delivers an Officers' Certificate to the Trustee certifying that such Asset Disposition complies with clauses (i) and (ii) (if applicable).

    Net Available Cash (or any portion thereof) from any permitted Asset Disposition may be applied by Holding (or such Restricted Subsidiary, as the case may be) within 365 days from the receipt of such Net Available Cash (a) to prepay, repay or purchase Senior Indebtedness of Holding, Senior Indebtedness of APS or Senior Indebtedness of a Restricted Subsidiary Guarantor (in each case, other than Indebtedness owed to Holding or an Affiliate of Holding); (b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by Holding or another Restricted Subsidiary) and/or (c) to purchase and retire Notes; PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (a) or (c) above, Holding, APS or such Restricted Subsidiary Guarantor shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Any Net Available Cash that is not applied by Holding or its Restricted Subsidiaries in the manner and in the relevant time period described in the preceding sentence shall, immediately upon expiration of such time period, become and be added to any then-existing "Excess Proceeds." Holding and its Restricted Subsidiaries may use Net Available Cash to repay borrowings under the Revolving Credit Facility (without permanent reduction in available borrowing thereunder) pending application in accordance with this paragraph and prior to such Net Available Cash becoming Excess Proceeds. When the aggregate amount of Excess Proceeds (together with income earned thereon) exceeds $5 million, APS shall make an offer (an "Excess Proceeds Offer") to purchase Notes pursuant to and subject to the conditions of the following paragraph. Pending application of Net Available Cash pursuant to the preceding sentence, such Net Available Cash shall be invested in Temporary Cash Investments.

    In the event APS is required to make an Excess Proceeds Offer, it will make an offer in accordance with the procedures set forth in the next paragraph to purchase from all Holders on a pro rata basis the Notes at a purchase price in cash of 100% of their principal amount plus accrued and unpaid interest to the date of purchase (subject to the right of each Holder of record on the relevant record date to receive interest due on the relevant interest payment date) and shall purchase from Holders accepting such Excess Proceeds Offer the maximum principal amount of Notes that may be purchased from funds in an amount equal to all then-existing Excess Proceeds. Upon completion of an Excess Proceeds Offer (including payment of the purchase price for Notes duly tendered) the Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds and APS may use the remaining Excess Proceeds in its general operations.

    Promptly, and in any event within 30 days after APS becomes obligated to make an Excess Proceeds Offer, APS shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have such Holder's Notes purchased by APS either in whole or in part subject to proration in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days or more than 60 days after the date of such notice (the "Excess Proceeds Purchase Date") and shall contain information concerning the Excess Proceeds Offer (including, to the extent available, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Excess Proceeds Offer, together with the information contained in the next following paragraph.

    Not later than the date upon which written notice of an Excess Proceeds Offer is delivered to the Trustee as provided above, APS shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Excess Proceeds Offer (the "Excess Proceeds Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Disposition pursuant to which such Excess Proceeds Offer is being made and (iii) the compliance of such allocation with the provisions of the next preceding paragraph.

On such date, APS shall also deposit irrevocably with the Trustee or with the Paying Agent (or, if Holding or any of its Subsidiaries is acting as Paying Agent, Holding shall, or shall cause its Subsidiary to, segregate and hold in trust) in cash or Temporary Cash Investments an amount equal to the Excess Proceeds Offer Amount to be held for payment in accordance with the provisions of this provision. On the Excess Proceeds Purchase Date, APS shall deliver, or cause to be delivered, to the Trustee the Notes or portions thereof that have been tendered properly to and are to be accepted by APS. The Paying Agent shall promptly mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered to the Trustee is less than the Excess Proceeds Offer Amount, the excess shall be delivered to APS immediately after expiration of the Excess Proceeds Offer Period.

    A Holder electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Paying Agent at the address specified in the notice at least five Business Days prior to the Excess Proceeds Purchase Date. A Holder will be entitled to withdraw his election if the Paying Agent receives not later than three Business Days prior to the Excess Proceeds Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If the aggregate purchase price of Notes surrendered by Holders exceeds the Excess Proceeds Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

    At the time APS delivers, or causes to be delivered, Notes to the Trustee that are to be accepted for purchase, APS will also deliver an Officers' Certificate stating that such Notes are to be accepted by APS pursuant to and in accordance with the terms of this provision. A Note shall be deemed to have been accepted for purchase at the time the Paying Agent mails or delivers payment therefor to the surrendering Holder.

    APS shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this provision. To the extent that the provisions of any securities laws or regulations conflict with this provision, APS shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this provision by virtue thereof.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) Holding shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business, enter into or permit to exist any transaction or series of transactions (including the purchase, conveyance, disposition, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holding (an "Affiliate Transaction") unless the terms of such Affiliate Transaction are (i) as favorable to Holding or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such transaction for a similar transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) with respect to an Affiliate Transaction involving aggregate payments or value of $5.0 million or greater, a majority of the Independent Directors have determined in good faith that the criteria set forth in clause (i) are satisfied and have approved the relevant Affiliate Transaction, such approval to be evidenced by a Board Resolution, or, in the event there are no such Independent Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

    (b) The provisions of the preceding paragraph shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to "-- Limitation on Restricted Payments" above or any Indebtedness to be Incurred pursuant to clause (xiv) of the second paragraph of the covenant described under "-- Limitation on Indebtedness," or any payments in respect thereof, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Holding, (iii) loans or advances to employees in the ordinary course of business, (iv) the payment of reasonable fees to directors of Holding and its Restricted Subsidiaries who are not employees of Holding or its Restricted Subsidiaries, (v) any transaction between Holding and a Restricted Subsidiary or between Restricted Subsidiaries,
(vi) reasonable and customary fees and expenses paid to CD&R for financial advisory and similar services provided to Holding and its Subsidiaries; (vii) any transaction with an officer or member of the Board of Directors of APS or Holding not covered by clause (ii) or (iii) above entered into in the ordinary course of business involving compensation, indemnity or employee benefit arrangements; or (viii) any transaction arising out of agreements as in existence on the Issue Date, including, without limitation, the Indemnification Agreement referred to under "Certain Relationships and Related Transactions" and any payments made pursuant thereto.

    LIMITATION ON LAYERED INDEBTEDNESS. Holding shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is subordinate in right of payment to, or ranks PARI PASSU with, the Holding Guarantee, in the case of Holding, the Notes, in the case of APS, or the relevant Restricted Subsidiary Guarantee, in the case of a Restricted Subsidiary Guarantor.

    LIMITATION ON SUBORDINATED LIENS. Holding shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens and Liens securing Senior Indebtedness of Holding, in the case of Holding, of APS, in the case of APS, or of a Restricted Subsidiary Guarantor, in the case of a Restricted Subsidiary Guarantor) on or with respect to any of its property or assets (including Capital Stock), whether owned on the Issue Date or thereafter acquired, or any income or profits therefrom securing any obligation unless contemporaneously therewith effective provision is made to secure the Holding Guarantee, in the case of Holding, the Notes, in the case of APS, or the relevant Restricted Subsidiary Guarantee, in the case of any Restricted Subsidiary Guarantor, equally and ratably with (or prior to) such obligation for so long as such obligation is so secured.

    LIMITATION ON OWNERSHIP OF CAPITAL STOCK OF RESTRICTED
SUBSIDIARIES. Holding shall not (a) permit any Restricted Subsidiary to issue any Capital Stock other than to Holding or one of its Wholly Owned Restricted Subsidiaries or (b) permit any Person (other than Holding or any Wholly Owned Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares), except, in each case, (x) as a result of the sale of up to 49% of the shares of a Restricted Subsidiary other than APS, the Net Available Cash from which is applied in accordance with "-- Limitation on Sales of Assets and Restricted Subsidiary Stock" above and (y) the Capital Stock of a Restricted Subsidiary outstanding at the time such Restricted Subsidiary became a Restricted Subsidiary and at such time not acquired by Holding or another Restricted Subsidiary.

MERGER, CONSOLIDATION AND SALE OF ASSETS

    Each of Holding and APS shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to (or permit, directly or through a Restricted Subsidiary, the sale of substantially all of the assets of Holding and its Restricted Subsidiaries taken as a whole), any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not Holding or APS, as the case may be) shall expressly assume, by indentures supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of APS under the Notes and the Indenture or Holding under the Holding Guarantee and the Indenture, as the case may be;

(ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), the Successor Company would be able to incur an additional $1.00 of Indebtedness in compliance with the Consolidated Interest Coverage Ratio limitations set forth in the first paragraph of "-- Certain Covenants -- Limitation on Indebtedness" above; (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of Holding or APS, as the case may be, immediately prior to such transaction or series of transactions; (v) immediately after giving effect to such transaction, Holding (or the Successor Company to Holding) holds or continues to hold 100% of the Capital Stock of APS (or the Successor Company to APS) and (vi) Holding or APS, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture and that all conditions precedent relating to such transaction have been met.

    The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, Holding or APS, as the case may be, under the Indenture, but the predecessor Company in the case of a lease shall not be released from the obligation to pay the principal of and interest on the Notes.

    Notwithstanding the foregoing, Holding and APS may consolidate with, merge into or transfer all or part of its properties and assets to each other or any other Wholly Owned Restricted Subsidiary.

    Holding shall not permit any Restricted Subsidiary Guarantor to consolidate with or merge with or into (whether or not such Restricted Subsidiary Guarantor is the surviving Person) another Person other than Holding, APS or any Wholly Owned Restricted Subsidiary or in a transaction involving an Asset Disposition carried out pursuant to and in accordance with "-- Certain Covenants -- Limitation on Sales of Assets and Restricted Subsidiary Stock" above unless: (i) the Person formed by or surviving any such consolidation or merger (the "Successor Guarantor"), if other than such Restricted Subsidiary Guarantor, assumes all obligations of such Restricted Subsidiary Guarantor under the relevant Restricted Subsidiary Guarantee and the Indenture pursuant to a supplemental indenture as required in the Indenture; (ii) immediately after giving effect to such transaction, such Successor Guarantor is or becomes a Restricted Subsidiary; (iii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), (a) no Default or Event of Default shall have occurred and be continuing and (b) Holding and its Restricted Subsidiaries (including the Successor Guarantor and its Restricted Subsidiaries) would be able to Incur an additional $1.00 of Indebtedness in compliance with the Consolidated Interest Coverage Ratio limitations set forth in the first paragraph of "-- Certain Covenants -- Limitation on Indebtedness;" and (iv) the Trustee receives an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger complies with the Indenture and that all conditions precedent relating to such transaction have been met.

EVENTS OF DEFAULT AND REMEDIES
    An "Event of Default" will occur under the Indenture in the event of: (i) a default in any payment of interest on any Note when the same becomes due and payable, whether or not such payments shall be prohibited as described above under "-- Subordination of Notes," and such default continues for a period of 30 days; (ii) (a) a default in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable at its Stated Maturity, upon redemption, declaration or otherwise, whether or not such payments shall be prohibited as described above under "-- Subordination of Notes" or "-- Subordination of Note Guarantees; Release of Restricted Subsidiary Guarantees" or (b) a failure to redeem or purchase Notes when required pursuant to the Indenture or the Notes, whether or not such payments shall be prohibited as described above under "-- Subordination of Notes" or "-- Subordination of Note Guarantees; Release of Restricted Subsidiary Guarantees"; (iii) a failure to comply with the provisions of "-- Merger, Consolidation and Sale of Assets" above or "-- Change of Control" above; (iv) a failure to comply with the provisions of "-- Limitation on Indebtedness," "-- Limitation on Restricted Payments," "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries," "-- Limitation on Sales of Assets and Restricted Subsidiary Stock," "-- Limitation on Layered Indebtedness," "-- Limitation on Subordinated Liens," "-- Limitation on Transactions with Affiliates" or "-- Limitation on Ownership of Capital Stock of Restricted Subsidiaries" in "-- Certain Covenants" (other than a failure to purchase Notes when required under "-- Change of Control" or "-- Certain Covenants -- Limitation on Sale of Assets and Restricted Subsidiary Stock") or a failure to cause a Restricted Subsidiary, upon its becoming a Restricted Subsidiary, to enter into a supplemental indenture providing for a Restricted Subsidiary Guarantee as required in the Indenture, and such failure continues for 30 days after the notice specified below or APS fails to give the notice specified below; (v) a failure to comply with any of the agreements in the Notes or the Indenture (other than those referred to in (i), (ii), (iii) or (iv) above), and such failure continues for 60 days after the notice specified below or APS fails to give the notice specified below; (vi) the principal, any premium or accrued and unpaid interest of Indebtedness of Holding or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, and the total amount of such Indebtedness unpaid or accelerated exceeds $7.5 million at the time; (vii) Holding or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for any substantial part of its property;
(d) makes a general assignment for the benefit of its creditors; or (e) takes any comparable action under any foreign laws relating to insolvency; (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against Holding or any Restricted Subsidiary in an involuntary case; (b) appoints a Custodian of Holding or any Restricted Subsidiary or for any substantial part of its property; (c) orders the winding up or liquidation of Holding or any Restricted Subsidiary; or (d) grants any similar relief under any foreign laws, and, in each case, the order or decree remains unstayed and in effect for 60 days; or (ix) any judgment or decree for the payment of money in excess of $7.5 million at the time is entered against Holding or any Restricted Subsidiary and is not discharged and either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (b) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (a) or (b), such default continues for 10 days.

    The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

    A Default under clause (iv) or (v) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes notify APS of the Default and Holding or APS does not cure such Default within the time specified (if any) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

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
    APS shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action APS, Holding or any Restricted Subsidiary Guarantor is taking or proposes to take with respect thereto.

    If  an Event of Default (other than an Event of Default specified in clauses
(vii) or (viii) above) occurs and is continuing, the Trustee by notice to APS, or the Holders of at least 25% in principal amount of the Notes by notice to APS and the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in clause (vii) or (viii) above occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind any such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

    A Noteholder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing; (ii) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;
(iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and (v) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

    A Noteholder may not use the Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

AMENDMENT, SUPPLEMENT AND WAIVER

    Subject to certain exceptions, the Indenture, the Notes, the Holding Guarantee or the Restricted Subsidiary Guarantees may be amended or supplemented by APS, Holding, the relevant Restricted Subsidiary Guarantor and the Trustee with the consent of the Holders of at least a majority in principal amount of such then outstanding Notes. Without notice to or the consent of any Noteholder, APS, Holding, the Restricted Subsidiary Guarantors and the Trustee may amend the Indenture, the Notes or the Note Guarantees, among other things, to cure any ambiguity, defect or inconsistency; to provide for the assumption of APS's, Holding's or a Restricted Subsidiary Guarantor's obligations to Noteholders by a Successor Company or Successor Guarantor or a supplemental indenture in respect of a Restricted Subsidiary Guarantee as contemplated above under "-- General" or "-- Merger, Consolidation and Sale of Assets;" to provide for uncertificated Notes in addition to or in place of certificated Notes; or to make any change that does not adversely affect the rights of any Noteholder. Without the consent of each Noteholder affected, Holding or APS may not reduce the principal amount of Notes the Holders of which must consent to an amendment of the Indenture; reduce the rate or extend the time for payment of interest on any Note; reduce the principal of or extend the Stated Maturity of any Note; reduce the premium payable upon the redemption of any Note or change the time at which any Note may or shall be redeemed; reduce the premium payable upon the purchase of any Note upon a Change of Control or upon an Excess Proceeds Offer or modify the terms pursuant to which APS is obligated to make a Change of Control or Excess Proceeds Offer; make any Note payable in money other than that stated in the Note; make any change in the provisions concerning waiver of Defaults or Events of Default by Holders of the Notes or rights of Holders to receive payment of principal or interest; make any change in the subordination provisions in the Indenture that affects the right of any Holder; or release APS or any Note Guarantor from its obligations under the Notes, the Holding Guarantee or any Restricted Subsidiary Guarantee (except pursuant to the provisions described above in "-- Subordination of Note Guarantees; Release of Restricted Subsidiary Guarantees" and "-- Merger, Consolidation and Sale of Assets") and below in "-- Satisfaction and Discharge; Defeasance."

SATISFACTION AND DISCHARGE; DEFEASANCE

    When (i) APS delivers to the Trustee all outstanding Notes (other than Notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption as described above and APS irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon, and if in either case APS pays all other sums payable hereunder by APS, then the Indenture shall, subject to certain surviving provisions, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of the Indenture on demand of APS accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of APS.

    Subject to conditions to defeasance described below and the survival of certain provisions, APS at any time may terminate (i) all the obligations of APS, Holding and each Restricted Subsidiary Guarantor under the Notes, the Note Guarantees and the Indenture ("legal defeasance option") or (ii) the obligations of Holding and each Restricted Subsidiary (including APS) under certain restrictive covenants and the related Events of Default ("covenant defeasance option"). APS may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

    If APS exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If APS exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (ii) of the immediately preceding paragraph.

    APS may exercise its legal defeasance option or its covenant defeasance option only if:

        (a) APS irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal and interest on the Notes to maturity or redemption, as the case may be;

        (b) APS delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium and interest when due on all the Notes to maturity or redemption, as the case may be;

        (c) 91 days pass after the deposit is made and during the 91-day period no Default described in clause (vii) or (viii) under "-- Events of Default and Remedies" above occurs that is continuing at the end of the period;

        (d) the deposit does not constitute a default under any other agreement or instrument binding on Holding or any Restricted Subsidiary and is not prohibited by the provisions described above under "-- Subordination of Notes" or "-- Subordination of Note Guarantees; Release of Restricted Subsidiary Guarantees;"

        (e) APS delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, and is not qualified as, a regulated investment company under the Investment Company Act of 1940;

        (f) in the case of the legal defeasance option, APS delivers to the Trustee an Opinion of Counsel stating that (i) APS has received from the Internal Revenue Service a ruling, or (ii) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the

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
    holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such defeasance were not to occur;

        (g) In the case of the covenant defeasance option, APS delivers to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such defeasance were not to occur; and

        (h) APS delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by the Indenture.

REPORTS TO HOLDERS OF THE NOTES

    Holding and APS shall each file with the Trustee and provide Noteholders, within 15 days after they file them with the Commission, copies of their annual reports and the information, documents and other reports that they are required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that Holding may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, Holding shall continue to file with the Commission and provide the Trustee and Noteholders with the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In the event that Holding is not permitted to file such reports, documents and information with the Commission or Holding has Subsidiaries other than APS and its Subsidiaries that, individually or in the aggregate, would be deemed to be "substantial subsidiaries" (as defined in Rule 1-02 of Regulation S-X, as in effect at the Issue Date), APS will provide substantially similar information with respect to itself and its Subsidiaries to the Trustee, the Noteholders and prospective Noteholders (upon written request) as if APS were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, except that APS shall not be required to provide separate financial statements for any of its Subsidiaries. Without limiting the foregoing, Holding, APS and the Restricted Subsidiary Guarantors shall comply with the other provisions of Trust Indenture Act Section 314(a).

NO PERSONAL LIABILITY OF STOCKHOLDERS, OFFICERS, DIRECTORS

    No director, officer, employee, incorporator or stockholder, as such, of Holding, APS or any Restricted Subsidiary Guarantor shall have any personal liability in respect of the obligations of Holding, APS or such Restricted Subsidiary Guarantor, as the case may be, under the Notes, the Note Guarantees or the Indenture by reason of his or its status as such.

THE TRUSTEE

    The Bank of New York is the Trustee under the Indenture.

    The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

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
    "ADDITIONAL ASSETS" means (i) any property or assets (other than Indebtedness and Capital Stock) of a kind used or usable in a Related Business and (ii) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holding or a Restricted Subsidiary, PROVIDED that such Restricted Subsidiary is primarily engaged in a Related Business.

    "AFFILIATE" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any Subsidiary of such specified Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the section "-- Certain Covenants Limitation on Transactions with Affiliates" and "-- Certain Covenants Limitation on Sales of Assets and Restricted Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Holding or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

    "APPLICABLE PREMIUM" means, with respect to a Note, the greater of (i) 1.0% of the then-outstanding principal amount of such Note and (ii) the excess of (A) the present value of all remaining required interest and principal payments due on such Note, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then-outstanding principal amount of such Note.

    "ASSET DISPOSITION" means any sale, lease, transfer, or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by Holding or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to Holding or by Holding or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary, (ii) a disposition of inventory in the ordinary course of business,
(iii) a disposition pursuant to any accounts receivable securitization program carried out on commercially reasonable terms, (iv) a disposition with a sale price of less than $1 million, (v) a disposition of properties and assets that is governed by the provisions under the first paragraph of " -- Merger, Consolidation and Sale of Assets" above, and (vi) for purposes of the provisions of " -- Certain Covenants -- Limitation on Sales of Assets and Restricted Subsidiary Stock" only, a disposition made in accordance with " -- Certain Covenants -- Limitation on Restricted Payments."

    "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

    "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

    "BANKS" means the Lenders (as defined in the New Credit Agreement).

    "BOARD OF DIRECTORS" means the Board of Directors of Holding or the applicable Restricted Subsidiary, as the case may be, or any committee thereof duly authorized to act on behalf of such Board.

    "BOARD RESOLUTION" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of Holding or the applicable Restricted Subsidiary, as the case may be.

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
    "CD&R FUND V" means Clayton, Dubilier & Rice Fund V Limited Partnership, a Connecticut limited partnership.

    "CAPITALIZED LEASE OBLIGATIONS" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

    "CHANGE OF CONTROL" means the occurrence of any of the following events: (i)
(A) any "person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes (as a result of the issuance of securities, by merger or otherwise) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall not be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Holding and (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Holding than such other Person or group "beneficially owns" and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Holding (for the purposes of this clause (i), such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person "beneficially owns" (as defined in this clause (i)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in this clause (i)), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); (ii) the merger or consolidation of Holding with or into another Person or the sale of all or substantially all the assets of Holding to another Person (a "Transferee"), in each case, other than a Person that is controlled by the Permitted Holders, and, in the case of any such merger or consolidation, the securities of Holding that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of Holding are changed into or exchanged for cash, securities or property, unless either (x) pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration (or following consummation of such transaction the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of such securities otherwise are beneficial owners of), securities of the surviving corporation or Transferee (or another Person of which the surviving corporation or Transferee is a Subsidiary) that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation or Transferee or such other Person, or (y) pursuant to any such transaction (A) no "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes (as a result of the issuance of securities, by merger or otherwise, as described in clause (i) above), the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the surviving corporation or Transferee, as the case may be, or (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate an equal or greater percentage of the total voting power of the Voting Stock of the surviving corporation or Transferee, as the case may be, than any such other person or have the

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right or ability by  voting power, contract or  otherwise to elect or  designate for election a majority of the board of directors of the surviving corporation or Transferee, as the case may be (for purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause (ii)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in this clause (ii)) directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holding (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Holding was approved by a vote of 66 2/3% of the directors of Holding then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holding then in office.


    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMISSION" means the Securities and Exchange Commission.

    "CONSOLIDATED INTEREST COVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for Holding and its consolidated Subsidiaries for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

        (a) if Holding or any Restricted Subsidiary (x) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the application of the proceeds thereof as if such Indebtedness had been Incurred on the first day of such period or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio involves a discharge of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period);

        (b) if since the beginning of such period Holding or any Restricted Subsidiary shall have disposed of any company or any business or any group of assets constituting an operating unit in the ordinary course of business (a "Disposal"), the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Disposal for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any indebtedness of Holding or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Holding and its continuing Restricted Subsidiaries in connection with such Disposal for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Holding and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

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        (c)  if since  the beginning of  such period, Holding  or any Restricted
    Subsidiary (by merger or otherwise) shall have acquired any company or any business or any group of assets constituting an operating unit in the ordinary course of business (an "Acquisition Transaction"), EBITDA and Consolidated Interest Expense for such period shall be calculated after
    giving  pro  forma   effect  thereto  (including   the  Incurrence  of   any
    Indebtedness) as if such Acquisition Transaction occurred on the first day of such period; and

        (d) if since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holding or any Restricted Subsidiary since the beginning of such period) shall have made any Disposal or Acquisition Transaction that would have required an adjustment pursuant to clause (b) or (c) above if made by Holding or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Disposal or Acquisition Transaction occurred on the first day of such period.

    If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of Holding or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of Holding or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

    "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of Holding and its consolidated Subsidiaries as determined in accordance with GAAP, net of any interest income of Holding and its consolidated Subsidiaries other than in respect of notes receivable from associated jobbers and net of non-cash deferred issuance costs, plus, to the extent not included in such interest, (i) the interest component of Capitalized Lease Obligations, whether paid or accrued, (ii) amortization of debt discount, (iii) accrued interest, (iv) interest actually paid by Holding or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (v) net costs associated with Interest Rate Agreements or Currency Agreements (including amortization of fees), (vi) the interest portion of any deferred obligation,
(vii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries and Redeemable Stock of Holding held by Persons other than Holding or a Wholly Owned Restricted Subsidiary, (viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holding) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by Holding or any Restricted Subsidiary and (ix) earned discount or yield with respect to the sale of accounts receivable.

    "CONSOLIDATED NET INCOME" means, for any period, the net income or loss of Holding and its consolidated Subsidiaries as determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that, subject to the limitations contained in (iv) below, Holding's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Holding or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below), (ii) any net income or loss of any Person acquired by Holding or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income or loss of

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
any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Holding, except that subject to the limitations contained in (iv) below, Holding's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Holding or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause), (iv) any gain or loss realized upon the sale or other disposition of any asset of Holding or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (v) any extraordinary gain or loss and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purpose of " -- Certain Covenants -- Limitation on Restricted Payments" above only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Holding or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause
(iv)(c)(3)(A) thereof.

    "CONSOLIDATED NET WORTH" means the total of the amounts shown on the balance sheet of Holding and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of Holding ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of Holding plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Redeemable Stock of Holding.


    "CONSOLIDATED NON-CASH CHARGES" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP (excluding any non-cash charge that requires an accrual or reserve for cash charges for any future period, other than accruals for future retiree medical obligations made pursuant to Statement of Financial Accounting Standards No. 87, No. 112 and No. 106, as amended or modified, and including any non-cash charges resulting from any write-up of assets of such Person or any of its consolidated Subsidiaries in connection with an acquisition).


    "CURRENCY AGREEMENT" means, in respect of a Person, any foreign exchange currency futures or options, currency swap agreements, forward exchange rate agreements, exchange rate collar agreements, exchange rate insurance or other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates, as to which such Person is a party or a beneficiary.

    "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

    "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "DESIGNATED SENIOR INDEBTEDNESS OF APS" means (i) Indebtedness under the New Credit Agreement and (ii) any other Senior Indebtedness of APS that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $25 million and is specifically designated by APS in the instrument evidencing or governing such Senior Indebtedness of APS as "Designated Senior Indebtedness of APS" for purposes of the Indenture and has been designated as "Designated Senior Indebtedness of APS" for purposes of the Indenture in an Officers' Certificate received by the Trustee.

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
    "DESIGNATED SENIOR INDEBTEDNESS OF HOLDING" means (i) Indebtedness under the New Credit Agreement and (ii) any other Senior Indebtedness of Holding that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by Holding in the instrument evidencing or governing such Senior Indebtedness of Holding as "Designated Senior Indebtedness of Holding" for purposes of the Indenture and has been designated as "Designated Senior Indebtedness of Holding" for purposes of the Indenture in an Officers' Certificate received by the Trustee.

    "DESIGNATED SENIOR INDEBTEDNESS OF A RESTRICTED SUBSIDIARY GUARANTOR" means, in respect of any Restricted Subsidiary Guarantor, (i) Indebtedness under the New Credit Agreement and (ii) any other Senior Indebtedness of such Restricted Subsidiary Guarantor that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by such Restricted Subsidiary Guarantor in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness of such Restricted Subsidiary Guarantor" for purposes of the Indenture and has been designated as "Designated Senior Indebtedness of such Restricted Subsidiary Guarantor" for purposes of the Indenture in an Officers' Certificate received by the Trustee.

    "EBITDA" for any period means the sum of Consolidated Net Income, income tax expense, Consolidated Interest Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Net Income, without duplication, in each case for such period, of such Person and its consolidated Subsidiaries on a consolidated basis, all determined in accordance with GAAP.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price that could be negotiated in an arms'-length free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, consistently applied, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP consistently applied.

    "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by agreement to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee," "Guaranteed," "Guaranteeing" and "Guarantor" shall each have a correlative meaning.

    "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

    "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary, provided that neither the accrual of

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
interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The terms "Incurrable," "Incurred," "Incurrence" and "Incurring" shall each have a correlative meaning.

    "INDEBTEDNESS"   means,  with  respect   to  any  Person   on  any  date  of
determination (without duplication),

        (i) the principal (accreted value in the case of Indebtedness Incurred with original issue discount) of and premium (if any) in respect of indebtedness of such Person for borrowed money;

        (ii) the principal of and premium (if any) in respect of obligations  of
    such   Person  evidenced  by  bonds,  debentures,  notes  or  other  similar instruments;

       (iii) all Capitalized Lease Obligations of such Person;

       (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

        (v) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iv) of this sentence) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

       (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock of such Person or any Redeemable Stock or Preferred Stock of such Person's Subsidiaries (but excluding, in each case, any accrued dividends);

       (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that if such Indebtedness is not assumed by such Person, the amount of such Indebtedness shall be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person;

      (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

       (ix) to the extent not otherwise included in this definition, obligations in respect of Interest Rate Agreements and Currency Agreements.

    For purposes of this definition, the maximum fixed redemption, repayment or repurchase price of any Redeemable Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were redeemed, repaid or repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; PROVIDED, HOWEVER, that if such Redeemable Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Redeemable Stock as reflected in the most recent financial statements of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

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
    "INDEPENDENT DIRECTOR" means a director of Holding other than a director who is a party, or who is a director, officer, employee or Affiliate (or is related by blood or marriage to any such person) of a party, to the transaction in question, and who is, in fact, independent in respect of such transaction.

    "INTEREST RATE AGREEMENT" means, in respect of a Person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect such Person against fluctuations in interest rates.

    "INVENTORY AND MERCHANDISE REPURCHASE AGREEMENTS" means agreements entered into by Holding or any of its Restricted Subsidiaries in the ordinary course of business and consistent with past practice to repurchase from lenders (or their assignees) to operators of automotive parts warehouses or stores (including Jobber Subsidiaries) or from such operators themselves, under certain circumstances, inventory sold by Holding and its Restricted Subsidiaries or inventory (of the type sold by Holding and its Restricted Subsidiaries) sold by third parties at prices not to exceed 90% of the manufacturers' published jobber blue sheet price for such products offered generally to jobbers at the time of repurchase.

    "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the limitations set forth in " -- Certain Covenants -- Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to Holding's direct or indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of Holding at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holding shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) Holding's "Investment" in such Subsidiary at the time of such redesignation less (y) Holding's portion (proportionate to Holding's direct or indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. In determining the amount of any Investment in respect of any property or assets other than cash, such property or asset shall be valued at its Fair Market Value at the time of such Investment (unless otherwise specified in this definition), as determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution.

    "ISSUE DATE" means the date of original issuance of the Existing Notes under the Indenture.

    "JOBBER SUBSIDIARIES" means any existing or future Unrestricted Subsidiary of Holding whose principal business activity is the operation of one or more automotive parts stores, the minority stockholders of which are involved, directly or indirectly, in the management of such Unrestricted Subsidiary.

    "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "MANAGEMENT INVESTORS" means the officers, directors, employees and other members of the management of Holding, APS or a Subsidiary, or family members or relatives thereof or trusts for the benefit of any of the foregoing, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Holding common stock.

    "MANAGEMENT STOCK" means Holding common stock, or options, warrants or rights to purchase Holding common stock, held by any of the Management Investors.

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
    "MANAGEMENT SUBSCRIPTION AGREEMENT" means one or more stock subscription or stock option agreements that have been or may be entered into between Holding and certain directors, officers, employees or managers of, or consultants to, Holding, APS or any of their respective Subsidiaries (or trusts for the benefit of relatives of such persons), with respect to the issuance to such parties of common stock of Holding or options, warrants or other rights in respect of common stock of Holding, any agreements entered into from time to time by transferees of any such stock, options, warrants or other rights in connection with the sale, transfer or reissuance thereof, and any assumptions of any of the foregoing by third parties.

    "NET AVAILABLE CASH" from an Asset Disposition means cash payments or Temporary Cash Investments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided or to be provided by the seller, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by Holding or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition.

    "NET CASH PROCEEDS," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    "NEW CREDIT AGREEMENT" means the amended and restated credit agreement entered into on the Issue Date among APS, and Holding and each of its Restricted Subsidiaries other than APS, as guarantors, and a syndicate of Banks led by Chemical Bank, and any amendments, extensions, revisions, increases, refinancings or replacements thereof by a Bank or a syndicate of Banks.

    "OFFICER" means  the  Chairman  of the  Board,  President,  Chief  Financial
Officer,   Treasurer  or  Secretary  of   Holding  or  the  relevant  Restricted
Subsidiary, as the case may be.

    "OFFICERS' CERTIFICATE" means a certificate signed by two Officers at least one of whom shall be the Chairman of the Board, President or Chief Financial Officer of Holding or the relevant Restricted Subsidiary, as the case may be.

    "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Holding, APS or the Trustee.

    "PARI PASSU," as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

    "PERMITTED HOLDER" means any of Fund IV, CD&R Fund V, any other investment fund or vehicle managed, sponsored or advised by CD&R or any Affiliate of or successor to Fund IV or CD&R Fund V.

    "PERMITTED INVESTMENT" means an Investment by Holding or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Holding or a Restricted Subsidiary; (iii) Temporary Cash Investments; (iv) receivables owing to Holding or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as Holding or any such Restricted Subsidiary deems reasonable under the circumstances; (v) loans or loan Guarantees made by AFCO to customers of Holding and its Restricted Subsidiaries, in the ordinary course of business, designed to assist customers to purchase inventory and related assets from Holding and its Restricted Subsidiaries; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vii) loans or advances to employees of Holding or such Restricted Subsidiary made in the ordinary course of business consistent with past practices of Holding or such Restricted Subsidiary, as the case may be; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Holding or any Restricted Subsidiary or in satisfaction of judgments; (ix) non-cash consideration received in connection with an Asset Disposition consummated in compliance with " --Certain Covenants -- Limitation on Sale of Assets and Restricted Subsidiary Stock;" (x) Investments described in clause (b) of " -- Certain Covenants -- Limitation on Transactions with Affiliates;" (xi)
Investments in Jobber Subsidiaries (including Investments therein existing on the Issue Date), net of reductions in any such Investments attributable to payments of dividends, repayments of loans or advances or other transfers of assets to Holding or any Restricted Subsidiary up to the total amount of such Investments that were made pursuant to this clause (xi); provided that the aggregate amount of such Investments shall not exceed $10 million at any one time; (xii) Inventory and Merchandise Repurchase Agreements; (xiii) repurchases of shares of common stock of Holding from Management Investors in connection with repurchase provisions under employee stock option and stock purchase agreements or plans or other agreements to compensate such Management Investors for consideration not to exceed $10 million in the aggregate from the Issue Date; (xiv) equity interests of a trust or other Person established by a Receivables Subsidiary held by such Receivables Subsidiary in order to effect a Qualified Receivables Transaction; (xv) Investments in notes receivable in connection with the sale or discount without recourse in the ordinary course of business of accounts receivable or notes receivable, or the conversion or exchange of accounts receivable in the ordinary course of business into or for notes receivable, in connection with the compromise or collection thereof; (xvi) evidences of Indebtedness, securities or other property received from another Person by Holding or any Restricted Subsidiary in connection with any bankruptcy proceeding or other reorganization of such other Person as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such other Person held by Holding or any Restricted Subsidiary in accordance with the terms of the Indenture;
(xvii) deposits with respect to leases or utilities provided to third parties in the ordinary course of business, or otherwise described in clause (a) of the definition of "Permitted Liens;" and (xviii) bonds secured by assets leased to and operated by Holding or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as Holding or such Restricted Subsidiary may obtain title to such assets at any time by canceling such bonds and terminating the transaction.

    "PERMITTED JUNIOR SECURITIES" means debt or equity securities of Holding, APS or any Restricted Subsidiary Guarantor or any successor corporation issued pursuant to a plan of reorganization or readjustment of Holding, APS or any Restricted Subsidiary Guarantor that are subordinated at least to the same extent that the Notes (or the relevant Note Guarantee) are subordinated to the payment of all then outstanding Senior Indebtedness of Holding, APS or such Restricted Subsidiary Guarantor, as the case may be, so long as the effect of any exclusions employing this definition in the Indenture is not to cause the Notes (or the relevant Note Guarantee) to be treated as part of the same class of claims as such Senior Indebtedness or any class of claims PARI PASSU with, or senior to, such Senior

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
Indebtedness, for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of Holding, APS or any Restricted Subsidiary Guarantor, PROVIDED that (i) if a new or successor corporation results from such reorganization or readjustment, such corporation assumes any such Senior Indebtedness not paid or deemed by the relevant court to be satisfied in full prior to or in connection with such reorganization or readjustment and (ii) the rights of the holders of such Senior Indebtedness are not altered or impaired pursuant to any such plan of reorganization or readjustment except with the consent of the holders thereof or through the offering to such holders of Senior Indebtedness securities which are deemed by the relevant court to constitute satisfaction in full in money or money's worth of any such Senior Indebtedness not otherwise paid or satisfied.

    "PERMITTED LIENS" means, with respect to any Person, (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent or deposits as security for the payment of insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', landlords', materialmen's, employees', laborers', employers', suppliers', banks', repairmen's and other like Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings, or other Liens arising out of any judgment, award; decree or order of any court or other governmental authority against such Person with respect to which such Person shall then be prosecuting an appeal or other proceedings for review or the period within which such proceedings may be instituted shall not have expired;
(c) Liens for taxes not yet due or payable or subject to penalties for non-payment and that are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety, performance, judgment, appeal and like bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (e) Liens existing on the Issue Date; (f) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other property owned by Holding or any Restricted Subsidiary; PROVIDED FURTHER, however, that such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary; (g) Liens on property at the time Holding or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Holding or any Restricted Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other property owned by Holding or any Restricted Subsidiary; (h) Liens securing an Interest Rate Agreement or Currency Agreement so long as the related Indebtedness is permitted to be Incurred under the Indenture; (i) Liens on Receivables Collateral included in a Qualified Receivables Transaction; (j) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (e), (f) or (g) of this definition; PROVIDED, HOWEVER, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (e), (f) or (g) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (k) zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title that do not materially interfere with the ordinary conduct of the business of Holding and its Restricted Subsidiaries taken as a whole; (l) pledges of or Liens on raw materials or on manufactured products as security

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
for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products; (m) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to APS or a Restricted Subsidiary; and (n) any Lien on stock or other securities of an Unrestricted Subsidiary that secures Indebtedness of such Subsidiary.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "PREFERRED STOCK," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note that is due or overdue or is to become due at the relevant time.

    "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of APS, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of APS, as the case may be.

    "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of common stock of Holding pursuant to an effective registration statement under the Securities Act (whether alone or in conjunction with a secondary public offering).

    "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by Holding or any of its Restricted Subsidiaries in order to provide financing for Holding and its Restricted Subsidiaries pursuant to which Holding or any of its Restricted Subsidiaries may
(a) sell, convey or otherwise transfer to a Receivables Subsidiary or any other Person (in the case of a transfer by a Receivables Subsidiary) or (b) grant a security interest in any Receivables Collateral (whether now existing or arising in the future).

    "RECEIVABLES COLLATERAL" means, in respect of any Qualified Receivables Transaction, accounts receivable of Holding or any of its Restricted Subsidiaries included in such Qualified Receivables Transaction, and any assets relating thereto, including, without limitation, any collateral securing such accounts receivables or contracts, Guarantees (granted by Persons other than Holding and its Restricted Subsidiaries) or other obligations relating thereto and proceeds thereof, that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving such accounts receivable.

    "RECEIVABLES SUBSIDIARY" means a Wholly Owned Restricted Subsidiary of Holding that engages in no other activities other than in connection with the financing of notes or accounts receivable and that is designated by or pursuant to the authority of the Board of Directors of Holding as a Receivables Subsidiary (i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is Guaranteed by Holding or any of its Restricted Subsidiaries, (b) is recourse to or obligates Holding or any of its Restricted Subsidiaries (other than such Receivables Subsidiary) in any way or
(c) subjects any property or asset (other than the relevant Receivables Collateral) of Holding or any of its Restricted Subsidiaries (directly or indirectly, contingent or otherwise) to the satisfaction thereof, except (x) as permitted by clause (xi) of the second paragraph under the "Limitation on Indebtedness" covenant and clause (i) of the definition of "Permitted Liens" or
(y) pursuant to representations, warranties, covenants and indemnities related to Receivables Collateral included in a Qualified Receivables Transaction customarily granted in connection with such a Qualified Receivables Transaction by the originator of the relevant accounts receivable or, in the case of such Receivables Subsidiary, by a special purpose asset securitization entity and
(ii) for which neither Holding nor any

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Restricted Subsidiary has  any obligation  to maintain or  preserve such  Wholly
Owned Restricted Subsidiary's financial condition (other than by accepting restrictions on dividends and distributions by such Wholly Owned Restricted Subsidiary) or cause such Wholly Owned Restricted Subsidiary to achieve certain levels of operating results or obtain certain levels of accounts receivable. Any such designation shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Holding giving
effect  to  or  authorizing  such  designation  and  an  Officers'   Certificate
certifying that such designation complied with the foregoing conditions.

    "REDEEMABLE STOCK" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable for Indebtedness (other than Preferred Stock), or (iii) is redeemable at the option of the holder thereof, in whole or in part.

    "REFINANCING INDEBTEDNESS" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," "refinanced" and "refinancing" shall have correlative meanings) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of Holding that refinances Indebtedness of any Restricted Subsidiary and
Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary), including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus (y) the amount of premium or other amounts paid and fees and expenses incurred in connection with such refinancing, and
(iv) if the Indebtedness of Holding or a Restricted Subsidiary being refinanced is subordinated to other Indebtedness of Holding or a Restricted Subsidiary in any respect, such Refinancing Indebtedness is subordinated at least to the same extent; PROVIDED FURTHER, however, that Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that refinances Indebtedness of Holding or APS or (b) Indebtedness of Holding, APS or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

    "RELATED BUSINESS" means the automotive parts sales and distribution business conducted by APS and its Subsidiaries as of the Issue Date and any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for, such business.

    "REPRESENTATIVE" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness or, if no such trustee, agent or representative exists, the holder thereof.

    "RESTRICTED SUBSIDIARY" means (a) APS, (b) each of American Parts Systems, Inc., Big A Auto Parts, Inc., AFCO, APS Supply, Presatt Inc., A.P.S. Management Services, Inc. and PI (or their successors in accordance with the provisions of the Indenture) and (c) any other Subsidiary of Holding that is not an Unrestricted Subsidiary.

    "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby Holding or a Restricted Subsidiary transfers such property to a Person and Holding or a Restricted Subsidiary leases it from such Person.

    "SENIOR INDEBTEDNESS OF APS" means (i) Indebtedness under the New Credit Agreement (including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to APS whether or not allowable as a claim under applicable bankruptcy law), fees, charges, expenses, reimbursement obligations, guarantees and all

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other  amounts  payable thereunder  or in  respect thereof)  and (ii)  all other
Indebtedness of APS, including interest thereon, whether outstanding on the Issue Date or thereafter issued, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes; PROVIDED, HOWEVER, that Senior Indebtedness of APS shall not include (a) any obligation of APS to any Subsidiary, (b) any liability for Federal, state, local or other taxes owed or owing by APS, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness, Guarantee or obligation of APS which is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of APS, including any Senior Subordinated Indebtedness of APS and any Subordinated Obligations, (e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of the Indenture.

    "SENIOR INDEBTEDNESS OF HOLDING" means (i) Indebtedness under the New Credit Agreement (including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holding), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof) and (ii) all other Indebtedness of Holding, including interest thereon, whether outstanding on the Issue Date or thereafter issued, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Holding Guarantee; PROVIDED, HOWEVER, that Senior Indebtedness of Holding shall not include (a) any obligation of Holding to any Subsidiary, (b) any liability for Federal, state, local or other taxes owed or owing by Holding,
(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness, Guarantee or obligation of Holding that is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of Holding, including Senior Subordinated Indebtedness of Holding and any Subordinated Obligations, (e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of the Indenture.

    "SENIOR INDEBTEDNESS OF A RESTRICTED SUBSIDIARY GUARANTOR" means, in respect of any Restricted Subsidiary Guarantor, (i) Indebtedness under the New Credit Agreement (including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the relevant Restricted Subsidiary Guarantor), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof) and (ii) all other Indebtedness of such Restricted Subsidiary Guarantor, including interest thereon, whether outstanding on the Issue Date or thereafter issued, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the relevant Restricted Subsidiary Guarantee; PROVIDED, HOWEVER, that Senior Indebtedness of such Restricted Subsidiary Guarantor shall not include (a) any obligation of such Restricted Subsidiary Guarantor to any Subsidiary, (b) any liability for Federal, state, local or other taxes owed or owing by such Restricted Subsidiary Guarantor, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness, Guarantee or obligation of such Restricted Subsidiary Guarantor that is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of such Restricted Subsidiary Guarantor, including Senior Subordinated Indebtedness of such Restricted Subsidiary Guarantor and any Subordinated Obligations, (e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of the Indenture.

    "SENIOR SUBORDINATED INDEBTEDNESS OF APS" means the Notes and any other Indebtedness of APS that specifically provides that such Indebtedness is to rank pari passu with the Notes and is not subordinated by its terms to any Indebtedness of APS or other obligation of APS which is not Senior Indebtedness of APS.

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
    "SENIOR SUBORDINATED INDEBTEDNESS OF HOLDING" means the Holding Guarantee and any other Indebtedness of Holding that specifically provides that such Indebtedness is to rank pari passu with the Holding Guarantee and is not subordinated by its terms to any Indebtedness of Holding or other obligation of Holding which is not Senior Indebtedness of Holding.

    "SENIOR SUBORDINATED INDEBTEDNESS OF A RESTRICTED SUBSIDIARY GUARANTOR" means, in respect of a Restricted Subsidiary Guarantor, the relevant Restricted Subsidiary Guarantee and any other Indebtedness of such Restricted Subsidiary Guarantor that specifically provides that such Indebtedness is to rank PARI PASSU with such Restricted Subsidiary Guarantee and is not subordinated by its terms to any Indebtedness of such Restricted Subsidiary Guarantor or other obligation of such Restricted Subsidiary Guarantor which is not Senior Indebtedness of such Restricted Subsidiary Guarantor.

    "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

    "SUBORDINATED OBLIGATION" means (i) any Indebtedness of APS (whether outstanding on the date of the Indenture or thereafter Incurred) which is subordinate or junior in right of payment to the Notes, (ii) any Indebtedness of Holding (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Holding Guarantee or (ii) any Indebtedness of a Restricted Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the relevant Restricted Subsidiary Guarantee.

    "SUBSIDIARY" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

    "TEMPORARY CASH INVESTMENTS" means any of the following: (i) investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose long-term debt is rated "A" or higher according to Moody's Investors Service, Inc. or Standard and Poor's Corporation (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)(an "Equivalent Rating")), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of APS) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Corporation (or such Equivalent Rating) and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated "A" by Standard & Poor's Corporation or "A" by Moody's Investors Service, Inc. (or such Equivalent Rating).

    "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business of such Person in connection with the acquisition of goods or services.

    "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the date fixed for redemption of the Notes following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to Stated Maturity of the Notes; PROVIDED, HOWEVER, that if the Average Life to Stated Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life to Stated Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    "TRUSTEE" means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and, thereafter, means the successor.

    "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

    "UNRESTRICTED SUBSIDIARY" means (i) each Jobber Subsidiary existing on the Issue Date, (ii) any other Subsidiary of Holding other than APS or PI that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Holding in the manner provided below and (iii) any other Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Holding may designate any Subsidiary of Holding (including any newly acquired or newly formed Subsidiary of Holding) other than APS or PI to be an Unrestricted Subsidiary unless such Subsidiary or any Subsidiary of such Subsidiary owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Holding or any other Subsidiary of Holding that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, then such designation would be permitted under " -- Certain Covenants -- Limitation on Restricted Payments" as a "Restricted Payment" after giving effect to the designation. The Board of Directors of Holding may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving pro forma effect to such designation (1) Holding could incur $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio limitation in " -- Certain Covenants -- Limitation on Indebtedness" and (2) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of Holding shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

    "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the issuer's option.

    "VOTING STOCK" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of Holding, all the Capital Stock of which (other than directors' qualifying shares) is owned by Holding or another Wholly Owned Restricted Subsidiary.

                              REGISTRATION RIGHTS


    In connection with the issuance of the Existing Notes, APS entered into a Registration Agreement with the Initial Purchasers pursuant to which APS agreed, for the benefit of the holders of the Existing Notes, at APS's cost, to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act within 150 days after the date of original issuance of the Existing Notes. APS shall keep the Exchange Offer open for acceptance for not less than 30 days after the date notice thereof is mailed to holders of Existing Notes.


    In the event that any changes in law or applicable interpretations of the staff of the Commission do not permit APS to effect the Exchange Offer, if for any reason the Registration Statement is not declared effective within 150 days following the date of original issuance of the Existing Notes, if the Exchange Offer is not consummated within 180 days following the date of issuance of the Existing Notes, or under certain other circumstances, APS will, in lieu of, or upon the request of an Initial Purchaser under certain circumstances, APS will, in addition to, effecting the registration of the New Notes pursuant to the Registration Statement and at its cost, (i) as promptly as practicable, file with the Commission the Shelf Registration Statement covering resales of the Existing Notes, (ii) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 180th day after the original issuance of the Existing Notes (or promptly in the event of a request by an Initial Purchaser) and (iii) keep effective the Shelf Registration Statement until three years after its effective date (or until one year after its effective date if such Shelf Registration Statement is filed at the request of an Initial Purchaser). APS will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Existing Notes covered by the Shelf Registration Statement copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Existing Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Existing Notes. A holder of Existing Notes that sells such Existing Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement that are applicable to such holder (including certain indemnification obligations). In addition, each holder of the Existing Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to benefit from the provisions regarding Special Interest set forth in the following paragraph.


    In the event that either (a) the Registration Statement is not declared effective prior to the 150th day following the date of original issuance of the Existing Notes or (b) the Exchange Offer is not consummated or a Shelf Registration Statement with respect to the Existing Notes is not declared effective on or prior to the 180th day following the date of original issuance of the Existing Notes, interest will accrue (in addition to the stated interest on the Existing Notes) from and including the next day following each of (i) such 150-day period in the case of clause (a) above, and (ii) such 180-day period in the case of clause (b) above. In each case such additional interest (the "Special Interest") will be payable in cash semiannually in arrears each January 15 and July 15, at a rate per annum equal to 0.5% of the principal amount of the Existing Notes (determined daily). The aggregate amount of Special Interest payable pursuant to the above provisions will in no event exceed 1.5% per annum of the principal amount (determined daily). Upon (x) the effectiveness of the Registration Statement after the 150-day period described in clause (a) above or (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 180-day period described in clause (b) above, the Special Interest on the Existing Notes from the date of such effectiveness or consummation, as the case may be, will cease to accrue and all accrued and unpaid Special Interest as of the occurrence of
(x) or (y) shall be paid to the holders of the Existing Notes promptly thereafter. Following the occurrence of (x) or (y) above, as the case may be, the terms of the Existing Notes shall revert to the original terms.

    In the event that a Shelf Registration Statement is declared effective pursuant to the paragraph preceding the immediately preceding paragraph, APS shall use its best efforts to keep such Shelf Registration Statement continuously effective in order to permit the prospectus contained therein to be usable by holders of Existing Notes for a period of three years from the date of the Shelf Registration Statement is declared effective by the Commission (or one year from the date such Shelf Registration Statement is declared effective if such Shelf Registration Statement is filed upon the request of an Initial Purchaser) or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

    Upon consummation of the Exchange Offer, APS will have no further obligation to register the Existing Notes, except in the event that an Initial Purchaser determines that it is not eligible to participate in the Exchange Offer and only with respect to Existing Notes (if any) owned by the Initial Purchasers and acquired directly from APS.

    The summary herein of certain provisions of the Registration Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


                        CERTAIN FEDERAL TAX CONSEQUENCES



    In the view of the Company, which is based on the advice of Debevoise & Plimpton, special counsel to the Company, the principal United States federal income tax consequences of the acquisition, ownership and disposition of the New Notes to the initial acquirors thereof and the principal United States federal estate tax consequences of the ownership of the New Notes to such acquirors who are Foreign Holders (as defined below) are as set forth in the following discussion. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address the tax consequences to subsequent purchasers of New Notes, and is limited to acquirors who hold the New Notes as capital assets. Moreover, the discussion is for general information only, and does not address all of the tax consequences that may be relevant to particular acquirors in light of their personal circumstances, or to certain types of acquirors (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who have hedged the interest rate on the New Notes).


    PROSPECTIVE ACQUIRORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE APPLICABILITY OF ANY FEDERAL ESTATE OR GIFT TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

EXCHANGE OFFER

    The exchange of an Existing Note for a New Note should not constitute a taxable exchange of the Existing Note if the interest rate on the New Note is equal to the interest rate on the Existing Note. Although there is no definitive guidance on the issue, even if the interest rate on the New Note is not equal to the interest rate on the Existing Note because Special Interest is payable on the Existing Notes as described under "Registration Rights," but not payable on the New Note, the exchange should not constitute a taxable exchange of the Existing Note. As a result, the New Notes should have the same issue price (and adjusted issue price immediately after the exchange) and the same amount of original issue discount, if any, as the Existing Notes, and each holder should have the same adjusted basis and holding period in the New Notes as it had in the Existing Notes immediately before the exchange. The following discussion assumes that the exchange of Existing Notes for New Notes pursuant to the Exchange Offer will not be treated as an exchange for federal income tax purposes, and that the Existing Notes and the New Notes will be treated as the same security for federal income tax purposes.

UNITED STATES TAXATION OF UNITED STATES HOLDERS


    As used herein, the term "United States Holder" means a holder of a New Note that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.


PAYMENT OF INTEREST ON NEW NOTES

    In general, interest paid or payable on a New Note will be taxable to a United States Holder as ordinary interest income as received or accrued, in accordance with such holder's method of accounting for federal income tax purposes. Assuming that original issue discount on the Existing Note is not greater than a de minimis amount equal to 0.25% of its stated principal amount multiplied by the number of complete years to its maturity, any such discount will be deemed to be equal to zero, and a holder will not be required to accrue a portion of such discount as income in each taxable year.


    There is no definitive guidance with respect to the treatment of debt instruments providing for payments such as Special Interest. Holders should consult their tax advisors as to the tax considerations relating to debt instruments providing for payments such as Special Interest. In June, 1996, the Internal Revenue Service ("IRS") issued final regulations relating to contingent payment debt instruments (the "Contingent Payment Regulations"). The Contingent Payment Regulations provide that a payment under a debt instrument payable on the occurrence of a remote or incidental contingency will not be treated as a contingent payment. The Contingent Payment Regulations would require holders of a contingent payment debt instrument to accrue all payments thereon (including de minimis original issue discount and projected contingent payments) on a constant yield basis, and in certain circumstances to include market discount in income sooner than otherwise required and treat gain recognized on the disposition of the debt instrument as interest income. The Contingent Payment Regulations would apply to contingent payment debt instruments issued sixty days or more after such regulations are published in the Federal Register and thus would not apply, by their terms, to the New Notes, assuming that the New Notes are issued prior to such time. The Contingent Payment Regulations are currently scheduled for publication in the Federal Register on June 14, 1996. The preamble to the Contingent Payment Regulations provides that a holder of a contingent payment debt instrument which is issued prior to the effective date of the Contingent Payment Regulations may use any reasonable method to account for the debt instrument, including a method that would have been required under proposed regulations that were issued by the IRS in December, 1994. Under those proposed regulations, which were outstanding when the Existing Notes were issued, the treatment of contingent payment debt instruments would generally be the same as the treatment under the Contingent Payment Regulations, described above.


SALE, EXCHANGE OR RETIREMENT OF THE NEW NOTES

    Upon the sale, exchange, redemption, retirement at maturity or other disposition of a New Note, a United States Holder will generally recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued interest, which will be taxable as ordinary income) and such holder's adjusted tax basis in the New Note.

    Gain or loss recognized on the disposition of a New Note generally will be capital gain or loss (except to the extent the gain is attributable to accrued market discount, as described below) and will be long-term capital gain or loss if, at the time of such disposition, the United States Holder's holding period for the New Note is more than one year.

MARKET DISCOUNT

    Generally, the market discount provisions of the Code require the holder of a New Note that is a market discount bond (as defined in the Code) to treat any gain realized upon the disposition of such New Note as interest income to the extent of the market discount that accrued during the period such holder held such New Note. (For this purpose a person disposing of a market discount New
Note in a transaction other than a sale, exchange or involuntary conversion generally is treated as realizing an amount equal to the fair market value of the New Note.) A holder may also be required to recognize as ordinary income any principal payments with respect to a New Note to the extent such payments do not exceed the accrued market discount on the New Note. For these purposes, market discount generally equals the excess of the stated redemption price of the New Note over the basis of the New Note in the hands of the holder immediately after its acquisition. However, market discount is deemed not to exist if the market discount is less than a statutorily defined de minimis amount equal to 1/4 of 1 percent of the New Note's contract redemption price at maturity multiplied by the number of complete years to the New Note's maturity after the holder acquired the New Note.

    The market discount rules also provide that any holder of New Notes that were acquired at a market discount may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to acquire or carry the New Notes, until the New Notes are disposed of.

    A holder of a New Note acquired at a market discount may elect to include market discount in income as the discount accrues. In such a case, the foregoing rules with respect to the recognition of ordinary income on dispositions and with respect to the deferral of interest deductions on indebtedness related to such New Note would not apply.

AMORTIZABLE BOND PREMIUM

    Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the holder of such obligation may elect to amortize under the constant interest rate method and deduct over the period from the holder's acquisition date to the obligation's maturity date. A holder that elects to amortize bond premium must reduce its tax basis in the related obligation by the amount of the aggregate deductions allowable for the amortizable bond premium. Any election to amortize bond premium shall apply to all bonds (other than bonds on which the interest is excludible from gross income) held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder. The election is irrevocable without the consent of the IRS.

    In the case of an obligation, such as a New Note, that may be called at a premium prior to maturity, an earlier call date is treated as its maturity date, and the amount of bond premium is determined by treating the amount payable on such call date as the amount payable at maturity if such a calculation produces a smaller amortizable bond premium than any other call date or the method described in the preceding paragraph. If a holder of a New Note is required to amortize and deduct bond premium by reference to a call date, the New Note will be treated as maturing at such date for the amount payable, and, if not redeemed on such date, the New Note will be treated as reissued on such date for the amount so payable. If a New Note purchased at a premium is redeemed pursuant to a call prior to such early call date or its maturity, a purchaser who has elected to deduct bond premium may deduct the excess of its adjusted basis in the New Note over the amount received on redemption (or, if greater, the amount payable at maturity) as an ordinary loss in the taxable year of redemption.

    The amortizable bond premium deduction is treated as a reduction of interest on the bond instead of as a deduction, except as Treasury regulations may otherwise provide.

TRANSFER

    The New Notes have been issued in registered form and will be transferable only upon their surrender for registration of transfer. Under proposed Treasury regulations, a holder (other than an individual) who transfers a New Note through another method may be subject to an excise tax equal to the product of (i) 1% of the principal amount of the obligation transferred and (ii) the number of calendar years (or portions thereof) remaining until the maturity of such obligation.

BACKUP WITHHOLDING AND INFORMATION REPORTING


    In general, a United States Holder of a New Note will be subject to backup withholding at the rate of 31% with respect to interest, principal and premium, if any, paid on a New Note, unless the holder (i) is an entity (including corporations, tax-exempt organizations and certain qualified nominees) which is exempt from withholding and, when required, demonstrates this fact, or (ii) provides the Company with its Taxpayer Identification Number ("TIN") (which for an individual would be the holder's Social Security number), certifies that the TIN provided to the Company is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments of principal, premium and interest to United States Holders that are not corporations, tax-exempt organizations or qualified nominees will generally be subject to information reporting requirements.


    The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder's federal income tax liability and may entitle such holder to a refund, PROVIDED that the required information is furnished to the IRS.

UNITED STATES TAXATION OF FOREIGN HOLDERS

PAYMENT OF INTEREST ON NEW NOTES


    In general, payments of interest received by any holder that is not a United States Holder (a "Foreign Holder") will not be subject to a United States federal withholding tax, PROVIDED that (i)(a) the Foreign Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the Foreign Holder is not a controlled foreign corporation that is related to the Company actually or constructively through stock ownership and (c) either (1) the beneficial owner of the New Note, under penalties of perjury, provides the Company or its agent with the beneficial owner's name and address and certifies that it is not a United States Holder on IRS Form W-8 (or a suitable substitute form) or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the New Notes and certifies to the Company or its agent under penalties of perjury that such a Form W-8 (or suitable substitute) has been received by it from the beneficial owner or qualifying intermediary and furnishes the payor a copy thereof, (ii) the Foreign Holder is subject to United States federal income tax with respect to the New Note on a net basis because payments received with respect to the New Note are effectively connected with a U.S. trade or business of the Foreign Holder (in which case the Foreign Holder may also be subject to "branch profits tax" under section 884 of the Code) and provides the Company with a properly executed IRS Form 4224, or (iii) the Foreign Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from United States withholding tax and the Foreign Holder or such holder's agent provides a properly executed IRS Form 1001 claiming the exemption. Payments of interest not exempt from U.S. federal withholding tax as described above will be subject to such withholding tax at the rate of 30% (subject to reduction under an applicable income tax treaty).



    In April 1996, the IRS issued proposed regulations that would change certain of the certification and other procedures described in the preceding paragraph ("1996 Proposed Regulations.") The changes set forth in the 1996 Proposed
Regulations would not materially affect a Foreign Holder's ability to qualify for an exemption from withholding tax with respect to payments of interest on the New Note. Under the 1996 Proposed Regulations, a Foreign Holder claiming the benefit of an income tax treaty as described in clause (iii) of the preceding paragraph (but not a Foreign Holder claiming the portfolio interest exemption described in clause (i)) would be required to provide its TIN to the payor. The 1996 Proposed Regulations would apply to payments of interest made after December 31, 1997.

SALE, EXCHANGE OR RETIREMENT OF THE NEW NOTES

    A Foreign Holder generally will not be subject to United States federal income tax (and generally no tax will be withheld) with respect to gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of New Notes, unless (i) the gain is effectively connected with a United States trade or business conducted by the Foreign Holder, or (ii) the Foreign Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met.


    With respect to a Foreign Holder subject to United States federal income tax as described in the preceding paragraph, an exchange of an Existing Note for a New Note should not constitute a taxable exchange of the Existing Note if the interest rate on the New Note is equal to the interest rate on the Existing Note. Although there is no definitive guidance on the issue, even if the interest rate on the New Note is not equal to the interest rate on the Existing Note because Special Interest is payable on the Existing Note, as described under "Registration Rights," but not payable on the New Note, the exchange should not constitute a taxable exchange of the Existing Note. As described under "United States Taxation of United States Holders -- Payment of Interest on New Notes," there is no definitive guidance with respect to the treatment of debt instruments providing for payments such as Special Interest, and the Contingent Payment Regulations may affect the treatment of the disposition of certain contingent payment instruments issued sixty days or more after such regulations are published in the Federal Register. The Contingent Payment Regulations are currently scheduled for publication in the Federal Register on June 14, 1996. Holders should consult their tax advisors as to the tax considerations relating to the treatment of debt instruments providing for payments such as Special Interest.


BACKUP WITHHOLDING AND INFORMATION REPORTING

    Under current Treasury regulations, backup withholding and information reporting on IRS Form 1099 do not apply to payments made by the Company or a paying agent to Foreign Holders if the certification described under "United States Taxation of Foreign Holders -- Payment of Interest on New Notes" is received, provided that the payor does not have actual knowledge that the holder is a United States Holder. If any payments of principal and interest are made to the beneficial owner of a New Note by or through the foreign office of a foreign custodian, foreign nominee or other foreign agent of such beneficial owner, or if the foreign office of a foreign "broker" (as defined in applicable United States Treasury Department regulations) pays the proceeds of the sale of a New Note to the seller thereof, backup withholding and information reporting will not apply. Information reporting requirements (but not backup withholding) will apply, however, to a payment by a foreign office of a broker that is a United States person, that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or that is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States shareholders) with respect to the United States, unless the broker has documentary evidence in its records that the holder is a Foreign Holder and certain other conditions are met, or the holder otherwise establishes an exemption. Payment by a United States office of a broker is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies under penalties of perjury that it is a Foreign Holder, or otherwise establishes an exemption. A Foreign Holder may obtain a refund or a credit against such Holder's U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS.

    In addition, in certain circumstances interest on a New Note owned by a Foreign Holder will be required to be reported annually on IRS Form 1042S, in which case such form will be filed with the IRS and furnished to the Foreign Holder.

FEDERAL ESTATE TAXES

    Subject to applicable estate tax treaty provisions, New Notes held at the time of death (or theretofore transferred subject to certain retained rights or powers) by an individual who at the time of death is a Foreign Holder will not be included in such holder's gross estate for United States federal estate tax purposes, PROVIDED that (a) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and (b) the income and the New Notes are not effectively connected with the conduct of a United States trade or business by the individual.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    CD&R was paid a management fee by the Company of $300,000 for the fiscal year ended January 27, 1996, for financial advisory and management consulting services. The Company expects to continue to pay CD&R similar fees for such services in the future. The amount of such fees will be determined with reference to (i) the size of the Company's revenues and profits, (ii) the type and magnitude of such advisory and management consulting services then being provided, (iii) the fees then being paid to CD&R by other companies for which it provides similar services and (iv) the fees then being charged by other managers with comparable organizations for similar services provided to companies in which investment funds managed by such managers have invested. Although there is no specific formula for determining the fees to be paid to CD&R for advisory and management consulting services in the future and there is no agreement with CD&R that the fee be limited to a specific amount, all such future fees are subject to approval of the Company's Board of Directors and are limited to $500,000 per year under the New Credit Agreement.


    The Company has entered into an Indemnification Agreement in favor of CD&R, Fund IV and Associates (together with their respective directors, officers, partners, employees, agents and controlling persons, the "Indemnitees") pursuant to which the Company has agreed, subject to certain exceptions, to indemnify and hold harmless the members of the boards of directors of Holding and APS, to the full extent permitted by Delaware law, and to indemnify the Indemnitees from and against any suits, claims, damages or expenses that may be made against or incurred by them under applicable securities laws in connection with offerings of securities of the Company, including the Exchange Offer, liabilities to third parties arising out of any action or failure to act by the Company and, except in the case of gross negligence or intentional misconduct, the provision by CD&R of management consulting and financial advisory services.


MANAGEMENT AND DIRECTORS

    Holding and APS have guaranteed bank loans used by employees of the Company to purchase Class A Common Stock of Holding. The aggregate amount of such loans outstanding at January 29, 1994, January 28, 1995 and January 27, 1996 was approximately $1,434,000, $633,000 and $505,000, respectively.


    In March 1993, the Company entered into an asset purchase agreement with Prince-Oracle Auto Parts and Equipment, Inc. ("Prince-Oracle") for the purchase of the assets of six automotive parts stores in Arizona for a purchase price of approximately $2.9 million, consisting of $1.8 million in cash and a twenty-year promissory note issued to Prince-Oracle in the principal amount of $1.1 million. Subsequent to such purchase, Stephen H. Sattinger, the owner of Prince-Oracle, joined the Company as an executive officer. The promissory note bears interest at a rate of 7.5% per annum and is payable over twenty years in equal monthly installments of principal and interest. The promissory note is collateralized by a security interest in certain assets relating to the former Prince-Oracle stores. Interest expense on the Prince-Oracle note was $75,000, $80,000 and $78,000 for the years ended January 29, 1994, January 28, 1995 and January 27, 1996, respectively.


                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge and agree that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used for a period of one year after the Expiration

Date by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.


    The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any person that participates in the distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging and agreeing that it will deliver and by delivering this Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

    By acceptance of this Exchange Offer, each broker-dealer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading, such broker-dealer will suspend use of the Prospectus until (i) the Company has amended or supplemented the Prospectus to correct such misstatement or omission and (ii) either the Company has furnished copies of the amended or supplemented Prospectus to such broker-dealer or, if the Company has not otherwise agreed to furnish such copies and declines to do so after such broker-dealer so requests, such broker-dealer has obtained a copy of such amended or supplemented Prospectus as filed with the Commission. The Company has agreed to deliver such notice and such amended or supplemented Prospectus promptly to any Participating Broker-Dealer that has so notified the Company.

    Pursuant to the Registration Agreement, APS and Holding have jointly and severally agreed to indemnify the Initial Purchasers against certain liabilities, including certain liabilities incurred in connection with the offering of the Existing Notes, and contribute to payments the Initial Purchasers may be required to make in respect thereof.

                                 LEGAL MATTERS


    The validity of the Notes offered hereby will be passed upon for the Company by Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton, is married to Joseph L. Rice, III, who is a general partner of Clayton & Dubilier Associates IV Limited Partnership, the general partner of Fund IV and a principal of CD&R.

                                    EXPERTS

    The consolidated financial statements and consolidated financial statement schedules of APS Holding Corporation and subsidiaries as of January 27, 1996 and January 28, 1995, and for the years ended January 27, 1996, January 28, 1995 and January 29, 1994, have been incorporated by reference herein and in the Registration Statement in reliance on the report of Coopers & Lybrand L.L.P. ("C&L"), independent accountants, given on the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Parts, Inc. as of (i) December 31, 1993 and December 31, 1994 and for the years then ended, incorporated herein and elsewhere in the Registration Statement by reference to the Form 8-K (as defined herein) and (ii) as of and for the year ended December 31, 1995 presented elsewhere in this Prospectus, have been so incorporated in reliance on the report of C&L, independent accountants, given on the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act for the registration of the New Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, and certain information contained in the Registration Statement has been omitted, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the New Notes offered hereby, reference is made to the Registration Statement, including the exhibits and financial statements, notes and schedules thereto filed as a part thereof or incorporated by reference therein. This Prospectus contains summaries of material terms and provisions of certain documents, including the Registration Agreement and the Indenture. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. The Registration Statement and the exhibits and schedules thereto may be inspected without charge and copied at prescribed rates at the Public Reference Section maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661-2511.


    Holding is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the Commission relating to its business, financial statements and other matters. Reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material, as well as of the Indenture and the Registration Agreement, can also be obtained from APS or Holding upon request. The principal executive offices of APS and Holding are located at World Houston Plaza, 15710 John F. Kennedy Boulevard, Suite 700, Houston, Texas 77032-2347, and the telephone number is (713) 507-1100.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed with the Commission and are incorporated herein by reference:

        1. Holding's Annual Report on Form 10-K for the fiscal year ended January 27, 1996, as filed with the Commission on April 24, 1996.

        2. The Current Report of Holding on Form 8-K, as filed with the Commission on February 12, 1996, as amended by Form 8-K/A as filed with the Commission on March 29, 1996 (the "Form 8-K").


        3. Holding's Quarterly Report on Form 10-Q for the fiscal quarter ended April 25, 1996, as filed with the Commission on June 10, 1996.


    All documents or reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

    This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from APS or Holding, 15710 John F. Kennedy Boulevard, Suite 700, Houston, Texas 77032-2347, Attention: Corporate Secretary (telephone: (713) 507-1100). In order to ensure timely delivery of the documents, any request should be made no later than five business days prior to the Expiration Date.

                                  PARTS, INC.
                         INDEX TO FINANCIAL STATEMENTS


Report of Independent Accountants.....................................................        F-2

Balance Sheet at December 31, 1995....................................................        F-3

Statement of Income and Accumulated Deficit for the year ended December 31, 1995......        F-4

Statement of Cash Flows for the year ended December 31, 1995..........................        F-5

Notes to Financial Statements.........................................................        F-6

                       [Letterhead of Coopers & Lybrand]

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
  Parts, Inc.

    We have audited the accompanying balance sheet of Parts, Inc. as of December 31, 1995 and the related statements of income and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

    As discussed in Note 1 to the financial statements, the Parent Company sold its investment in the Company.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Parts, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand L.L.P.

Memphis, Tennessee
March 22, 1996

                                  PARTS, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                     ASSETS


                                                                                                          1995
                                                                                                       -----------
Current assets:
  Cash...............................................................................................  $       234
  Accounts receivable, less allowance for returns and doubtful accounts of $1,070....................       29,835
  Inventories........................................................................................       63,301
  Prepaid expenses and other current assets..........................................................          193
  Deferred income taxes, net of valuation allowance..................................................          303
                                                                                                       -----------
    Total current assets.............................................................................       93,866
                                                                                                       -----------
Property, plant and equipment, at cost:
  Land and land improvements.........................................................................           49
  Buildings and leasehold improvements...............................................................        7,261
  Data processing equipment..........................................................................        1,712
  Warehouse and shop equipment.......................................................................        9,229
  Furniture, fixtures and other equipment............................................................        4,622
                                                                                                       -----------
                                                                                                            22,873
  Less accumulated depreciation......................................................................      (17,988)
                                                                                                       -----------
                                                                                                             4,885
Intangible assets, net of accumulated amortization...................................................          597
Deferred income taxes, net of valuation allowance....................................................        2,069
Other assets.........................................................................................          145
                                                                                                       -----------
                                                                                                       $   101,562
                                                                                                       -----------
                                                                                                       -----------
                                       LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable...................................................................................  $    38,260
  Accrued expenses...................................................................................        8,327
  Current maturities of long-term debt...............................................................           74
  Due to Parent Company..............................................................................       58,199
                                                                                                       -----------
    Total current liabilities........................................................................      104,860
                                                                                                       -----------
Deferred gain on sale/leaseback of property..........................................................          778
Post-retirement benefits other than pension..........................................................          770
Long-term debt, less current maturities..............................................................          230
                                                                                                       -----------
    Total liabilities................................................................................      106,638
                                                                                                       -----------
Commitments and contingencies
Stockholder's equity:
  Capital stock, $1 par value; 750,000 shares authorized, 536,812 shares issued and outstanding......          537
  Additional paid-in capital.........................................................................        1,931
  Accumulated deficit................................................................................       (7,544)
                                                                                                       -----------
                                                                                                            (5,076)
                                                                                                       -----------
                                                                                                       $   101,562
                                                                                                       -----------
                                                                                                       -----------


   The accompanying notes are an integral part of these financial statements.

                                  PARTS, INC.
                  STATEMENT OF INCOME AND ACCUMULATED DEFICIT
                         FOR THE YEAR DECEMBER 31, 1995
                                 (IN THOUSANDS)


                                                                                                1995
                                                                                             -----------
Net sales..................................................................................  $   224,761
Cost of goods sold.........................................................................      147,770
                                                                                             -----------
  Gross profit.............................................................................       76,991
                                                                                             -----------
Operating expenses:
  Selling, general and administrative......................................................       73,146
  Depreciation and amortization............................................................        1,397
                                                                                             -----------
                                                                                                  74,543
                                                                                             -----------
  Operating income.........................................................................        2,448
Interest income............................................................................          619
Other income...............................................................................          525
                                                                                             -----------
  Income before interest expense and income taxes..........................................        3,592
Interest expense...........................................................................        2,668
                                                                                             -----------
  Income before income taxes...............................................................          924
Benefit for income taxes...................................................................        1,228
                                                                                             -----------
  Net income...............................................................................        2,152
Accumulated deficit beginning of year......................................................       (9,696)
                                                                                             -----------
Accumulated deficit, end of year...........................................................  $    (7,544)
                                                                                             -----------
                                                                                             -----------


   The accompanying notes are an integral part of these financial statements.

                                  PARTS, INC.
                            STATEMENT OF CASH FLOWS
                         FOR THE YEAR DECEMBER 31, 1995
                                 (IN THOUSANDS)


                                                                                                 1995
                                                                                               ---------
Cash flows from operating activities:
  Net income.................................................................................  $   2,152
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization............................................................      1,397
    Provision for doubtful accounts..........................................................      1,558
    Deferred income taxes....................................................................     (1,038)
    (Gain) loss on disposal of property, plant and equipment.................................        (30)
    Changes in assets and liabilities, net of effects from acquisitions and dispositions:
      Accounts receivable....................................................................        (94)
      Inventories............................................................................      2,702
      Prepaid expenses and other current assets..............................................        132
      Income tax receivable from parent......................................................
      Accounts payable and accrued expenses..................................................     (5,561)
      Deferred gain on sale/leaseback of property............................................        (90)
      Other assets...........................................................................         15
      Post-retirement benefits other than pension............................................       (768)
                                                                                               ---------
        Net cash provided by operating activities............................................        375
                                                                                               ---------
Cash flows from investing activities:
  Purchase of property, plant and equipment..................................................       (857)
  Proceeds from sale of property, plant and equipment........................................        381
                                                                                               ---------
        Net cash used by investing activities................................................       (476)
                                                                                               ---------
Cash flows from financing activities:
  Principal payments on long-term debt.......................................................        (45)
  Payments to/receipts from Parent Company, net..............................................        184
                                                                                               ---------
        Net cash provided by financing activities............................................        139
                                                                                               ---------
Net increase in cash.........................................................................         38
Cash at beginning of year....................................................................        196
                                                                                               ---------
Cash at end of year..........................................................................  $     234
                                                                                               ---------
                                                                                               ---------
Supplemental disclosures of cash flow information --
 Cash paid during the year for:
  Interest...................................................................................  $   2,668
                                                                                               ---------
                                                                                               ---------
  Income taxes...............................................................................  $      22
                                                                                               ---------
                                                                                               ---------


   The accompanying notes are an integral part of these financial statements.

                                  PARTS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION

    Parts, Inc. (the "Company") is a wholly-owned subsidiary of GKN Parts Industries Corporation (the "Parent Company"), which in turn is a wholly-owned subsidiary of GKN North America, Inc., which in turn is a wholly-owned subsidiary of GKN plc, a publicly traded company headquartered in the United Kingdom. The Company distributes and sells automotive replacement parts in the automotive after-market in the United States.

    Pursuant to a purchase agreement dated December 5, 1995 between the Parent Company and an unrelated third party (the "Purchaser"), the Parent Company sold its investment in the Company to the Purchaser on January 25, 1996, for a purchase price in excess of the net book value of the Company.

INVENTORIES

    Inventories, which consist principally of replacement automobile parts and accessories, are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method. The first-in, first-out (FIFO) cost of LIFO valued inventories exceeds their LIFO basis by $14,403 as of December 31, 1995. During 1995 inventory was reduced resulting in a liquidation of LIFO inventory quantities. The effect of the 1995 liquidation decreased cost of goods sold approximately $267 for the year ended December 31, 1995.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are recorded at cost and are depreciated using the declining balance method for warehouse, shop equipment, furniture and equipment, and the straight-line method for the other categories over the estimated useful lives of the assets.

             CLASSIFICATION                          ESTIMATED USEFUL LIVES
- -----------------------------------------  -------------------------------------------
Buildings................................                   50 years
Data Processing Equipment................                    5 years
Warehouse and Shop Equipment.............                    7 years
Furniture and Equipment..................                   4-7 years
                                                    the lesser of useful life
Leasehold Improvements...................                 or lease term


    Major renewals and betterments are capitalized while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed currently. Gain or loss on retirement or disposal of individual assets is recorded as income or expense.


INTANGIBLE ASSETS

    Intangible assets are recorded at cost, less accumulated amortization, and represents the unamortized excess of cost over the net tangible assets of businesses acquired. Amortization is provided using the straight-line method over various periods not exceeding forty years. Amortization expense of intangibles was $194 for 1995.

INCOME TAXES

    Deferred income tax assets and liabilities are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between

                                  PARTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                 (IN THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

INCOME TAXES, CONTINUED


the financial carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

    Recognition of deferred tax assets is based on management's belief that it is more likely than not that the tax benefit associated with temporary differences will be realized.

    The Company is included in a consolidated federal income tax return with its ultimate U.S. parent company. The tax sharing agreement between the Company and its Parent Company provides for reimbursement when losses of one member reduce the tax liability of another member. Current and deferred taxes are calculated by the Company as if it were a separate taxpayer.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

2.  INCOME TAXES:
    The income tax benefit for the year ended December 31, 1995, is as follows:

                                                                                        1995
                                                                                      ---------
State income tax....................................................................  $     (22)
Current federal income tax benefit..................................................        212
Deferred federal income tax benefit.................................................      1,038
                                                                                      ---------
    Total income tax benefit........................................................  $   1,228
                                                                                      ---------
                                                                                      ---------

    Deferred income taxes resulting from the differences between the treatment for income tax return purposes and financial reporting purposes are as follows:


                                                                                        1995
                                                                                      ---------
Tax expense (greater) than less than book expense:
  Change in inventory reserves and capitalization...................................  $    (163)
  Post retirement benefits other than pensions......................................       (287)
  Change in insurance reserves......................................................         55
  Depreciation......................................................................         82
  Capital/operating leases..........................................................     --
  Net operating losses..............................................................        (63)
  Valuation allowance...............................................................      1,351
  Other miscellaneous...............................................................        (98)
  Deferred gains....................................................................        (31)
  Change in allowance for doubtful accounts.........................................        192
                                                                                      ---------
                                                                                      $   1,038
                                                                                      ---------
                                                                                      ---------


    At December 31, 1995, the Company had federal net operating loss carryforwards of approximately $1,491 expiring in tax year 2003. The Company had state net operating loss carryforwards of approximately $37,283 expiring in tax years 1996 through 2009.

                                  PARTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                 (IN THOUSANDS)

2.  INCOME TAXES: (CONTINUED)
    A reconciliation of the federal statutory and effective income tax rates is as follows:

                                                                                     1995
                                                                                 -------------
Statutory federal income tax rate..............................................        35.00%
  Effect of:
    Nondeductible expenses.....................................................        10.60
    Change in valuation allowance..............................................      (146.21)
    State tax, net of federal benefit..........................................         1.51
    Other (net)................................................................       (33.80)
                                                                                 -------------
      Effective tax rate.......................................................      (132.90)%
                                                                                 -------------
                                                                                 -------------

    The components of the net deferred tax asset recognized in the Company's financial statements are:

                                 1995                                    CURRENT   NONCURRENT
- ----------------------------------------------------------------------  ---------  -----------
Total deferred tax assets.............................................  $   2,723   $   3,404
Valuation allowance...................................................     --          (1,335)
Total deferred tax liabilities........................................     (2,420)     --
                                                                        ---------  -----------
Net deferred tax assets...............................................  $     303   $   2,069
                                                                        ---------  -----------
                                                                        ---------  -----------

    The tax effects of the temporary differences giving rise to the Company's deferred tax assets and liabilities are as follows:

                                     ASSETS

                                                                                                 1995
                                                                                               ---------
Inventory reserves and capitalization........................................................  $   1,788
Post retirement benefits other than pensions.................................................        269
Deferred gains...............................................................................        272
Allowance for doubtful accounts..............................................................        375
Insurance reserves...........................................................................        430
Depreciation.................................................................................        239
Capital/operating leases.....................................................................     --
Net operating losses.........................................................................      2,623
Other miscellaneous..........................................................................        131
Valuation allowance..........................................................................     (1,335)
                                                                                               ---------
  Gross deferred tax assets..................................................................  $   4,792
                                                                                               ---------
                                                                                               ---------

                                              LIABILITIES

LIFO reserves................................................................................  $  (2,420)
                                                                                               ---------
  Gross deferred tax liabilities.............................................................  $  (2,420)
                                                                                               ---------
                                                                                               ---------
Net deferred tax asset.......................................................................  $   2,372
                                                                                               ---------
                                                                                               ---------

                                  PARTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                 (IN THOUSANDS)

3.  POST-RETIREMENT BENEFITS OTHER THAN PENSIONS:
    The Company offers a Medicare supplement plan to substantially all retirees after the age of 65 if they are active full-time employees on the day they retire (and have 10 years of service for employees hired after January 1, 1993) and a post-retirement life insurance plan to all retirees on the Medicare plan after the age of 65.

    The supplement plan covers Medicare co-pays and coinsurance. The post-retirement life plan provides an insurance benefit of $10 ($5 for certain grandfathered retirees). Neither plan covers spouses or dependents. The Company has reserved the right to change the benefits and eligibility rules.

    Summary information on the Company's plans is as follows:

    Financial status of plans:

    Accumulated post-retirement benefit obligation (APBO) as of December 31, 1994:


Retirees...........................................................  $     609
Fully eligible, active plan participants...........................        224
Other active plan participants.....................................        432
                                                                     ---------
                                                                     $   1,265
                                                                     ---------
                                                                     ---------
Accumulated post-retirement benefit obligation in excess of plan
 assets............................................................  $   1,265
Unrecognized net gain from past experience.........................         30
Prior service cost not yet recognized in net periodic
 post-retirement benefit cost......................................        243
                                                                     ---------
                                                                     $   1,538
                                                                     ---------
                                                                     ---------


    The components of net periodic post-retirement benefit cost for the years ended December 31, 1994 are as follows:

Service cost.........................................................  $      63
Interest cost........................................................         95
                                                                       ---------
                                                                       $     158
                                                                       ---------
                                                                       ---------

    At December 5, 1995 the Company decided to terminate the plans. The $770 liability represents the amount incurred as full settlement in lieu of the vested benefits at date of plan termination.

4.  EMPLOYEE BENEFIT PLANS:
    The employees of the Company and its subsidiaries are eligible to participate in a defined contribution retirement savings plan sponsored by the Company. Generally, an employee becomes eligible to participate in and contribute to the plan after one year of service and the attainment of age twenty-one. The Company's contributions to the plan are based on a percentage of the participant's compensation. During 1995, the Company's contribution expense to the plan totaled $828.

5.  LEASES:
    Certain lease buildings, warehouses, stores and equipment are under non-cancelable operating lease agreements which expire at various dates through 2004. The leases generally provide that the company pay the taxes, insurance and maintenance expenses related to the leased assets. In many cases, the leases provide for renewal options of 5 to 10 years.

                                  PARTS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                 (IN THOUSANDS)

5.  LEASES: (CONTINUED)
    Future minimum lease payments for all leases at December 31, 1995 are as follows:

                                                                                     OPERATING
                                                                                     ---------
1996...............................................................................  $   6,689
1997...............................................................................      6,321
1998...............................................................................      5,289
1999...............................................................................      3,604
2000...............................................................................      2,414
Thereafter.........................................................................      2,289
                                                                                     ---------
Total minimum lease payments.......................................................  $  26,606
                                                                                     ---------
                                                                                     ---------

    Rent expense charged to continuing operations in 1995 was $9,142.

6.  RELATED PARTY:
    The Company has an informal loan agreement with its Parent Company, for up to $125 million in advances. The parent company has stated that, so long as the Company remains a wholly owned subsidiary, sufficient funds will continue to be made available to the business such that the obligations of the Company can be met. All amounts due to the Parent Company have been classified as short-term debt at December 31, 1995.

    Interest on the portion of the advance from parent deemed to be interest bearing ($32,266 at December 31, 1995) accrues at a rate equal to the prime commercial rate (8.5% at December 31, 1995) less 2%. Interest expense of $2,562 in 1995 was incurred relating to indebtedness to the Parent Company.

7.  COMMITMENTS AND CONTINGENCIES:
    Legal actions incident to the ordinary course of business are pending against the Company. In the opinion of management, the eventual disposition of these matters will have no material adverse effect on the financial position or results of operations of the Company.

    Certain of the Company's customers finance a portion of their inventories through financial institutions. Under the terms of the arrangements with these financial institutions, the Company may be required, in limited circumstances, to repurchase inventory collateralizing the borrowings.

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------


    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE, OR A SOLICITATION OF AN OFFER TO EXCHANGE, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO EXCHANGE OR A SOLICITATION OF AN OFFER TO EXCHANGE SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                                  ------------


                               TABLE OF CONTENTS



                                                    PAGE
                                                    -----
PROSPECTUS SUMMARY.............................           4
  The Company..................................           4
  The Acquisition..............................           4
  Risk Factors.................................           5
  Summary of Terms of The Exchange Offer.......           5
  Summary of Terms of the New Notes............           8
  Summary Financial Information and Pro Forma
   Information.................................          13
RISK FACTORS...................................          15
THE EXCHANGE OFFER.............................          22
USE OF PROCEEDS................................          30
CAPITALIZATION.................................          31
SELECTED HISTORICAL CONSOLIDATED FINANCIAL
 INFORMATION OF APS HOLDING CORPORATION........          32
PRO FORMA COMBINED CONDENSED STATEMENT OF
 OPERATIONS....................................          34
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS....................................          40
BUSINESS.......................................          40
MANAGEMENT.....................................          41
OWNERSHIP OF CAPITAL STOCK.....................          41
DESCRIPTION OF NEW CREDIT AGREEMENT............          41
DESCRIPTION OF THE NOTES.......................          42
REGISTRATION RIGHTS............................          80
CERTAIN FEDERAL TAX CONSEQUENCES...............          81
CERTAIN RELATIONSHIPS AND RELATED
 TRANSACTIONS..................................          85
PLAN OF DISTRIBUTION...........................          86
LEGAL MATTERS..................................          87
EXPERTS........................................          87
AVAILABLE INFORMATION..........................          88
INCORPORATION OF CERTAIN DOCUMENTS BY
 REFERENCE.....................................          88
PARTS, INC.
 INDEX TO FINANCIAL STATEMENTS.................         F-1



                                     [LOGO]

                                  A.P.S., INC.



                                  $100,000,000



                       11 7/8% SENIOR SUBORDINATED NOTES
                                    DUE 2006


                                 --------------


                                   PROSPECTUS


                                 --------------


                                 JUNE 12, 1996


- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


    Section 145 of the Delaware General Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

    145.   Indemnification  of   Officers,  Directors,   Employees  and  Agents;
Insurance.

    (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnity him against such liability under this section.

    (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


        Article VI of the Holding By-Laws provides in regard to indemnification of directors and officers as follows:


        Section 6.01. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.



        The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


        Section 6.02. SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        Section 6.03. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification of a director or officer of the Corporation under Section
    6.01 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 6.01 hereof. Any indemnification of an employee or agent of the Corporation under Section
    6.01 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 hereof. Any such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

        Section 6.04. ADVANCE PAYMENT OF EXPENSES. Expenses (including attorney' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors may authorize the Corporation's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

        Section 6.05. PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any indemnification of a director or officer of the Corporation under Sections 6.01 and 6.02, or advance of costs, charges and expenses to a director or officer under Section 6.04 of this Article, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section
    6.01 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.



        Section 6.06. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.


        The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 6.07. INSURANCE. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director of officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of directors.

        Section 6.08. SEVERABILITY. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

    Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

        (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

                                      * * * *


        (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this Paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with Section141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.



    Article FIFTH (e) of the Holding's Certificate of Incorporation, as amended, provides in regard to the limitation of liability of directors and officers as follows:



        (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.



    The By-Laws and the certificates of incorporation of APS and of the Restricted Subsidiaries are similar to those of Holding in all material respects.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


                                                                  LOCATION OF EXHIBIT
  EXHIBIT                                                         IN SEQUENTIAL NUMBER
   NUMBER                  DESCRIPTION OF DOCUMENTS                      SYSTEM
- ------------  --------------------------------------------------  --------------------
  2.1         Purchase  Agreement  between  APS  and  GKN Parts,
              dated December 5, 1995 (the "Purchase Agreement").
              (Certain portions of  the Purchase Agreement  have
              been   omitted  and  filed   separately  with  the
              Securities and  Exchange  Commission  pursuant  to
              Rule  24b-2 under  the Securities  Exchange Act of
              1934.) (4)
  3.1         Second Restated  Certificate of  Incorporation  of
              Holding, dated September 20, 1993. (1)
  3.2         Amended  By-Laws  of Holding,  dated  November 22,
              1993. (2)
  4.1.1       Indenture, dated  as of  January 25,  1996,  among
              APS,   as  Issuer,  Holding  and  certain  of  its
              subsidiaries, as Guarantors, and the Trustee. (3)
  4.1.2       Supplemental Indenture, dated as of March 8, 1996,
              between Installers'  Service Warehouse,  Inc.  and
              the Trustee.
  4.2         Registration  Agreement,  dated January  19, 1996,
              among  APS,  Salomon  Brothers  Inc  and  Chemical
              Securities Inc. (3)

                                                                  LOCATION OF EXHIBIT
  EXHIBIT                                                         IN SEQUENTIAL NUMBER
   NUMBER                  DESCRIPTION OF DOCUMENTS                      SYSTEM
- ------------  --------------------------------------------------  --------------------
  4.3         Purchase  Agreement, dated January 19, 1996, among
              APS, Holding,  Salomon Brothers  Inc and  Chemical
              Securities Inc. (3)
  5.1         Opinion  of  Debevoise  &  Plimpton  regarding the
              legality of the Notes being registered.
 12.1         Computation of ratio of earnings to fixed charges.
              (5)
 23.1.1       Consents  of   Independent  Accountants   --   C&L
              (Houston, Texas).
 23.1.2       Consents   of   Independent  Accountants   --  C&L
              (Memphis, Tennessee).
 23.2         Consent  of  Debevoise  &  Plimpton  (included  in
              Exhibit 5.1).
 24.1         Powers   of  Attorney  of   certain  officers  and
              directors of the Company. (6)
 25.1         Statement on Form  T-1 of the  Eligibility of  The
              Bank  of New York, as  Trustee under the Indenture
              relating to the Notes. (6)
 99.1         Form of Letter of Transmittal.
 99.2         Form of Notice of Guaranteed Delivery.
 99.3         Form of  Instruction to  Registered Holder  and/or
              Book-Entry   Transfer  Facility  Participant  from
              Beneficial Owner.


- ------------------------
(1) Incorporated by reference to the Exhibits filed with Holding's Form 10-Q for the fiscal quarter ended October 25, 1993.

(2) Incorporated by reference to the Exhibits filed with Holding's Annual Report on Form 10-K for the fiscal year ended January 29, 1994.


(3) Incorporated by reference to the Exhibits filed with Holding's Current Report on Form 8-K, filed with the Commission on February 12, 1996.



(4) Incorporated by reference to the Exhibits filed with Holding's Current Report on Form 8-K/A, filed with the Commission on March 29, 1996.


(5) Incorporated by reference to Holding's Annual Report on Form 10-K for fiscal year ended January 27, 1996, filed with the Commission on April 24, 1996.


(6) Previously filed.


ITEM 22.  UNDERTAKINGS

    Each of the undersigned Registrants hereby undertakes:

        (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Holding's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

        (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or person controlling the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (3) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date responding to the request.

        (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, APS HOLDING CORPORATION HAS DULY CAUSED THIS AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 12TH DAY OF JUNE, 1996.



                                        By  /s/ MARK S. HOFFMAN
- --------------------------------------------------------------------------------
                                        Name: Mark S. Hoffman
                                        Title: President and Chief Executive
                                        Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                            TITLE                            DATE
- ------------------------------------------------------  --------------------------------------------  -----------------

PRINCIPAL EXECUTIVE OFFICER OF
APS HOLDING CORPORATION:

                 /s/ MARK S. HOFFMAN                    President, Chief Executive Officer and            June 12, 1996
     -------------------------------------------         Director
                   Mark S. Hoffman

PRINCIPAL ACCOUNTING OFFICER

                 /s/ THOMAS MCENTIRE                    Controller                                        June 12, 1996
     -------------------------------------------
                   Thomas McEntire

BOARD OF DIRECTORS OF APS
HOLDING CORPORATION

                          *                             Chairman of the Board and Director                June 12, 1996
     -------------------------------------------
                   Hubbard C. Howe

                          *                             Director                                          June 12, 1996
     -------------------------------------------
                    Theodore Barry

                          *                             Director                                          June 12, 1996
     -------------------------------------------
                  Wiley N. Caldwell

                          *                             Director                                          June 12, 1996
     -------------------------------------------
                 Michael J. Dubilier

                          *                             Director                                          June 12, 1996
     -------------------------------------------
                  Joseph P. Flannery

                          *                             Director                                          June 12, 1996
     -------------------------------------------
                   Donald J. Gogel

                                                        Director                                          June 12, 1996
     -------------------------------------------
                    Jerry K. Myers

                          *                             Director                                          June 12, 1996
     -------------------------------------------
                    H. Jack Meany

            By        /s/ MARK S. HOFFMAN
       ---------------------------------------
                   Attorney-in-Fact

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, A.P.S. INC. HAS DULY CAUSED THIS AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 12TH DAY OF JUNE, 1996.



                                        By  /s/ MARK S. HOFFMAN
- --------------------------------------------------------------------------------
                                        Name: Mark S. Hoffman
                                        Title: President and Chief Executive
                                        Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                            TITLE                            DATE
- ------------------------------------------------------  --------------------------------------------  -----------------

PRINCIPAL EXECUTIVE OFFICER OF
A.P.S., INC.:

                 /s/ MARK S. HOFFMAN                    President, Chief Executive Officer and            June 12, 1996
     -------------------------------------------         Director
                   Mark S. Hoffman

PRINCIPAL ACCOUNTING OFFICER

                 /s/ THOMAS MCENTIRE                    Controller                                        June 12, 1996
     -------------------------------------------
                   Thomas McEntire

BOARD OF DIRECTORS

                          *                             Chairman of the Board and Director                June 12, 1996
     -------------------------------------------
                   Hubbard C. Howe

                          *                             Director                                          June 12, 1996
     -------------------------------------------
                    Theodore Barry

                          *                             Director                                          June 12, 1996
     -------------------------------------------
                  Wiley N. Caldwell

                          *                             Director                                          June 12, 1996
     -------------------------------------------
                 Michael J. Dubilier

                          *                             Director                                          June 12, 1996
     -------------------------------------------
                  Joseph P. Flannery

                          *                             Director                                          June 12, 1996
     -------------------------------------------
                   Donald J. Gogel

                                                        Director                                          June 12, 1996
     -------------------------------------------
                    Jerry K. Myers

                          *                             Director                                          June 12, 1996
     -------------------------------------------
                    H. Jack Meany

            By        /s/ MARK S. HOFFMAN
       ---------------------------------------
                   Attorney-in-Fact

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AMERICAN PARTS SYSTEM, INC. HAS DULY CAUSED THIS AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 12TH DAY OF JUNE, 1996.



                                        By  /s/ MARK S. HOFFMAN
- --------------------------------------------------------------------------------
                                        Name: Mark S. Hoffman
                                        Title: President and Chief Executive
                                        Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                            TITLE                            DATE
- ------------------------------------------------------  --------------------------------------------  -----------------

PRINCIPAL EXECUTIVE OFFICER OF
American Parts System, Inc.

                 /s/ MARK S. HOFFMAN                    President, Chief Executive Officer, Chairman      June 12, 1996
     -------------------------------------------         of the Board and Director
                   Mark S. Hoffman

PRINCIPAL ACCOUNTING OFFICER:

                 /s/ THOMAS MCENTIRE                    Controller                                        June 12, 1996
     -------------------------------------------
                   Thomas McEntire

BOARD OF DIRECTORS

                 /s/ E. EUGENE LAUVER                   Director                                          June 12, 1996
     -------------------------------------------
                   E. Eugene Lauver

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BIG A AUTO PARTS, INC. HAS DULY CAUSED THIS AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 12TH DAY OF JUNE, 1996.



                                        By  /s/ MARK S. HOFFMAN
- --------------------------------------------------------------------------------
                                        Name: Mark S. Hoffman
                                        Title: President and Chief Executive
                                        Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                            TITLE                            DATE
- ------------------------------------------------------  --------------------------------------------  -----------------

PRINCIPAL EXECUTIVE OFFICER OF
Big A Auto Parts, Inc.

                 /s/ MARK S. HOFFMAN                    President, Chief Executive Officer, Chairman      June 12, 1996
     -------------------------------------------         of the Board and Director
                   Mark S. Hoffman

PRINCIPAL ACCOUNTING OFFICER:

                 /s/ THOMAS MCENTIRE                    Controller                                        June 12, 1996
     -------------------------------------------
                   Thomas McEntire

BOARD OF DIRECTORS

                 /s/ E. EUGENE LAUVER                   Director                                          June 12, 1996
     -------------------------------------------
                   E. Eugene Lauver

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AUTOPARTS FINANCE COMPANY, INC. HAS DULY CAUSED THIS AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 12TH DAY OF JUNE, 1996.


                                          By         /s/ MARK S. HOFFMAN

                                             -----------------------------------
                                             Name: Mark S. Hoffman

                                             Title: President and Chief
                                             Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                      TITLE                         DATE
- ------------------------------------------------------  --------------------------------  -----------------------

PRINCIPAL EXECUTIVE OFFICER OF
Autoparts Finance Company, Inc.

                 /s/ MARK S. HOFFMAN                    President, Chief Executive             June 12, 1996
     -------------------------------------------         Officer, Chairman of the Board
                   Mark S. Hoffman                       and Director

PRINCIPAL ACCOUNTING OFFICER:

                 /s/ THOMAS MCENTIRE                    Controller                             June 12, 1996
     -------------------------------------------
                   Thomas McEntire

BOARD OF DIRECTORS

                 /s/ E. EUGENE LAUVER                   Director                               June 12, 1996
     -------------------------------------------
                   E. Eugene Lauver

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, A.P.S. MANAGEMENT SERVICES, INC. HAS DULY CAUSED THIS AMENDMENT NO. 1 TO ITS
REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 12TH DAY OF JUNE, 1996.


                                          By         /s/ MARK S. HOFFMAN

                                             -----------------------------------
                                             Name: Mark S. Hoffman

                                             Title: President and Chief
                                             Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                      TITLE                         DATE
- ------------------------------------------------------  --------------------------------  -----------------------

PRINCIPAL EXECUTIVE OFFICER OF
A.P.S. Management Services, Inc.

                 /s/ MARK S. HOFFMAN                    President, Chief Executive             June 12, 1996
     -------------------------------------------         Officer, Chairman of the Board
                   Mark S. Hoffman                       and Director

PRINCIPAL ACCOUNTING OFFICER:

                 /s/ THOMAS MCENTIRE                    Controller                             June 12, 1996
     -------------------------------------------
                   Thomas McEntire

BOARD OF DIRECTORS

                 /s/ E. EUGENE LAUVER                   Director                               June 12, 1996
     -------------------------------------------
                   E. Eugene Lauver

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PRESATT, INC. HAS DULY CAUSED THIS AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 12TH DAY OF JUNE, 1996.


                                          By         /s/ MARK S. HOFFMAN

                                             -----------------------------------
                                             Name: Mark S. Hoffman

                                             Title: President and Chief
                                             Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                      TITLE                         DATE
- ------------------------------------------------------  --------------------------------  -----------------------

PRINCIPAL EXECUTIVE OFFICER OF
Presatt, Inc.

                 /s/ MARK S. HOFFMAN                    President, Chief Executive             June 12, 1996
     -------------------------------------------         Officer, Chairman of the Board
                   Mark S. Hoffman                       and Director

PRINCIPAL ACCOUNTING OFFICER:

                 /s/ THOMAS MCENTIRE                    Controller                             June 12, 1996
     -------------------------------------------
                   Thomas McEntire

BOARD OF DIRECTORS

                 /s/ E. EUGENE LAUVER                   Director                               June 12, 1996
     -------------------------------------------
                   E. Eugene Lauver

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, APS SUPPLY, INC. HAS DULY CAUSED THIS AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 12TH DAY OF JUNE, 1996.


                                          By         /s/ MARK S. HOFFMAN

                                             -----------------------------------
                                             Name: Mark S. Hoffman

                                             Title: President and Chief
                                             Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                      TITLE                         DATE
- ------------------------------------------------------  --------------------------------  -----------------------

PRINCIPAL EXECUTIVE OFFICER OF
APS Supply, Inc.

                 /s/ MARK S. HOFFMAN                    President, Chief Executive             June 12, 1996
     -------------------------------------------         Officer, Chairman of the Board
                   Mark S. Hoffman                       and Director

PRINCIPAL ACCOUNTING OFFICER:

                 /s/ THOMAS MCENTIRE                    Controller                             June 12, 1996
     -------------------------------------------
                   Thomas McEntire

BOARD OF DIRECTORS

                 /s/ E. EUGENE LAUVER                   Director                               June 12, 1996
     -------------------------------------------
                   E. Eugene Lauver

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PARTS, INC. HAS DULY CAUSED THIS AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 12TH DAY OF JUNE, 1996.


                                          By         /s/ MARK S. HOFFMAN

                                             -----------------------------------
                                             Name: Mark S. Hoffman

                                             Title: President and Chief
                                             Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                      TITLE                         DATE
- ------------------------------------------------------  --------------------------------  -----------------------

PRINCIPAL EXECUTIVE OFFICER OF
Parts, Inc.

                 /s/ MARK S. HOFFMAN                    President, Chief Executive             June 12, 1996
     -------------------------------------------         Officer, Chairman of the Board
                   Mark S. Hoffman                       and Director

PRINCIPAL ACCOUNTING OFFICER:

                 /s/ THOMAS MCENTIRE                    Controller                             June 12, 1996
     -------------------------------------------
                   Thomas McEntire

BOARD OF DIRECTORS

                 /s/ E. EUGENE LAUVER                   Director                               June 12, 1996
     -------------------------------------------
                   E. Eugene Lauver

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, INSTALLERS' SERVICE WAREHOUSE, INC. HAS DULY CAUSED THIS AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 12TH DAY OF JUNE, 1996.


                                          By         /s/ MARK S. HOFFMAN

                                             -----------------------------------
                                             Name: Mark S. Hoffman

                                             Title: President and Chief
                                             Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                      TITLE                         DATE
- ------------------------------------------------------  --------------------------------  -----------------------

PRINCIPAL EXECUTIVE OFFICER OF
Installers' Service Warehouse, Inc.

                 /s/ MARK S. HOFFMAN                    President, Chief Executive             June 12, 1996
     -------------------------------------------         Officer, Chairman of the Board
                   Mark S. Hoffman                       and Director

PRINCIPAL ACCOUNTING OFFICER:

                 /s/ THOMAS MCENTIRE                    Controller                             June 12, 1996
     -------------------------------------------
                   Thomas McEntire

BOARD OF DIRECTORS

                 /s/ E. EUGENE LAUVER                   Director                               June 12, 1996
     -------------------------------------------
                   E. Eugene Lauver

                                 EXHIBIT INDEX


                                                                  LOCATION OF EXHIBIT
  EXHIBIT                                                         IN SEQUENTIAL NUMBER
   NUMBER                  DESCRIPTION OF DOCUMENTS                      SYSTEM
- ------------  --------------------------------------------------  --------------------
  2.1         Purchase  Agreement  between  APS  and  GKN Parts,
              dated December 5, 1995 (the "Purchase Agreement").
              (Certain portions of  the Purchase Agreement  have
              been   omitted  and  filed   separately  with  the
              Securities and  Exchange  Commission  pursuant  to
              Rule  24b-2 under  the Securities  Exchange Act of
              1934.) (4)
  3.1         Second Restated  Certificate of  Incorporation  of
              Holding, dated September 20, 1993. (1)
  3.2         Amended  By-Laws  of Holding,  dated  November 22,
              1993. (2)
  4.1.1       Indenture, dated  as of  January 25,  1996,  among
              APS,   as  Issuer,  Holding  and  certain  of  its
              subsidiaries, as Guarantors, and the Trustee. (3)
  4.1.2       Supplemental Indenture, dated as of March 8, 1996,
              between Installers'  Service Warehouse,  Inc.  and
              the Trustee.
  4.2         Registration  Agreement,  dated January  19, 1996,
              among  APS,  Salomon  Brothers  Inc  and  Chemical
              Securities Inc. (3)

                                                                  LOCATION OF EXHIBIT
  EXHIBIT                                                         IN SEQUENTIAL NUMBER
   NUMBER                  DESCRIPTION OF DOCUMENTS                      SYSTEM
- ------------  --------------------------------------------------  --------------------
  4.3         Purchase  Agreement, dated January 19, 1996, among
              APS, Holding,  Salomon Brothers  Inc and  Chemical
              Securities Inc. (3)
  5.1         Opinion  of  Debevoise  &  Plimpton  regarding the
              legality of the Notes being registered.
 12.1         Computation of ratio of earnings to fixed charges.
              (5)
 23.1.1       Consents  of   Independent  Accountants   --   C&L
              (Houston, Texas).
 23.1.2       Consents   of   Independent  Accountants   --  C&L
              (Memphis, Tennessee).
 23.2         Consent  of  Debevoise  &  Plimpton  (included  in
              Exhibit 5.1).
 24.1         Powers   of  Attorney  of   certain  officers  and
              directors of the Company. (6)
 25.1         Statement on Form  T-1 of the  Eligibility of  The
              Bank  of New York, as  Trustee under the Indenture
              relating to the Notes. (6)
 99.1         Form of Letter of Transmittal.
 99.2         Form of Notice of Guaranteed Delivery.
 99.3         Form of  Instruction to  Registered Holder  and/or
              Book-Entry   Transfer  Facility  Participant  from
              Beneficial Owner.


- ------------------------
(1) Incorporated by reference to the Exhibits filed with Holding's Form 10-Q for the fiscal quarter ended October 25, 1993.

(2) Incorporated by reference to the Exhibits filed with Holding's Annual Report on Form 10-K for the fiscal year ended January 29, 1994.


(3) Incorporated by reference to the Exhibits filed with Holding's Current Report on Form 8-K, filed with the Commission on February 12, 1996.



(4) Incorporated by reference to the Exhibits filed with Holding's Current Report on Form 8-K/A, filed with the Commission on March 29, 1996.


(5) Incorporated by reference to Holding's Annual Report on Form 10-K for fiscal year ended January 27, 1996, filed with the Commission on April 24, 1996.


(6) Previously filed.